Confidential	Execution Copy

CONFIDENTIAL TREATMENT REQUESTED
UNDER 17 C.F.R §§ 200.80(B)4, AND 240.24B-2

Exhibit 10.1

Strategic Collaboration Agreement

Between

Isis Pharmaceuticals, Inc.,

And

AstraZeneca AB

Confidential
TABLE OF CONTENTS

ARTICLE 1. RESEARCH COLLABORATION; RIGHT TO OBTAIN EXCLUSIVE LICENSES		2

1.1.	Research Collaboration Overview.	2
1.2.	Research Programs	3
1.3.	Core Research Term; Disease Research Term	4
1.4.	Collaborative Process to Identify Potentially Eligible Targets – Overview	4
1.5.	Eligible Targets	4
1.6.	Exclusion Criteria	5
1.7.	High Interest Target List; Reserved Target List.	5
1.8.	Activities to Support Target Sanction under the Disease Research Program.	7
1.9.	Targets that are Outside of the Collaboration.	8
1.10.	Process for Designating High Interest Targets as Collaboration Targets	8
1.11.	End of Core Research Term	10
1.12.	End of the Disease Research Term	11
1.13.	Collaboration Program Activities and Term.	11
1.14.	Process for Designating Development Candidates	13
1.15.	Expiration of Collaboration Program Term	16
1.16.	Exclusive Right to Obtain or Maintain Exclusive Licenses to Development Candidates	17

ARTICLE 2. COLLABORATION MANAGEMENT; ADMINISTRATION; COSTS AND EXPENSES AND MANUFACTURING		19

2.1.	Collaboration Management	19
2.2.	Alliance Managers	22
2.3.	Disclosure of Results	22
2.4.	Materials Transfer	23
2.5.	Collaboration Costs	23
2.6.	Collaboration Manufacturing and Supply	24
2.7.	Collaboration Summary Work Plan Reports	24
2.8.	Applicable Laws and Bioethics	25

ARTICLE 3. EXCLUSIVITY COVENANTS		25

3.1.	Exclusivity Covenants.	25
3.2.	Additional Exclusivity Covenants	26
3.3.	Corporate Transactions	26
3.4.	Effect of Exclusivity on Indications	27

ARTICLE 4. LICENSE GRANTS; TECHNOLOGY TRANSFER AND SUPPORT		27

4.1.	Product License Grants to AstraZeneca	27

i

Confidential
4.2.	Assignment of Isis Product-Specific Patents; Grant Back to Isis	31
4.3.	Non-Exclusive Technology License Grant to AstraZeneca	32
4.4.	Cross-Licenses Under Collaboration Intellectual Property	32
4.5.	Subcontracting	32
4.6.	Technology Transfer	33

ARTICLE 5. DEVELOPMENT, MANUFACTURING AND COMMERCIALIZATION		34

5.1.	AstraZeneca Diligence	34
5.2.	Isis Competitive Product	35
5.3.	Regulatory Interactions	35
5.4.	Isis’ Antisense Safety Database	37
5.5.	Manufacturing and Supply	38

ARTICLE 6. FINANCIAL PROVISIONS		39

6.1.	Up-Front Fee	39
6.2.	Product License Fees	39
6.3.	[***] Candidate Drug Designation Milestone	39
6.4.	Milestone Payments for Achievement of Milestone Events by a Product	40
6.5.	Limitations on Milestone Payments; Exceptions; Notice	40
6.6.	[***]	41
6.7.	Royalty Payments to Isis	42
6.8.	Third Party Payment Obligations	44
6.9.	Payments	47
6.10.	Audits	48
6.11.	Taxes	49
6.12.	Interest	49

ARTICLE 7. INTELLECTUAL PROPERTY		51

7.1.	Ownership	51
7.2.	Prosecution and Maintenance of Patents	52
7.3.	Patent Costs	55
7.4.	Defense of Claims Brought by Third Parties	55
7.5.	Enforcement of Patents Against Competitive Infringement	57
7.6.	Other Infringement	59
7.7.	Patent Listing	60
7.8.	Joint Research Agreement under the Leahy-Smith America Invents Act	61
7.9.	Obligations to Third Parties	61
7.10.	Additional Rights and Exceptions	61
7.11.	Patent Term Extension	61

ARTICLE 8. REPRESENTATIONS AND WARRANTIES		62

8.1.	Representations, Warranties and Covenants of Both Parties	62
8.2.	Representations, Warranties and Covenants of Isis	63

Confidential
8.3.	Update to Warranties	65
8.4.	Additional Covenants of Isis	65
8.5.	DISCLAIMER OF WARRANTY	66

ARTICLE 9. INDEMNIFICATION; INSURANCE		66

9.1.	Indemnification by AstraZeneca	66
9.2.	Indemnification by Isis	67
9.3.	Notice of Claim	67
9.4.	Defense, Settlement, Cooperation and Expenses	67
9.5.	Insurance	69
9.6.	LIMITATION OF CONSEQUENTIAL DAMAGES	70
9.7.	Anti-Bribery and Corruption Compliance	70

ARTICLE 10. TERM; TERMINATION		72

10.1.	Agreement Term; Expiration	72
10.2.	Termination of the Agreement	72
10.3.	Consequences of Expiration or Termination of this Agreement	77

ARTICLE 11. CONFIDENTIALITY		83

11.1.	Confidentiality; Exceptions	83
11.2.	Prior Confidentiality Agreement	83
11.3.	Authorized Disclosure	83
11.4.	Licensed Know-How	84
11.5.	Press Release; Publications; Disclosure of Agreement	84

ARTICLE 12. MISCELLANEOUS		87

12.1.	Dispute Resolution	87
12.2.	Governing Law; Jurisdiction; Equitable Relief; Losses; Remedies	89
12.3.	Assignment and Successors	90
12.4.	Change of Control Event Involving AstraZeneca	91
12.5.	Antitrust Filing	92
12.6.	Force Majeure	93
12.7.	Notices	94
12.8.	Export Clause	94
12.9.	Waiver	95
12.10.	Severability	95
12.11.	Entire Agreement; Modifications	95
12.12.	Relationship of the Parties	95
12.13.	Interpretation	95
12.14.	Books and Records	96
12.15.	Further Actions	96
12.16.	Construction of Agreement	96
12.17.	Supremacy	96

Confidential

Confidential
STRATEGIC COLLABORATION AGREEMENT

This STRATEGIC COLLABORATION AGREEMENT (the “Agreement”) is entered into as of the 31st day of July, 2015 (the “Execution Date”) by and between Isis Pharmaceuticals, Inc., a Delaware corporation, having its principal place of business at 2855 Gazelle Court, Carlsbad, CA 92010 (“Isis”), and AstraZeneca AB, a company incorporated in Sweden under no. 556011-7482 with its registered office at SE-151 85 Södertälje, Sweden (“AstraZeneca”). AstraZeneca and Isis each may be referred to herein individually as a “Party” or collectively as the “Parties.” Capitalized terms used in this Agreement, whether used in the singular or the plural, have the meaning set forth in Appendix 1. All attached appendices, exhibits and schedules are a part of this Agreement.

RECITALS

WHEREAS, Isis possesses certain Patent Rights, Know-How, technology and expertise with respect to antisense therapeutics, and has novel and valuable capabilities for the research, discovery, identification, synthesis and development of antisense therapeutics;

WHEREAS, AstraZeneca has expertise in developing and commercializing human therapeutics, and is interested in entering into a strategic relationship with Isis to explore potential targets for the treatment of Metabolic Disorders ([***]), Cardiovascular Diseases, Kidney Diseases [***] (collectively, the “Primary Diseases”) and to create antisense drugs to such targets;

WHEREAS, AstraZeneca and Isis desire to enter into a new strategic collaboration in the Primary Diseases to include (i) a core technology research program focused on growing the Parties’ collective knowledge on ASO interactions in tissues and cell types relevant to Primary Diseases, (ii) a disease research program focused on the identification, validation, and applications of novel targets to treat the Primary Diseases, and (iii) a drug discovery program focused on [***] and up to [***] additional Collaboration Targets that have met certain Target Sanction success criteria;

WHEREAS, with regard to the targets selected as Collaboration Targets for development using an ASO, AstraZeneca desires Isis to (i) identify a Lead Candidate for the JSC to consider designating as a Development Candidate (and for AstraZeneca to consider designating as a Candidate Drug) for each of the Collaboration Targets, and (ii) with respect to Collaboration Targets that are not [***], provide AstraZeneca an exclusive right to obtain an exclusive license under this Agreement to Research, Develop, Manufacture and Commercialize Products in the Field;

WHEREAS, Isis desires to grant to AstraZeneca and AstraZeneca desires to accept from Isis as of the Effective Date an exclusive license to Research, Develop, Manufacture and Commercialize [***] Products;

WHEREAS, Isis also desires to grant to AstraZeneca and AstraZeneca desires to accept from Isis a non-exclusive license under program technology made by Isis under this Agreement and any of Isis’ background technology necessary to practice such program technology for AstraZeneca to use in certain fields; and

Confidential
WHEREAS, Isis and AstraZeneca have other on-going agreements, including the Collaboration, License and Development Agreement effective as of 7 December 2012 (as amended) and the Research Collaboration and License Agreement effective as of 15 October 2014. The strategic collaboration set forth in this Agreement is independent from such other agreements.

NOW, THEREFORE, in consideration of the respective covenants, representations, warranties and agreements set forth herein, the Parties hereto agree as follows:

ARTICLE 1.
RESEARCH COLLABORATION; RIGHT TO OBTAIN EXCLUSIVE LICENSES

1.1.	Research Collaboration Overview.

1.1.1.	The intent of the Research Collaboration is for the Parties to conduct (1) a core technology research program focused on growing the Parties’ collective knowledge on systemic delivery of ASO interactions in tissues and cell types relevant to Primary Diseases, (2) a disease research program focused on the identification, validation, and applications of certain novel Targets to treat the Primary Diseases, and (3) a drug discovery program focused on Targets that meet certain Target Sanction success criteria in the disease research program.

1.1.2.	At the beginning and throughout the term of the disease research program, the Parties (including through the JSC) will collaboratively discuss and identify Targets that the Parties are potentially interested in pursuing in the disease research program to treat the Primary Diseases. When Targets of interest are identified, the JSC will determine which Targets are eligible for inclusion in the disease research program. AstraZeneca may either add such Eligible Targets directly to the High Interest Target List to commence the work necessary to validate such Targets, or hold a limited number of such Eligible Targets in reserve for a period of time (before deciding whether to add such Targets to the High Interest Target List).

1.1.3.	Isis, and in some cases together with AstraZeneca, will perform Target validation activities under the disease research program on Eligible Targets that the JSC (or AstraZeneca) has added to the list of High Interest Targets. Once a High Interest Target reaches Target Sanction, the JSC may select such Target to be the subject of a Collaboration Program under this Agreement.

1.1.4.	For each Collaboration Program, Isis will use Commercially Reasonable Efforts to conduct drug discovery activities and generate [***] Lead Candidate for the JSC to consider designating as a Development Candidate.

Confidential
1.1.5.	For each Collaboration Program that is not the [***] Program, on a Collaboration Target-by-Collaboration Target basis, after the JSC or AstraZeneca determines that a Lead Compound has met the success criteria and such Lead Compound is designated a Development Candidate, AstraZeneca will have the right to obtain an exclusive license to further Research, Develop, Manufacture and ultimately Commercialize such Development Candidate (and any other Compounds designed to bind to such Collaboration Target).

1.1.6.	[***] is a Collaboration Target (and will be deemed to have been so designated by the JSC on the Effective Date) and the drug discovery program for [***] will be the first Collaboration Program under this Agreement. AstraZeneca has an exclusive license from Isis to further Research, Develop, Manufacture and ultimately Commercialize [***] Compounds.

1.1.7.	The purpose of this Section 1.1 is to provide a high-level overview of the roles, responsibilities, rights and obligations of each Party under this Agreement with respect to the Research Collaboration, and therefore this Section 1.1 is qualified in its entirety by the more detailed provisions of this Agreement set forth below.

1.2.	Research Programs. Subject to and in accordance with the terms of this Agreement, Isis and AstraZeneca will conduct two research programs, each under a separate mutually agreed plan. The data generated from these two research programs will inform the Drug Discovery Programs.

1.2.1.	Core Research Program. The core research program will cover research focused on growing the Parties’ collective knowledge of systemic delivery of ASO interactions in tissues and cell types relevant to Primary Diseases (such program, the “Core Research Program” and the plan for such program, the “Core Research Plan”). The Parties will base the Core Research Plan on the preliminary plan attached at Schedule 1.2.1.

1.2.2.	Disease Research Program. The disease research program will focus on the identification and validation of High Interest Targets that may be designated as Collaboration Targets (such program, the “Disease Research Program” and the plan for such program, the “Disease Research Plan”). The Disease Research Plan will include at a minimum, the items set forth on Schedule 1.2.2 and on approval by the JSC will be attached to the JSC minutes. AstraZeneca may, [***], supplement Isis’ efforts in the Disease Research Program with AstraZeneca’s own scientists at various points throughout the Disease Research Term.

Confidential
1.2.3.	Updating the Research Plans. The Core Research Plan (based on the preliminary plan attached at Schedule 1.2.1) and the Disease Research Plan will be mutually agreed to by the JSC within [***] after the Effective Date and on approval by the JSC will be attached to the JSC minutes. Thereafter, the Parties will update such plans, as needed, and the updated plans will be reviewed and approved by the JSC at least [***] before the beginning of each Calendar Year (to facilitate each Party’s budgeting). The first update to the Disease Research Plan will occur after the first High Interest Target is selected. Each update to the Disease Research Plan will include, at a minimum (i) the High Interest Targets to be worked on in the Disease Research Plan in each Calendar Year (or remaining portion thereof) and, if not already commenced, the date on which the JSC anticipates that work on each High Interest Target will commence; and (ii) the activities to support Target Sanction for any High Interest Target included in the Disease Research Plan (including any work on High Interest Targets that is ongoing).

1.2.4.	Feasibility. Neither Party will be required to complete any activities under the Core Research Plan or the Disease Research Plan if such Party in good faith believes that such activities are not technically feasible given the then-current state of the art.

1.3.	Core Research Term; Disease Research Term.

1.3.1.	Core Research Term. The term for the conduct of the Core Research Program will begin on the Effective Date and will end on the [***] anniversary of the Effective Date (the “Core Research Term”).

1.3.2.	Disease Research Term. The term for the conduct of the Disease Research Program will begin on the Effective Date and will end on the [***] anniversary of the Effective Date (the “Disease Research Term”); provided, however, if, by the [***] anniversary of the Effective Date Isis has not completed the activities set forth in the Disease Research Plan to support Target Sanction for [***] High Interest Targets, [***].

1.4.	Collaborative Process to Identify Potentially Eligible Targets – Overview. Throughout the Disease Research Term, including at the first meeting of the JSC, the Parties will collaboratively discuss and identify Targets that the Parties are potentially interested in pursuing in the Disease Research Program to treat the Primary Diseases. For all of the potential Targets identified through this collaborative process, using the steps identified in Sections 1.5 through 1.7 below, the JSC will first determine whether the Targets being considered are eligible for possible inclusion in the Disease Research Plan, and AstraZeneca may designate Eligible Targets that are of interest to AstraZeneca as High Interest Targets for which activities to support Target Sanction will be conducted, or may choose to hold a limited number of such Eligible Targets in reserve (before deciding whether to add such Targets to the High Interest Target List).

1.5.	Eligible Targets. AstraZeneca (through the JSC) may consider for designation as High Interest Targets any Targets that are not excluded by any of the Exclusion Criteria (as set forth in Section 1.6.1) (each, an “Eligible Target”). The various sources for potential Eligible Targets that may be designated as High Interest Targets include [***]. An Eligible Target may have as its primary disease association a disease that is not a Primary Disease but the focus of each Disease Research Plan will be the Primary Diseases. [***]. To that end, at each JSC meeting, Isis will review with AstraZeneca [***]. Isis’ obligations under this paragraph will end on the earlier of (i) [***], and (ii) [***].

Confidential
1.6.	Exclusion Criteria.

1.6.1.	List of Exclusion Criteria to Consider for Proposed Targets. If a Target proposed to be designated as a Reserved Target or High Interest Target meets any of the following criteria listed in items (a) through (g) (such criteria listed in items (a) through (g), the “Exclusion Criteria”), such Target is not an Eligible Target and will not be added to the Reserved Target List or the High Interest Target List:

[***];

provided, that [***].

1.6.2.	Notice of Any Applicable Exclusion Criteria. Isis will (through the JSC) notify AstraZeneca if any of the Exclusion Criteria apply to a Target AstraZeneca requests for consideration as a Reserved Target or High Interest Target ([***]), and shall provide such information as is reasonably necessary to allow the JSC to discuss and verify such conclusion; provided that [***]. Upon requesting that a Target be considered as a Reserved Target or a Target that is not a Reserved Target be considered a High Interest Target, AstraZeneca will also notify Isis in writing if AstraZeneca has an internal program (regardless of therapeutic modality) for such Target (or protein product thereof).

1.7.	High Interest Target List; Reserved Target List. With respect to any Eligible Target, AstraZeneca may either add the Eligible Target directly to the High Interest Target list as described under Section 1.7.1, or hold a limited number of such Eligible Targets in reserve on the Reserved Target List for a period of time as further described in Section 1.7.2 while AstraZeneca considers whether to designate such Eligible Target a High Interest Target.

1.7.1.	High Interest Targets.

(a)	High Interest Target List. Under the Disease Research Plan, the JSC will establish a prioritized list of Eligible Targets to form the basis for the Disease Research Program (each such Target, a “High Interest Target” and such list the “High Interest Target List”). The JSC will regularly discuss the Eligible Targets the JSC believes may be designated as High Interest Targets, and will establish criteria and a process for selection and prioritization of High Interest Targets, which may include [***]. During the Disease Research Term, an Eligible Target may be included on the High Interest Target List at any time and such inclusion is separate from the decision to commence work on such High Interest Target under the Disease Research Plan.

Confidential
(b)	Schedule for Populating the High Interest Target List. Given the time needed to research each High Interest Target, the Parties intend that the JSC will name at least [***] High Interest Targets within the [***] of the Disease Research Term, and at least [***] additional High Interest Targets during each consecutive [***] period thereafter during the Disease Research Term; provided, the number of High Interest Targets cannot exceed [***]. Each Party may propose updates, if any, to the High Interest Target List at each meeting of the JSC.

(c)	Substituting or Removing High Interest Targets. Prior to [***] for a High Interest Target, the JSC may add a new Eligible Target to the High Interest Target List in substitution for such a Target. In addition, if a High Interest Target is invalidated (e.g., published scientific literature demonstrates the invalidity of the High Interest Target) prior to [***] for such Target, as determined by the JSC, then the JSC will replace such invalidated High Interest Target on the High Interest Target List with another Eligible Target selected by the JSC.

1.7.2.	Reserved Targets.

(a)	Reserved Target List. Under the Disease Research Plan, if the JSC (or AstraZeneca) determines that certain Eligible Targets should be held in reserve for consideration as potential High Interest Targets, the JSC will establish and maintain in the JSC minutes such a list of Eligible Targets (the “Reserved Target List,” and each such listed Eligible Target, a “Reserved Target”). AstraZeneca may add Eligible Targets to such list at any time during the Disease Research Term. No Eligible Target can be added to the Reserved Target List if by virtue of such addition the number of Eligible Targets on the Reserved Target List will exceed [***] the number of open High Interest Target slots remaining on the High Interest Target List at any given time. The Reserved Target List will include the date that each such Reserved Target was added to the Reserved Target List and each Reserved Target will be automatically removed from the Reserved Target List (and will no longer be a Reserved Target) [***] after it was put on such list. If, at any time, the number of Targets on the Reserved Target List exceeds the maximum number of allowed Reserved Targets by virtue of a decrease in the number of open slots remaining on the High Interest Target List, no Targets will be required to be removed from the Reserved Target List, except by virtue of the passage of time. AstraZeneca will be precluded from adding any additional Eligible Targets to the Reserved Target List if by virtue of such addition it would increase the size of the Reserved Target List above the maximum permitted number of Reserved Targets.

Confidential
(b)	Re-designation as a Reserved Target. Subject to Section 1.7.2(a) with respect to the maximum number of Reserved Targets, the JSC may add a previously removed Target to the Reserved Target List if such Target is still an Eligible Target, and either (i) the data has changed materially on such Target based on either laboratory work or new information discovered in the literature; or (ii) [***] have passed from the time such Target was removed from the Reserved Target List. On such addition, the Eligible Target shall once again be a Reserved Target until automatically removed from the Reserved Target List in accordance with Section 1.7.2(a).

(c)	Restrictions on Reserved Targets. During the Disease Research Term until [***] High Interest Targets have been selected to be included on the High Interest Target List, Isis will not and will ensure that its Affiliates will not offer a Reserved Target to a Third Party or grant to any such Third Party any rights to such Reserved Target or any ASOs designed to bind to such Reserved Target so long as such Target remains a Reserved Target.

(d)	Dissolution of Reserved Target List. Once substantial activities are initiated under the Disease Research Plan on [***] High Interest Targets, no additional Targets may be added or substituted on the High Interest Target List, and the Reserved Target List will be dissolved. Isis’ obligations and AstraZeneca’s rights under this Agreement with respect to any Eligible Targets that were on the Reserved Target List at such dissolution will terminate.

1.8.	Activities to Support Target Sanction under the Disease Research Program.

(a)	Isis will prepare the Disease Research Plan and any updates to such plan (which will include Target Sanction criteria for each High Interest Target), and the JSC will agree on the Disease Research Plan. AstraZeneca will provide input on the Disease Research Plan through the JSC. The criteria to be met and the activities to be conducted for any High Interest Target to achieve Target Sanction will include the criteria and activities set forth on Schedule 1.8.

Confidential
(b)	The JSC will determine the number of High Interest Targets for which activities to support Target Sanction will be conducted during each Calendar Year (or portion thereof for the initial and final periods) of the Disease Research Term, which number will be approximately [***] High Interest Targets during the first whole Calendar Year of the Disease Research Term, and [***] High Interest Targets per Calendar Year during the remainder of the Disease Research Term for a total of [***] High Interest Targets; provided, however, that (i) with the JSC’s approval Isis may conduct such activities to support Target Sanction on more High Interest Targets per Calendar Year than was otherwise planned hereunder if Isis identifies that certain High Interest Targets require less work to achieve Target Sanction, and (ii) so long as by the end of the Disease Research Term Isis has conducted activities to support Target Sanction for [***] High Interest Targets, Isis may conduct activities to support Target Sanction on fewer High Interest Targets per Calendar Year than was otherwise planned hereunder if one or more High Interest Targets require an unusually large amount of work ([***]).

(c)	The Disease Research Plan will identify which Party will be responsible for each of the activities related to such Targets. In accordance with the Disease Research Plan, Isis will use Commercially Reasonable Efforts to perform the Isis Conducted Activities designated under such plan in accordance with the timelines specified therein. If the JSC agrees that AstraZeneca will conduct activities under the Disease Research Plan to supplement Isis’ efforts to achieve Target Sanction, then the JSC will update the Disease Research Plan accordingly and AstraZeneca will use Commercially Reasonable Efforts to conduct such AstraZeneca Conducted Activities designated under the Disease Research Plan in accordance with the timelines specified therein. Each Party will be responsible for the cost of the work it conducts under the Disease Research Program. Unless otherwise mutually agreed by the JSC, neither Party will be required to conduct work using [***] that are not similar in cost or technical feasibility to the models such Party uses for its other programs.

1.9.	Targets that are Outside of the Collaboration. During the Disease Research Term, either Party may work outside of the Research Collaboration on any Target (or the protein product thereof) that is not (i) a Reserved Target, (ii) a High Interest Target, or (iii) a Collaboration Target.

1.10.	Process for Designating High Interest Targets as Collaboration Targets.

1.10.1.	Review of Target Sanction Data Package. Upon completion of the activities in the Disease Research Plan to support Target Sanction for a particular High Interest Target, Isis will deliver a Target Sanction Data Package for such High Interest Target to the JSC for review as soon as reasonably practicable for the JSC to determine whether or not such High Interest Target has achieved Target Sanction and thus is eligible to become a Collaboration Target. Each time Isis delivers to the JSC a Target Sanction Data Package for a High Interest Target under this Section 1.10 the Parties will schedule a meeting of the JSC to occur within [***] following delivery of such Target Sanction Data Package. At such meeting (if possible), or within [***] after such meeting, the JSC (or, if the JSC cannot agree, AstraZeneca) will determine and record in the JSC minutes whether such High Interest Target has achieved Target Sanction. If the JSC (or, if the JSC cannot agree, AstraZeneca), determines that such High Interest Target has achieved Target Sanction, and AstraZeneca designates such High Interest Target a Collaboration Target, then Isis will promptly commence a Collaboration Program for such Collaboration Target under Section 1.13 below.

Confidential
1.10.2.	Additional Work to Achieve Target Sanction. If the JSC determines that such High Interest Target has not achieved Target Sanction status, then the JSC will decide whether or not to revise the Target Sanction criteria and/or determine whether additional work will be conducted for such High Interest Target to achieve Target Sanction (and will update the Disease Research Plan accordingly). The allocation of the expense of and budget for any such additional work and the Party best positioned to conduct such work will be discussed and agreed by the JSC, and [***]. The [***] costs of any such additional work incurred by Isis ([***]) will be billed to AstraZeneca ([***]) and will be invoiced to AstraZeneca on a Calendar Quarter basis and paid by AstraZeneca within [***] of AstraZeneca’s receipt of such invoice if and to the extent such invoiced costs are within the budget approved by the JSC for such activities. On conclusion of any additional work Isis shall provide the revised data package to the JSC and Section 1.10.1 shall apply.

1.10.3.	Failure to Achieve Target Sanction. On a High Interest Target-by-High Interest Target basis, if, on first completion of the activities in the Disease Research Plan to support Target Sanction or, if the JSC agrees that further work will be undertaken with respect to such Target, following completion of any agreed additional work, the JSC (or, if the JSC cannot agree, AstraZeneca) determines that a High Interest Target has not achieved Target Sanction, then on the date of such determination (the “Target Failure Date”):

(a)	such High Interest Target will not be designated a Collaboration Target and will no longer be a High Interest Target under this Agreement, but will still count against the maximum limit of [***] High Interest Targets under this Agreement;

(b)	if and when AstraZeneca timely delivers a Release Notice to Isis, AstraZeneca will be free to Exploit ASOs designed to bind to such former High Interest Target. If AstraZeneca does not timely deliver a Release Notice to Isis, then for a period of [***] from the Target Failure Date, AstraZeneca and its Affiliates will not Exploit ASOs designed to bind to such former High Interest Target other than as research tools in connection with its internal programs; and

Confidential
(c)	Isis will be free to Exploit ASOs designed to bind to such former High Interest Target, provided, however, that if AstraZeneca does not timely deliver a Release Notice to Isis, for a period of [***] after the Target Failure Date, (x) any work Isis conducts on such former High Interest Target will be undertaken by Isis for itself and not in collaboration with any Third Party partner (other than Isis’ subcontractors acting for or on behalf of Isis or Isis’ academic collaborators), and (y) if such former High Interest Target achieves Target Sanction (which shall be deemed to have occurred if [***] with respect to such former High Interest Target) within such [***] period, then Isis will provide written notice to AstraZeneca when it [***]. If, within [***] following receipt of such notice, AstraZeneca delivers written notice to Isis that AstraZeneca desires such former High Interest Target to be restored to this Agreement and designated as a Collaboration Target and agrees to reimburse Isis within [***] for [***] ([***]) incurred by Isis to achieve Target Sanction for such Target after the Target Failure Date through the date Isis delivers such notice that Isis initiated drug discovery activities, then such Target will be a Collaboration Target hereunder and Isis will promptly commence drug discovery work on such Collaboration Target under Section 1.13 below.

(d)	without limiting Section 4.4.2, Isis will have exclusive rights (and AstraZeneca will, and hereby does grant Isis an exclusive license) to all data, results and information generated with respect to such former High Interest Target to research, develop, manufacture and commercialize ASOs to such High Interest Target and AstraZeneca will promptly transfer to Isis copies of all such data, results and information in AstraZeneca’s possession generated under the Disease Research Program.

1.10.4.	JSC Timing. The process set forth in this Section 1.10 for the JSC (or, if the JSC cannot agree, AstraZeneca) to make a determination regarding whether a High Interest Target has achieved Target Sanction status, whether such High Interest Target is designated a Collaboration Target, whether the Target Sanction criteria will be revised, and/or whether additional work will be conducted for such High Interest Target to achieve Target Sanction, will in no event exceed [***] after the date the JSC first meets to discuss the Target Sanction Data Package or, if the JSC agrees that additional work should be undertaken, the revised Target Sanction Data Package.

1.11.	End of Core Research Term. At the end of the Core Research Term, (i) neither Isis nor AstraZeneca will have an obligation to perform any activities under the Core Research Program; and (ii) each Party will promptly transfer to the other (to the extent not previously provided) copies of all data, results and information that it has generated under the Core Research Program and each Party shall be entitled to non-exclusively use and disclose such data, results and information in accordance with Section 4.4.

Confidential
1.12.	End of the Disease Research Term. At the end of the Disease Research Term, (i) neither Isis nor AstraZeneca will have an obligation to perform any activities under the Disease Research Program; (ii) the High Interest Target List will be dissolved, (iii) Isis will deliver to AstraZeneca a Target Sanction Data Package (completed to the extent possible with the [***] generated prior to expiration of the Disease Research Term) for any High Interest Target that has not yet achieved Target Sanction and the JSC will consider whether any such High Interest Target has achieved Target Sanction, and AstraZeneca may designate such High Interest Target as a Collaboration Target by delivering a written notice to Isis of such designation within [***] after AstraZeneca’s receipt of such Target Sanction Data Package, and (iv) the JSC will be deemed to have determined that any High Interest Targets that have not been designated as Collaboration Targets by such expiry (or by the end of such [***] period), have not achieved Target Sanction and Section 1.10.3 shall apply to each such Target. For clarity, the expiration of the Disease Research Term will not affect AstraZeneca’s rights or Isis’ obligations with respect to Collaboration Programs under this Agreement, including, in the case of Collaboration Programs, Isis’ obligation under Section 1.13.1 to use Commercially Reasonable Efforts to identify a Lead Candidate for each applicable Collaboration Program that satisfies the Development Candidate Success Criteria.

1.13.	Collaboration Program Activities and Term.

1.13.1.	Drug Discovery Plans.

(a)	An initial draft Drug Discovery Plan for [***] is attached to this Agreement at Schedule 1.13.1(a). For each additional Collaboration Program, within [***] after the designation of the applicable Collaboration Target, Isis will provide the JSC an initial draft drug discovery plan for the applicable Collaboration Target. Each such draft plan will detail the drug discovery activities to identify a Development Candidate under the applicable Collaboration Program and on approval by the JSC will be attached to the JSC minutes (each such plan, a “Drug Discovery Plan”). Each Drug Discovery Plan will include the success criteria and the activities that will be performed to achieve Development Candidate designation as set forth in Schedule 1.13.1(b), and will be consistent with the scope and timeframe Isis uses for other similar Isis programs.

(b)	AstraZeneca will provide input on each Drug Discovery Plan including any additional success criteria for the Development Candidate that AstraZeneca would like to propose for the JSC’s consideration; provided that, in any event, each Drug Discovery Plan will include project transition criteria consistent with the internal Isis criteria and, to the extent applicable to ASOs and consistent with the scope of Isis’ standard drug discovery activities, Isis will endeavor to conduct the Isis Conducted Activities under each Drug Discovery Plan consistent with the AstraZeneca 5R Framework as notified to Isis from time to time (such framework to be consistent with the framework AstraZeneca uses for other drugs in the applicable AstraZeneca franchise). The current version of the AstraZeneca 5R Framework is attached as Exhibit 1. The JSC will review such plan and agree on a final Drug Discovery Plan for each Collaboration Program.

Confidential
(c)	The JSC will review, update and approve the [***] Drug Discovery Plan and Isis will initiate the [***] Drug Discovery Plan as soon as practicable but not later than [***] following the Effective Date. Isis estimates the Isis Conducted Activities under the [***] Drug Discovery Plan will be completed within [***] after such activities are initiated.

(d)	Isis will use Commercially Reasonable Efforts to carry out its drug discovery activities for each Collaboration Program pursuant to the applicable Drug Discovery Plan in accordance with the timelines specified therein in a manner consistent with its internal practices for other Targets with the goal of identifying a Development Candidate for the applicable Collaboration Program as soon as practicable. Isis will update each Drug Discovery Plan as needed and submit it to the JSC for its review and approval.

(e)	If the JSC agrees that AstraZeneca will conduct any activities under a particular Drug Discovery Plan, then the Parties will update such Drug Discovery Plan accordingly for approval by the JSC and, following such approval, AstraZeneca will use Commercially Reasonable Efforts to conduct such AstraZeneca Conducted Activities designated under such Drug Discovery Plan in accordance with the timelines specified therein [***].

(f)	If the JSC or the Parties cannot mutually agree on a final Drug Discovery Plan for a given Collaboration Program, such matter will be resolved by the Senior Representatives in accordance with Section 12.1.1.

1.13.2.	Third Party Obligations Applicable to the Compounds. While the Parties are reviewing technology options to be used under a Drug Discovery Plan for a potential Development Candidate, the Parties will discuss any existing or potential Third Party Obligations they believe apply or may apply to such technology. Isis will disclose to AstraZeneca any such existing or potential Third Party Obligations known by Isis that apply to technology under consideration by the Parties and Isis will identify which technology is (i) [***] (such [***], the “New Third Party Compound Technology”) and subject to either (A) an Isis In-License Agreement in existence at such time or (B) an agreement that Isis anticipates will be entered into by Isis and such Third Party (and Section 6.9.2 will apply to any such agreement), (ii) subject to a Prior Agreement, or (iii) otherwise subject to an Isis In-License Agreement. Where AstraZeneca agrees to incorporate technology subject to an Isis In-License Agreement into an ASO under the Drug Discovery Plan, AstraZeneca will pay [***]. On such agreement, Isis will update Appendix 3 to include any such in-license agreement.

Confidential
1.13.3.	Collaboration Program Term. The period during which the Parties will conduct the Collaboration Programs under Drug Discovery Plans (such period, the “Collaboration Program Term”) will begin on the Effective Date and will end on the [***] anniversary of the Effective Date; provided that (a) if the Disease Research Term is extended under Section 1.3.2 and there are uncompleted activities to be performed for a Collaboration Program under a Drug Discovery Plan under this Section 1.13, then, in order to provide sufficient time to perform such additional activities with respect to such Collaboration Program(s), the Collaboration Program Term for all uncompleted Collaboration Programs will be extended to end on the [***] anniversary of the Effective Date; and (b) if a Target is restored to the collaboration in accordance with Section 1.10.3, then the provisions in this Agreement that were operative during the Collaboration Program Term will apply solely with respect to such Target for such period as is necessary to enable the activities specified in the Drug Discovery Plan for such Target to be performed.

1.14.	Process for Designating Development Candidates.

1.14.1.	Review of Lead Candidate Data Package. After the activities set forth in the applicable Drug Discovery Plan are completed for a particular Collaboration Program, Isis will deliver to the JSC the applicable Lead Candidate Data Package for review by the JSC as soon as reasonably practicable for the JSC to determine whether or not the Lead Candidate has met the applicable Development Candidate Success Criteria and whether the JSC (or AstraZeneca) wishes to designate a Development Candidate. Each time Isis delivers to the JSC a Lead Candidate Data Package for a Collaboration Program under this Section 1.14 the Parties will schedule a meeting of the JSC to occur within [***] following delivery of such Lead Candidate Data Package. At such meeting (if possible), or within [***] after such meeting, the JSC (or, if the JSC cannot agree, AstraZeneca) will determine and record in the JSC minutes the determination whether such Lead Candidate has met the applicable Development Candidate Success Criteria. If the JSC (or, if the JSC cannot agree, AstraZeneca) determines such Lead Candidate (or any other Compound included in the Lead Candidate Data Package (the “Other Leads,” and together with the Lead Candidate, the “Lead Compounds”)) met such criteria and designates a Lead Compound as a Development Candidate, then AstraZeneca will have the right to undertake the evaluation pursuant to Section 1.16.2 to determine whether AstraZeneca wishes to designate such Development Candidate as a Candidate Drug and (i) obtain an exclusive license from Isis to the Compounds from the applicable Collaboration Program in accordance with Section 1.16 below, or (ii) with respect to [***], maintain the exclusive license to [***] Products in accordance with Section 1.16. If Isis believes that a [***] Compound identified in the Lead Candidate Data Package satisfies the [***] Success Criteria, but the JSC fails to designate such [***] Compound a Development Candidate, the matter shall be resolved in accordance with Section 12.1.1 and if applicable Section 12.1.3.

Confidential
1.14.2.	Additional Work to Achieve Development Candidate Status. If with respect to a Collaboration Program, the JSC determines that none of the Lead Compounds has met all the applicable Development Candidate Success Criteria, then the JSC will decide whether or not to revise such success criteria (and designate a Development Candidate based on such revised criteria) and/or determine whether additional work will be conducted for one or more Lead Compounds to meet the Development Candidate Success Criteria (and will update the Drug Discovery Plan accordingly). The allocation of the expense of and budget for any such additional work and the Party best positioned to conduct such work will be discussed and agreed by the JSC, and [***]. The [***] costs of any such additional work incurred by Isis ([***]) will be billed to AstraZeneca ([***]) and will be invoiced to AstraZeneca on a Calendar Quarter basis and paid by AstraZeneca within [***] of AstraZeneca’s receipt of such invoice. On conclusion of any additional work Isis shall provide the revised data package to the JSC and Section 1.14.1 shall apply.

1.14.3.	Failure to Achieve Development Candidate Status. On a Collaboration Target-by-Collaboration Target basis, if, following completion of the activities set forth in the applicable Drug Discovery Plan, the JSC (or, if the JSC cannot agree, AstraZeneca or with respect to [***], unless otherwise agreed by the Parties, the Expert in accordance with Section 12.1.3) determines that none of the Lead Compounds have met the applicable Development Candidate Success Criteria, and the JSC determines that such success criteria will not be revised and that no additional work will be conducted for such Lead Compounds, then on the date of such determination (the “Candidate Failure Date”):

(a)	None of such Lead Compounds (and all other Compounds included in the applicable Collaboration Program) (each, a “Failed Candidate”) will be designated a Development Candidate and the applicable Collaboration Target will no longer be a Collaboration Target under this Agreement;

(b)	AstraZeneca will not have the right to obtain an exclusive license from Isis to any Failed Candidate in accordance with Section 1.16 below;

(c)	If the Failed Candidates are [***] Compounds, the license granted to AstraZeneca under Section 4.1.1 with respect to [***] will automatically terminate;

(d)	if and when AstraZeneca timely delivers a Release Notice to Isis, AstraZeneca will be free to Exploit ASOs designed to bind to such former Collaboration Target. If AstraZeneca does not timely deliver a Release Notice to Isis, then for a period of [***] (in the case of [***]) and [***] (in the case of any other Failed Candidate), in each case after the Candidate Failure Date (in each case, the “Carryover Period”), AstraZeneca and its Affiliates will not Exploit ASOs designed to bind to such former Collaboration Target other than as research tools in connection with its internal programs;

Confidential
(e)	Isis will be free to Exploit ASOs designed to bind to such former Collaboration Target; provided however, that if AstraZeneca does not timely deliver a Release Notice to Isis then:

(i)	during the Carryover Period (1) any work Isis conducts on a Failed Candidate (or any other ASO designed to bind to the former Collaboration Target) will be undertaken by Isis for itself and not in collaboration with any Third Party (other than Isis’ subcontractors acting for or on behalf of Isis or Isis’ academic collaborators) and, (2) except as permitted by this Section 1.14.3(e), Isis will not offer a Failed Candidate to a Third Party; and

(ii)	if, within the Carryover Period, Isis intends to commence [***] on a Failed Candidate (or a different ASO designed to bind to the applicable former Collaboration Target), Isis shall notify AstraZeneca and will provide AstraZeneca with the Lead Candidate Data Package for such ASO and AstraZeneca will have an exclusive option (the “Carryover Option”) to obtain from Isis the license under Section 4.1.1 with respect to such former Collaboration Target. If, within [***] following receipt of such data package, AstraZeneca delivers written notice to Isis that AstraZeneca desires such Target to be restored to this Agreement, such ASO will be deemed to have been designated a Development Candidate by the JSC and AstraZeneca may exercise its rights under Section 1.16 and if the Development Candidate is a [***] Compound the license granted to AstraZeneca for [***] Products under Section 4.1.1 will be automatically restored and effective. If AstraZeneca elects to make such designation and exercises the applicable Collaboration Program License Right, without limiting AstraZeneca’s obligation to pay Isis the license fee under Section 6.2 or AstraZeneca’s obligation to pay the [***] CD Milestone (as applicable), AstraZeneca will reimburse Isis within [***] of such exercise for [***] ([***]) incurred by Isis with respect to such Development Candidate from the Candidate Failure Date to the date Isis delivered to AstraZeneca the applicable Lead Candidate Data Package under this Section 1.14.3(e)(ii).

Confidential
(f)	Subject to any restoration pursuant to Section 1.14.3(e)(ii) and without limiting Section 4.4.2, Isis will have exclusive rights (and AstraZeneca will, and hereby does grant Isis an exclusive license) to use and practice under the AstraZeneca Collaboration Technology (if any) with respect to such Collaboration Target to Exploit ASOs designed to bind to such former Collaboration Target. For clarity, such grant shall not affect AstraZeneca’s right to use and practice under the AstraZeneca Collaboration Technology to Exploit compounds and products in the AstraZeneca Field targeting such former Collaboration Target or to Exploit Compounds that are designed to bind to any remaining Exclusive Target.

(g)	With regard to the Jointly-Owned Collaboration Technology for such Collaboration Program, AstraZeneca will assign to Isis all of AstraZeneca’s right, title and interest in any Jointly-Owned Product-Specific Patents that do not claim any Compound designed to bind to a remaining Exclusive Target and such other Jointly-Owned Product-Specific Patents as may be agreed by the Parties; and any such transferred Jointly-Owned Product-Specific Patents will be included in the licenses granted by Isis to AstraZeneca under (x) Section 4.4.2 and (y) in so far as they are relevant to a remaining Exclusive Target, Section 4.1.1. On a restoration pursuant to Section 1.14.3(e)(ii), any interest assigned to Isis pursuant to this Section 1.14.3(g), will on AstraZeneca’s request be assigned back to AstraZeneca.

(h)	Each Party will promptly transfer to the other (to the extent not previously provided) copies of all data, results and information relating to such former Collaboration Targets that it has generated under the Drug Discovery Plan and the other Party shall be entitled to non-exclusively use and disclose such data, results and information in accordance with Section 4.4.

1.14.4.	JSC Process. The process set forth in this Section 1.14 for the JSC to determine whether a Lead Compound has met the Development Candidate Success Criteria, whether any Lead Compound will be designated a Development Candidate, whether the applicable success criteria will be revised, and/or whether additional work will be conducted for a Lead Compound to be designated as a Development Candidate, will in no event exceed [***] after the date the JSC first convenes the meeting to discuss the Lead Candidate Data Package (or if applicable, the revised Lead Candidate Data Package).

1.15.	Expiration of Collaboration Program Term.

1.15.1.	Failure to Designate a Development Candidate. On a Collaboration Program-by-Collaboration Program basis, if, despite the Parties’ Commercially Reasonable Efforts, by the expiration of the Collaboration Program Term, Isis has not delivered a Lead Candidate Data Package for a particular Collaboration Target or the JSC or AstraZeneca has not designated a Development Candidate for a particular Collaboration Target, then:

Confidential
(a)	the Parties will no longer have an obligation to perform any activities under this ARTICLE 1 with respect to such Collaboration Program;

(b)	Isis will deliver a Lead Candidate Data Package (completed to the extent possible with the data, results and information generated prior to expiration of the Collaboration Program Term) and the JSC will consider whether any Lead Compound from such Collaboration Program has met the applicable Development Candidate Success Criteria, and whether or not such criteria are met AstraZeneca may designate such a Compound a Development Candidate by delivering a written notice to Isis of such designation within [***] after AstraZeneca’s receipt of such Lead Candidate Data Package;

(c)	unless AstraZeneca designates a Development Candidate for a particular Collaboration Program pursuant to Section 1.15.1(b), all Compounds from such Collaboration Program will be deemed to be Failed Candidates and Section 1.14.3 will apply.

1.15.2.	Status of other Collaboration Programs. For clarity, the expiration of the Collaboration Program Term will not affect the Parties’ respective rights and obligations with respect to any Collaboration Program that, at the end of the Collaboration Program Term (a) is a Licensed Program; or (b) is being evaluated by AstraZeneca pursuant to Section 1.16 until the expiry of the applicable Collaboration Program License Right Deadline.

1.16.	Exclusive Right to Obtain or Maintain Exclusive Licenses to Development Candidates.

1.16.1.	Collaboration Program License Rights. On a Collaboration Target-by-Collaboration Target basis, AstraZeneca has the exclusive right which it may exercise at any time on or before 5:00 p.m. (Pacific time) on the [***] (each, a “Collaboration Program License Right Deadline” and such period the “Evaluation Period”) following the date [***] (each, a “Collaboration Program License Right”) to (i) with respect to a Collaboration Target that is not [***], obtain from Isis the license set forth in Section 4.1.1 below, or (ii) with respect to [***], maintain the exclusive license set forth in Section 4.1.1.

Confidential
1.16.2.	AstraZeneca Evaluation. During and prior to the Evaluation Period, AstraZeneca may conduct other activities at its expense to supplement the information it uses to determine if it wishes to designate the Development Candidate as a Candidate Drug (in accordance with AstraZeneca’s internal procedures) and exercise its Collaboration Program License Right. After designation of a Development Candidate, Isis will provide AstraZeneca as promptly as practicable with [***] of non-GMP research grade API of such Development Candidate (or applicable rodent ASO Isis designed under the applicable Drug Discovery Plan), [***]; provided, that, if Isis cannot provide such research grade API to AstraZeneca within [***] after designation of such Development Candidate, the applicable Collaboration Program License Right Deadline and Evaluation Period will be extended for an amount of time equal to the number of days thereafter that it takes Isis to deliver such research grade API to AstraZeneca. If requested by AstraZeneca during the Evaluation Period, and in Isis’ possession, Isis will supply further quantities of non-GMP research grade API at [***]. AstraZeneca will notify Isis whether AstraZeneca is exercising its Collaboration Program License Right to license the applicable Collaboration Target or maintain its license to [***] (and in each case all Products included in the applicable Collaboration Program) by notifying Isis in writing on or before the applicable Collaboration Program License Right Deadline. During such Evaluation Period, AstraZeneca will keep Isis apprised of AstraZeneca’s progress in making a decision regarding such exercise to enable Isis to plan as early as possible for manufacturing of API under Section 5.5 for the relevant Development Candidate for [***]. For each Collaboration Program being evaluated, during such Evaluation Period Isis will provide such information as AstraZeneca may reasonably request in connection with such evaluation [***].

1.16.3.	Exercise. If AstraZeneca notifies Isis in writing by the Collaboration Program License Right Deadline that AstraZeneca is exercising the Collaboration Program License Right (on a Collaboration Program-by-Collaboration Program basis, the date of such notice, the “Collaboration Program Exercise Date”), AstraZeneca will pay Isis the license fee set forth in Section 6.2 or the [***] CD Milestone set forth in Section 6.3 (as applicable) within [***] after AstraZeneca’s receipt of an invoice from Isis for such payment, and, (a) if the Collaboration Program is [***], the license in Section 4.1.1 shall continue and (b) in the case of a Collaboration Program that is not the [***] Program, Isis will, and hereby does, grant to AstraZeneca the license set forth in Section 4.1.1 below with respect to such Collaboration Program.

1.16.4.	No Exercise. On a Collaboration Program-by-Collaboration Program basis, if AstraZeneca does not provide timely written notice to Isis under Section 1.16.3, then:

(a)	AstraZeneca’s Collaboration Program License Right will expire and no license fee is payable under Section 6.2, and AstraZeneca will have no further rights to (and Isis will have no further obligations with respect to) such Collaboration Target (including the Development Candidate and all other Compounds included in the applicable Collaboration Program);

(b)	the Target to which such Compounds are directed will cease to be a Collaboration Target;

(c)	if the Collaboration Target is [***], no [***] CD Milestone is payable, and the license granted to AstraZeneca under Section 4.1.1 for [***] Products will automatically terminate;

Confidential
(d)	Isis will have exclusive rights (and AstraZeneca will, and hereby does grant Isis an exclusive license) to the AstraZeneca Collaboration Intellectual Property (if any) generated by AstraZeneca under this Agreement for such Collaboration Target to Exploit ASOs designed to bind to such Collaboration Target. For clarity, such grant will not affect AstraZeneca’s right to use and practice under the AstraZeneca Collaboration Technology to Exploit compounds and products in the AstraZeneca Field targeting such former Collaboration Target or to Exploit Compounds that are designed to bind to any remaining Exclusive Target.

(e)	With regard to the Jointly-Owned Collaboration Technology for such Collaboration Program, AstraZeneca will assign to Isis all of AstraZeneca’s right, title and interest in any Jointly-Owned Product-Specific Patents that do not claim any Compound designed to bind to a remaining Exclusive Target and such other Jointly-Owned Product-Specific Patents as may be agreed by the Parties; and any such transferred Jointly-Owned Product-Specific Patents will be included in the licenses granted by Isis to AstraZeneca under (x) Section 4.4.2 and (y) in so far as they are relevant to a remaining Exclusive Target, Section 4.1.1.

(f)	Each Party will promptly transfer to the other (to the extent not previously provided) copies of all data, results and information relating to such former Collaboration Targets that it has generated under the Drug Discovery Plan and the other Party shall be entitled to non-exclusively use and disclose such data, results and information in accordance with Section 4.4;

(g)	for a period of [***] thereafter, AstraZeneca and its Affiliates will not develop or commercialize an ASO designed to bind to the applicable former Collaboration Target other than as research tools in connection with its internal programs; and

(h)	to the extent not previously provided, AstraZeneca will promptly transfer to Isis copies of all data, results and information generated by AstraZeneca related to the testing and studies with respect to the applicable Collaboration Target undertaken by AstraZeneca during, and prior to, the Evaluation Period.

ARTICLE 2.
COLLABORATION MANAGEMENT; ADMINISTRATION; COSTS AND EXPENSES AND MANUFACTURING

2.1.	Collaboration Management.

Confidential
2.1.1.	JSC. The Parties will establish a joint steering committee (“JSC”) for the Collaboration Programs within [***] of the Effective Date, to finalize and update the Collaboration Plans and oversee the conduct of activities under the respective Collaboration Plans. The JSC will consist of four representatives appointed by Isis and four representatives appointed by AstraZeneca. Each JSC member will be a senior research or development leader or have similar experience and expertise as a senior research or development leader. Each Party will designate one of its four representatives who are empowered by such Party to make decisions related to the performance of such Party’s obligations under this Agreement to act as the co-chair of each JSC. The co-chairs will be responsible for overseeing the activities of its JSC consistent with the responsibilities set forth in Section 2.1.2. Schedule 2.1.1 sets forth certain JSC governance matters agreed to as of the Execution Date. The JSC will determine the JSC operating procedures at its first meeting, including the JSC’s policies for replacement of JSC members, policies for participation by additional representatives or consultants invited to attend JSC meetings, and the location of meetings, which will be codified in the written minutes of the first JSC meeting. Each Party will be responsible for the costs of its own employees or consultants attending JSC meetings.

2.1.2.	Role of the JSC. Without limiting any of the foregoing, the JSC will perform the following functions in accordance with this Agreement, some or all of which may be addressed directly at any given JSC meeting:

(a)	review and agree on the Core Research Plan and any amendments thereto;

(b)	review and agree on the Disease Research Plan and any amendments thereto taking into account the outline in Schedule 1.2.2 and the requirement to achieve the criteria and perform the activities listed in Schedule 1.8;

(c)	[***];

(d)	regularly discuss potential Eligible Targets and the application of the Exclusion Criteria to such Targets and maintain the Reserved Target List in the minutes of the JSC;

(e)	establish criteria and a process for selecting and prioritizing High Interest Targets;

(f)	maintain the list of High Interest Targets in the minutes of the JSC;

(g)	determine the High Interest Targets to be worked on in the Disease Research Plan and when work on a High Interest Target is to commence;

Confidential
(h)	set the Target Sanction criteria for each High Interest Target under the Disease Research Plan; provided that unless otherwise agreed by the JSC, such criteria shall include the criteria listed in Schedule 1.8;

(i)	evaluate each Target Sanction Data Package and make a determination regarding whether a High Interest Target has achieved Target Sanction status, whether a High Interest Target will be designated a Collaboration Target, whether the Target Sanction criteria will be revised, and/or whether additional work will be conducted for such High Interest Target to achieve Target Sanction as further provided in Section 1.10;

(j)	maintain the list of Collaboration Targets that are the subject of the Collaboration Programs;

(k)	agree on the Drug Discovery Plan for each Collaboration Program;

(l)	prepare Work Plan Reports in accordance with Section 2.7;

(m)	evaluate each Lead Candidate Data Package and make a determination regarding whether any Lead Compound has met the Development Candidate Success Criteria, whether a Lead Compound will be designated a Development Candidate, whether such success criteria will be revised, and/or whether additional work will be conducted for such Lead Compound to be designated as a Development Candidate as further provided in Section 1.14;

(n)	review the overall progress of the activities under the applicable Collaboration Plan;

(o)	review, provide advice on, and amend the applicable Collaboration Plan; and

(p)	such other review, approval and advisory responsibilities as may be assigned to the JSC pursuant to this Agreement.

2.1.3.	Collaboration Program Decision Making.

(a)	If the JSC cannot unanimously agree on a matter to be decided by the JSC, then either Party shall have the right to refer such dispute to the Senior Representatives for resolution by good faith negotiations in accordance with Section 12.1.1. The Parties shall not implement the proposed activity or change pending such decision of the Senior Representatives; provided that if the dispute relates to a proposed change to a Collaboration Plan previously agreed by the JSC, Isis may continue the Isis Conducted Activities in accordance with such plan pending resolution of the dispute by the Senior Representatives.

Confidential
(b)	Notwithstanding any provision to the contrary herein, Isis will have no obligation to perform any activity that, after having consulted the JSC, Isis in good faith believes that continuing such activity would (y) [***] or (z) [***].

2.1.4.	Term of the JSC. Isis’ obligation to participate in relation to a Collaboration Plan in the JSC will terminate on the date Isis completes all the Isis Conducted Activities under such Collaboration Plan. Thereafter, Isis will have the right, but not the obligation, to participate in the JSC meetings in relation to such Collaboration Plan upon Isis’ request. After [***], the JSC will cease to be responsible for making decisions with respect to such [***] (and for the avoidance of doubt, without limiting the foregoing, the provisions of Section 2.1.3(a) will cease to apply) and AstraZeneca will have full decision making authority with respect to such [***] subject to AstraZeneca’s continuing obligation to use Commercially Reasonable Efforts under this Agreement. The JSC will become a forum for the Parties to share information regarding the Licensed Program, and the Parties will decide on the number and frequency of meetings required of the JSC in respect of such Licensed Program in its new role.

2.2.	Alliance Managers. Promptly after the Effective Date each Party will appoint a representative to act as its alliance manager (each, an “Alliance Manager”). Each Alliance Manager will be permitted to attend any meetings of the JSC, and to participate in such meetings as a non-voting observer (unless the Party appointing the Alliance Manager also appoints such person to be a member of the JSC). The Alliance Managers will be responsible for supporting the JSC and performing the activities listed in Schedule 2.2. Each Party may replace its Alliance Manager at any time upon written notice to the other Party in accordance with Section 12.7. During the Collaboration Program Term, the Alliance Managers will meet on a monthly basis (or more frequently as they may determine), in person or telephonically, to discuss the progress of the various activities under the Collaboration Plans.

2.3.	Disclosure of Results.

2.3.1.	Results under the Collaboration Plans. Each Party will promptly disclose to the other Party the results of all work performed by the Parties under the Collaboration Plans in a reasonable manner as such results are obtained. Isis and AstraZeneca will provide reports and analyses at each JSC meeting, and more frequently on reasonable request by any member of the JSC, detailing the current status of each Collaboration Plan.

2.3.2.	Reporting by AstraZeneca for Licensed Programs. For each Licensed Program, AstraZeneca will prepare and maintain reasonably complete and accurate records regarding the Development of each Product and will provide to Isis a reasonably detailed summary report of such activities at least [***], or sooner if [***] (i.e., [***]), a material interaction with a Regulatory Authority occurs with respect to a Product, or [***]. AstraZeneca shall prepare such report in accordance with its internal procedures. AstraZeneca’s obligation to provide such information shall cease in accordance with Section 5.2.

Confidential
2.3.3.	Use of Information. The results, reports, analyses and other information regarding the Collaboration Plans disclosed by one Party to the other Party pursuant hereto may be used only in accordance with the rights granted and other terms and conditions under this Agreement.

2.3.4.	Format of Reporting. Any reports required under this Section 2.3 may take the form of and be recorded in minutes of the JSC, which will contain copies of any slides relating to the results as presented to the JSC.

2.4.	Materials Transfer.

2.4.1.	In order to facilitate the activities under the Collaboration Plans, either Party may provide to the other Party certain materials for use by the other Party in furtherance of the Collaboration Plans. All such materials will be used by the receiving Party in accordance with the terms and conditions of this Agreement solely for purposes of exercising its rights and performing its obligations under this Agreement, and the receiving Party will not transfer such materials to any Third Party unless expressly contemplated by this Agreement or upon the written consent of the supplying Party.

2.4.2.	The Parties acknowledge and agree that they will exchange information regarding the materials used or generated in connection with the Research Collaboration and if requested by the other Party, each will use reasonable endeavors (subject to its own requirements and any obligations owed to Third Parties) to provide or assist the other to obtain, in the case of AstraZeneca, materials that are Isis Collaboration Intellectual Property, and in the case of Isis, materials that are AstraZeneca Collaboration Intellectual Property, in each case for use in accordance with Section 4.4.

2.4.3.	Except as expressly set forth herein, THE MATERIALS ARE PROVIDED "AS IS" AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE OR ANY WARRANTY THAT THE USE OF THE MATERIALS WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY. [***]

2.5.	Collaboration Costs.

2.5.1.	Core Research Program Costs and Disease Research Program Costs. During the Core Research Term and the Disease Research Term, subject to Section 1.10, Isis will be responsible for all costs associated with the Isis Conducted Activities designated under the Core Research Plan and the Disease Research Plan, and AstraZeneca will be responsible for all costs associated with any AstraZeneca Conducted Activities designated under the Core Research Plan and the Disease Research Plan.

Confidential
2.5.2.	Collaboration Program Costs.

(a)	Drug Discovery Plan Costs Paid by Isis. Until AstraZeneca exercises the Collaboration Program License Right for a particular Collaboration Program, unless otherwise specified in Section 1.14 and except as otherwise provided under Section 2.5.2(b), Isis will be responsible for all costs associated with the Isis Conducted Activities designated under each Drug Discovery Plan.

(b)	Drug Discovery Plan and Other Costs Paid by AstraZeneca.

(i)	Before Exercising a Collaboration Program License Right. Until AstraZeneca exercises the Collaboration Program License Right for a particular Collaboration Program, unless otherwise specified in Section 1.14, AstraZeneca will be responsible for all costs associated with the AstraZeneca Conducted Activities designated under each Drug Discovery Plan.

(ii)	After Exercising a Collaboration Program License Right. After AstraZeneca exercises the Collaboration Program License Right for a particular Collaboration Program, AstraZeneca will be solely responsible for the costs related to the Research, Development, Manufacture and Commercialization of Products, including all AstraZeneca Conducted Activities.

2.6.	Collaboration Manufacturing and Supply. [***], Isis will supply API sufficient to support the Isis Conducted Activities and the AstraZeneca Conducted Activities designated under a given Collaboration Plan. [***]

2.7.	JSC Collaboration Summary Work Plan Reports. On a Calendar Quarter-by-Calendar Quarter basis, beginning with the [***], within [***] after the end of the most recent Calendar Quarter, the JSC (with the assistance of the Alliance Managers) will deliver a written report to AstraZeneca which identifies, for each Collaboration Target, the [***] (each a “Work Plan Report”) as agreed by the JSC. Where planned activities under the Collaboration Plans for a Collaboration Target have not yet been agreed by the JSC, no data will be provided. The report template is included in Schedule 2.7. The information in the report on [***] will provide the basis for [***]. Such reports will be prepared throughout the Collaboration Program Term until [***]. AstraZeneca will notify the JSC if Work Plan Reports are no longer required during the Collaboration Program Term.

Confidential
2.8.	Applicable Laws and Bioethics. The Research to be conducted by each Party (including by its subcontractors) pursuant to this Agreement will be carried out in good scientific manner, and in compliance with all Applicable Laws. In addition, each Collaboration Program will be carried out in compliance with the AstraZeneca bioethics policy attached at Schedule 2.8, to attempt to achieve efficiently and expeditiously the objectives of the applicable Collaboration Plan. In respect of any Isis Conducted Activities to be initiated under a Collaboration Program after the Effective Date, Isis and AstraZeneca will mutually agree on [***] and, prior to award of the work, will work together to secure compliance with AstraZeneca’s bioethics policy. Where a [***], the Parties will discuss and agree whether such [***]. Insofar as the requirements of complying with such policy will result in additional [***] costs being charged to Isis for work [***] for Isis Conducted Activities, compared to [***], AstraZeneca agrees to be responsible for such additional costs [***]. The Parties will agree when such costs will be invoiced by Isis and AstraZeneca will pay such costs to Isis within 60 days after AstraZeneca’s receipt of an invoice from Isis. The Parties’ discussion and agreement under this Section 2.8 can be through the JSC.

ARTICLE 3.
EXCLUSIVITY COVENANTS

3.1.	Exclusivity Covenants.

3.1.1.	Isis’ and AstraZeneca’s Exclusivity Covenants. On an Exclusive Target-by-Exclusive Target basis, except in the performance of its obligations or exercise of its rights under, in the case of AstraZeneca, Section 4.1, and in the case of Isis, Section 10.3.2(a), or as set forth in Section 3.1.2 or Section 3.1.3, Isis and AstraZeneca will not work independently or for or with any of its Affiliates or any Third Party (including the grant of any license to any Third Party) with respect to:

(a)	High Interest Targets. The discovery, research or development of an ASO that is designed to bind to any of the High Interest Targets, from the date each such Target becomes a High Interest Target under Section 1.7.1 until [***];

(b)	Collaboration Targets During the Collaboration Program License Right Period. The discovery, research or development of an ASO that is designed to bind to any Collaboration Target, from the date each Collaboration Target is or deemed to have been designated by the JSC until [***] (x) [***], (y) [***], or (z) [***]; and

(c)	Collaboration Targets After Exercising the Collaboration Program License Right. The development or commercialization, in the Field, of an ASO that is designed to bind to a Collaboration Target for which AstraZeneca has exercised its Collaboration Program License Right in accordance with this Agreement, (A) with respect to development of an ASO that is designed to bind to such Collaboration Target, until [***] or [***], and (B) on a country–by-country basis with respect to commercialization of an ASO that is designed to bind to such Collaboration Target in the Field, until [***].

Confidential
3.1.2.	Isis Follow-On Products. Notwithstanding the provisions of Section 3.1.1, on an Exclusive Target-by-Exclusive Target basis, if (A) AstraZeneca does not ask Isis to identify a follow-on product for an Exclusive Target [***] for a Product, or (B) Isis identifies a follow-on product for an Exclusive Target at AstraZeneca’s request, but thereafter AstraZeneca does not use Commercially Reasonable Efforts to continue to develop and commercialize such follow-on compound, then Isis (for itself or with or for a Third Party) will be permitted to (i) discover, research and develop an ASO designed to bind to such Exclusive Target that is not the Product being developed by AstraZeneca (an “Isis Follow-On Product”), and (ii) after [***] for a Product, commercialize such Isis Follow-On Product.

3.1.3.	Limitations and Exceptions to Each Party’s Exclusivity Covenants.

(a)	Limitations and Exceptions to Isis’ Exclusivity Covenants. Notwithstanding anything to the contrary in this Agreement, Isis’ practice of the following will not violate Section 3.1.1 or Section 3.1.2:

(i)	Performance of the Isis Conducted Activities;

(ii)	With respect to any Collaboration Target, any activities permitted under the Prior Agreements as such agreements are in effect on the date the Target is put on the High Interest Target List and have been disclosed to AstraZeneca (and not as such Prior Agreements may be amended thereafter); and

(iii)	The granting of, or performance of obligations under, Permitted Licenses.

(b)	Other Limitations and Exceptions to AstraZeneca’s Exclusivity Covenants. Notwithstanding anything to the contrary in this Agreement, AstraZeneca’s performance of the AstraZeneca Conducted Activities will not violate Section 3.1.1 or Section 3.1.2.

3.2.	Additional Exclusivity Covenants. The Parties acknowledge and agree that the exclusivity covenants set forth in Section 3.1 above are in addition to and do not limit AstraZeneca’s covenants set forth in Section 1.10.3, Section 1.14.3 and Section 1.16.4.

3.3.	Corporate Transactions. Notwithstanding anything to the contrary in this Agreement, Isis will not be in breach of Section 3.1.1 or Section 3.1.2 and AstraZeneca will not be in breach of Section 3.1.1 or the covenants set forth in Section 1.10.3, Section 1.14.3 or Section 1.16.4 as a result of activities relating to an ASO designed to bind to an Exclusive Target (each a “Competitive ASO”) or a program relating to Competitive ASOs, in each case resulting from the direct or indirect acquisition by a Third Party of a Party or the direct or indirect acquisition by a Party or one of its Affiliates of a Third Party (including through an acquisition of substantially all of its business), in each case after the Execution Date; so long as:

Confidential
3.3.1.	in the case where a Party is acquired by a Third Party (the “Acquiring Party”) with a Competitive ASO, the activities relating to the discovery, research, development or commercialization of the Competitive ASO by the Acquiring Party [***]; or

3.3.2.	in the case where a Party or its Affiliate acquires a Third Party (the “Acquisition Target”) with a Competitive ASO, [***] the acquiring Party or its Affiliate and the Acquisition Target either (i) [***], (ii) [***], (iii) in the case of AstraZeneca, [***], or (iv) [***].

If the Party so acquired or involved in the acquisition of a Competitive ASO is Isis, Section 5.2 will apply (pending, in the case of Section 3.3.2, such [***].

3.4.	Effect of Exclusivity on Indications. The Compounds are designed to bind to the Exclusive Targets in the Field, which are known to play a role in one or more Primary Diseases. Isis and AstraZeneca are subject to exclusivity obligations under Section 3.1.1 and Section 3.1.2; however, the Parties acknowledge and agree that each Party (on its own or with a Third Party) may continue to discover, research, develop, manufacture and commercialize products that are designed to bind to a Target that is not an Exclusive Target, for any indication, even if such products are designed to treat a Primary Disease.

ARTICLE 4.
LICENSE GRANTS; TECHNOLOGY TRANSFER AND SUPPORT

4.1.	Product License Grants to AstraZeneca.

4.1.1.	Collaboration Target Development and Commercialization Licenses. On a Collaboration Target-by-Collaboration Target basis, subject to the terms and conditions of this Agreement:

(a)	Isis hereby grants AstraZeneca a worldwide, exclusive (including with regard to Isis and its Affiliates), perpetual and irrevocable (except as otherwise expressly provided in this Agreement), royalty-bearing, sublicensable (in accordance with Section 4.1.2 below) license under the Licensed Technology to Research, Develop, Manufacture, have Manufactured (in accordance with Section 4.1.2 below) and Commercialize [***] Products in the Field; and

Confidential
(b)	in the case of a Collaboration Target that is not [***], grants to AstraZeneca effective upon AstraZeneca’s exercise of the Collaboration Program License Right for such Collaboration Target in accordance with Section 1.16, a worldwide, exclusive (including with regard to Isis and its Affiliates), perpetual and irrevocable (except as otherwise expressly provided in this Agreement), royalty-bearing, sublicensable (in accordance with Section 4.1.2 below) license under the Licensed Technology to Research, Develop, Manufacture, have Manufactured (in accordance with Section 4.1.2 below) and Commercialize Products with respect to such Collaboration Target in the Field.

4.1.2.	Sublicense Rights.

(a)	Right to Grant Sublicenses. Subject to the terms and conditions of this Agreement, AstraZeneca will have the right to grant sublicenses through multiple tiers of sublicenses under the licenses granted under Section 4.1.1 above:

(i)	under the Licensed Technology (other than Isis Manufacturing and Analytical Patents and Isis Manufacturing and Analytical Know-How), to an Affiliate of AstraZeneca or a Third Party; and

(ii)	under the Isis Manufacturing and Analytical Patents and Isis Manufacturing and Analytical Know-How solely to (y) an Affiliate of AstraZeneca or (z) a Third Party with a valid license granted by Isis under the Isis Manufacturing and Analytical Patents and Isis Manufacturing and Analytical Know-How to manufacture Products in a manufacturing facility owned or operated by such Third Party (each, a “Licensed CMO”);

provided that each such sublicense is for the continued Development, Manufacture and/or Commercialization of a Product, and is subject to, and consistent with, the terms and conditions of this Agreement. AstraZeneca will use reasonable efforts to ensure that all Persons to which it grants sublicenses comply with such terms and conditions to the extent applicable to such sublicense. For clarity, the restrictions in this Section 4.1.2 shall not apply to the appointment of Third Parties who undertake additional manufacturing activities, including testing, and fill/finish using API supplied by or on behalf of AstraZeneca; provided that such Third Party is undertaking such activities for AstraZeneca, its Affiliates or Sublicensees and no Licensed Know-How is transferred to such Third Party.

Confidential
(b)	Enforcing Sublicense Agreements. If either Party learns of a Sublicensee’s breach of the terms of a sublicense granted by AstraZeneca, such Party will promptly notify the other Party in writing and will provide such other Party with any available evidence of such breach, and the Parties will discuss in good faith any applicable cure. AstraZeneca will have the first right to enforce the terms of the sublicense against such Sublicensee and demand the Sublicensee cure such breach. If, within [***] after the discussion with Isis regarding an applicable cure, AstraZeneca fails to take action as discussed by Isis and AstraZeneca to enforce the sublicense terms of a sublicense granted pursuant to this Section 4.1.2 and effect the applicable cure, which failure, in Isis’ good faith determination as notified to AstraZeneca in writing, might reasonably be expected to cause a [***], AstraZeneca hereby grants Isis the right to enforce such sublicense terms on AstraZeneca’s behalf and will cooperate with Isis (which cooperation will be at AstraZeneca’s sole expense and will include, AstraZeneca joining any action before a court or administrative body filed by Isis against such Sublicensee if and to the extent necessary for Isis to have legal standing before such court or administrative body) in connection with enforcing such terms. AstraZeneca will provide Isis with written notice of any sublicense granted pursuant to this Section 4.1.2 that grants a Third Party rights to Commercialize or manufacture a Product, within [***] after the execution thereof, and if requested by Isis, a true and complete copy of any such sublicense or any sublicense that is the subject of a breach of terms sublicensed under this Agreement within 10 days of Isis’ request, subject to AstraZeneca being entitled to make appropriate redaction for commercially sensitive information provided it is not relevant to enforcement or is not reasonably necessary for Isis to determine AstraZeneca’s compliance with the terms of this Agreement.

(c)	Requests to Grant Sublicenses to CMOs. In addition, if AstraZeneca provides Isis with a written request that Isis grant a license under the Isis Manufacturing and Analytical Patents and Isis Manufacturing and Analytical Know-How to a CMO designated by AstraZeneca that is not a Licensed CMO, solely for such CMO to manufacture Products for AstraZeneca, its Affiliate or Sublicensee in a manufacturing facility owned or operated by such CMO, Isis will offer to grant such a license to such CMO on terms that are substantially similar to the terms Isis has previously agreed to with its Licensed CMOs. On entering into such an agreement with Isis, such CMO shall become a Licensed CMO for the purpose of Section 4.1.2(a)(ii).

(d)	Effect of Termination on Sublicenses. If this Agreement terminates for any reason, any Sublicensee will, from the effective date of such termination, automatically become a direct licensee of Isis with respect to the rights sublicensed to the Sublicensee by AstraZeneca; so long as (i) such Sublicensee is not in breach of its sublicense agreement, (ii) such Sublicensee agrees in writing to comply with all of the terms of this Agreement to the extent applicable to the rights originally sublicensed to it by AstraZeneca, and (iii) such Sublicensee agrees to pay directly to Isis such Sublicensee’s payments under this Agreement to the extent applicable to the rights sublicensed to it by AstraZeneca. AstraZeneca agrees that it will confirm to its knowledge clause (i) of the foregoing in writing at the request and for the benefit of Isis and if requested, the Sublicensee.

Confidential
(e)	Master Services Agreements and Material Transfer Agreements. This Section 4.1.2 is not intended to require AstraZeneca to amend the standard terms and conditions of a master services agreement with a Third Party in place as of the Execution Date to conduct preclinical and/or clinical Research and Development on AstraZeneca’s behalf, or material transfer agreements with academic collaborators or non-profit institutions, entered into after the Execution Date by AstraZeneca in connection with the Licensed Technology. However, new agreements entered into after the Execution Date will be subject to the approval of the JSC for so long as the JSC has decision making authority, such approval not to be unreasonably withheld or delayed; provided that no such approval will be required or given until after the Effective Date.

(f)	Fees Payable by CMOs. Isis hereby agrees that Licensed CMOs or a CMO licensed pursuant to a request by AstraZeneca pursuant to Section 4.1.2(c) shall not be required to pay any license fees or royalties to Isis in connection with the manufacture of Products for AstraZeneca that are licensed to AstraZeneca under Section 4.1.1.

4.1.3.	Consequence of Natural Expiration of this Agreement. On a Product-by-Product basis, if with respect to a particular Product for which AstraZeneca has exercised the applicable Collaboration Program License Right, this Agreement expires (i.e., is not terminated early) in a particular country in accordance with Section 10.1 then, in addition to the terms set forth in Section 10.3.1(c), Section 10.3.1(f), Section 10.3.1(g) and Section 10.3.1(h), the applicable license under Section 4.1.1 to the Licensed Know-How for such Product will automatically convert into a perpetual, non-exclusive, worldwide, royalty-free, fully paid-up, sublicensable license under the Licensed Know-How to Manufacture, Research, Develop and Commercialize the Product that is the subject of such expiration in such country.

4.1.4.	No Implied Licenses. All rights in and to Licensed Technology not expressly licensed to AstraZeneca under this Agreement are hereby retained by Isis or its Affiliates. All rights in and to AstraZeneca Technology not expressly licensed or assigned to Isis under this Agreement, are hereby retained by AstraZeneca or its Affiliates. Except as expressly provided in this Agreement, no Party will be deemed by estoppel or implication to have granted the other Party any license or other right with respect to any intellectual property.

Confidential
4.1.5.	License Conditions; Limitations. Subject to Section 6.8 and Section 6.9, on a Collaboration Target-by-Collaboration Target basis, the licenses granted under Section 4.1.1 and the sublicense rights under Section 4.1.2 are subject to and limited by (i) the Prior Agreements as such agreements are in effect on the date such Collaboration Target was designated as a High Interest Target and placed on the High Interest Target List (or, with respect to [***], the Execution Date) and have been disclosed to AstraZeneca prior to such date (and not as such Prior Agreement may be amended thereafter), (ii) the Isis In-License Agreements as such agreements are in effect on the date identified as Isis In-License Agreements and added to Appendix 3 as provided in Section 6.8.5 (and in the form disclosed to AstraZeneca prior to such date and not as such Isis In-License Agreements may be amended thereafter unless such amendment is made with AstraZeneca’s prior written consent); and (iii) the granting of, or performance of obligations under, Permitted Licenses.

4.1.6.	Trademarks for Products. To the extent that (i) Isis owns any trademark(s) specific to a Product licensed under Section 4.1.1, and (ii) AstraZeneca reasonably believes such trademark(s) are necessary or useful for such Product, then upon AstraZeneca’s request and at AstraZeneca’s sole cost and expense, Isis will assign its rights and title to such trademark(s) to AstraZeneca sufficiently in advance of the First Commercial Sale of a Product. Other than any such trademarks, AstraZeneca is solely responsible for all trademarks, trade dress, logos, slogans, designs, copyrights and domain names used on or in connection with Products licensed under Section 4.1.1.

4.1.7.	[***]

4.2.	Assignment of Isis Product-Specific Patents; Grant Back to Isis.

4.2.1.	On a Collaboration Target-by-Collaboration Target basis, with respect to any Collaboration Target for which AstraZeneca has an exclusive license under Section 4.1.1, at any time after completion of the first Phase 2 Study for the applicable Product, after discussion by the IP Managers, Isis will assign to AstraZeneca (and AstraZeneca will accept from Isis), Isis’ ownership interest in all Isis Product-Specific Patents within the Licensed Patents that are owned by Isis (whether solely owned or jointly owned with one or more Third Parties); provided that, if either Party reasonably determines that such assignment would be likely to adversely affect the applicable Licensed Patent (including diminishing the scope, term, validity or enforceability of such Licensed Patent), then, [***].

4.2.2.	AstraZeneca grants to Isis a worldwide, exclusive, sublicensable license under any Patent Rights assigned to AstraZeneca under Section 4.2.1 (i) for all purposes outside of the Field (except to license or Commercialize a compound claimed by the Product-Specific Patents that specifically claim the Product being Developed and Commercialized by AstraZeneca), and (ii) to research, develop, manufacture, have manufactured, register, market and commercialize Isis Follow-On Products in accordance with Section 3.1.2, in each case to the extent permitted by this Agreement.

Confidential
4.3.	Non-Exclusive Technology License Grant to AstraZeneca. As of the Effective Date, subject to the terms and conditions of this Agreement, Isis hereby grants to AstraZeneca a worldwide, non-exclusive, non-sublicenseable, non-transferrable, royalty-free, fully-paid up, license under the Isis Collaboration Intellectual Property and Isis Background Intellectual Property, for the sole purpose of AstraZeneca (i) performing the AstraZeneca Conducted Activities and effectively participating in the JSC under this Agreement, (ii) to understand and retain some capabilities with regard to Isis’ technology in furtherance of AstraZeneca’s continuation of the Development of Products under this Agreement after expiration of Isis’ input (e.g., post-AstraZeneca exercise of each Collaboration Program License Right) (but expressly excluding the right to Manufacture or Commercialize such Products), (iii) conducting research activities outside the scope of this Agreement that are not human clinical studies or designed to support an IND and do not involve any Compounds being developed or commercialized by Isis, its Affiliates or sublicensees on its or their own behalf, and (iv) solely with respect to Product-Specific Patents within the Isis Technology and Isis Background Technology, conducting research and development activities in the AstraZeneca Field. Except as expressly provided in clauses (i) and (ii) of this Section 4.3, the foregoing license granted to AstraZeneca in this Section 4.3 does not include the right to Develop, Manufacture or Commercialize a Compound.

4.4.	Cross-Licenses Under Collaboration Intellectual Property.

4.4.1.	Enabling Technology Licenses from AstraZeneca to Isis. Subject to the terms and conditions of this Agreement (including Isis’ exclusivity obligations under Section 3.1), AstraZeneca hereby grants Isis a fully-paid, royalty-free (except as otherwise provided under Section 10.3.2(g) and Section 10.3.2(h)), irrevocable, worldwide, non-exclusive, sublicenseable license under any AstraZeneca Collaboration Intellectual Property (including AstraZeneca’s interest in any Jointly-Owned Collaboration Technology) to research, develop, manufacture, have manufactured and commercialize products (other than any ASO designed to bind to an Exclusive Target) in the Isis Field.

4.4.2.	Enabling Technology Licenses from Isis to AstraZeneca. Subject to the terms and conditions of this Agreement, Isis hereby grants AstraZeneca a fully-paid, royalty-free, irrevocable, worldwide, non-exclusive, sublicenseable license under any Isis Collaboration Intellectual Property (including Isis’ interest in any Jointly-Owned Collaboration Technology) to research, develop, manufacture, have manufactured and commercialize products in the AstraZeneca Field.

4.5.	Interaction of Licenses. For the avoidance of doubt, the licenses granted in Section 4.3 and Section 4.4 are not intended to undermine the exclusivity covenants or the exclusive nature of any exclusive licenses granted to a Party under this Agreement, or any of the royalty-bearing licenses granted by one Party to the other Party under Section 4.1.1 or Section 10.3.2(a). As such, a Party cannot attempt to exercise a right granted under Section 4.3 or Section 4.4 to avoid complying with an applicable exclusivity covenant, or paying a milestone payment, royalty or other payment that would be due under this Agreement as a result of exercising rights under the licenses granted under Section 4.1.1 or Section 10.3.2(a).

Confidential
4.6.	Subcontracting. Subject to the terms of this Section 4.6, each Party will have the right to engage Third-Party subcontractors to perform certain of its obligations under this Agreement. Any subcontractor to be engaged by a Party to perform a Party’s obligations set forth in this Agreement will meet the qualifications typically required by such Party for the performance of work similar in scope and complexity to the subcontracted activity and will enter into such Party’s standard nondisclosure agreement consistent with such Party’s standard practices. Any Party engaging a subcontractor hereunder will remain responsible and obligated for such activities and will not grant rights to such subcontractor that interfere with the rights of the other Party under this Agreement.

4.7.	[***] Initial Technology Transfer. To the extent not previously provided, within [***] of the Effective Date, Isis will deliver or otherwise make available (through site visits or access to shared electronic portals) to AstraZeneca the Licensed Know-How relating to the [***] Program as conducted by Isis prior to the Effective Date, for use solely in accordance with the licenses granted under Section 4.1.1(a) and Section 4.3.

4.8.	Technology Transfer. On a Collaboration Target-by-Collaboration Target basis, after the Collaboration Program Exercise Date, Isis will deliver to AstraZeneca the following Licensed Know-How pursuant to a technology transfer plan to be mutually agreed by Isis and AstraZeneca:

4.8.1.	Licensed Know-How - Generally. Copies of Licensed Know-How (other than the Isis Manufacturing and Analytical Know-How) in the Field in Isis’ possession that has not previously been provided hereunder, for use solely in accordance with the licenses granted under Section 4.1.1 and Section 4.3, to AstraZeneca together with all regulatory documentation (including drafts, if any) related to each Product. To assist with the transfer of such Licensed Know-How, Isis will make its personnel reasonably available to AstraZeneca during normal business hours for up to a total (i.e., not on a Collaboration Target-by-Collaboration Target basis) of [***] ([***]) of Isis’ time under this Agreement to transfer such Licensed Know-How under this Section 4.8.1. Thereafter, if requested by AstraZeneca, Isis will provide AstraZeneca with a reasonable level of assistance in connection with such transfer, which AstraZeneca will reimburse Isis for its time incurred in providing such assistance at the FTE Rate, and any of Isis’ reasonable travel expenses for travel requested by AstraZeneca, and any outside consultants’ costs and consultants’ reasonable travel expenses incurred by Isis agreed in advance by AstraZeneca.

Confidential
4.8.2.	Isis Manufacturing and Analytical Know-How. Solely for use by AstraZeneca, its Affiliates or a Third Party acting on AstraZeneca’s behalf to Manufacture API for AstraZeneca, its Affiliates or Sublicensees, in AstraZeneca’s own, or an Affiliate’s, or up to two mutually agreed Licensed CMO’s manufacturing facility, copies of the Isis Manufacturing and Analytical Know-How relating to Products in Isis’ possession that has not previously been provided hereunder, which is necessary for the exercise by AstraZeneca, its Affiliates or a Third Party of the Manufacturing rights granted under Section 4.1.1. Isis will make its personnel reasonably available to AstraZeneca during normal business hours and AstraZeneca will reimburse Isis for its time incurred in performing such technology transfer at the FTE Rate, and any of Isis’ reasonable travel expenses for travel requested by AstraZeneca, and any of its outside consultants’ costs and consultants’ reasonable travel expenses incurred by Isis agreed in advance by AstraZeneca.

ARTICLE 5.
DEVELOPMENT, MANUFACTURING AND COMMERCIALIZATION

5.1.	AstraZeneca Diligence. On a Collaboration Target-by-Collaboration Target basis, commencing on the Collaboration Program Exercise Date, except as expressly provided otherwise in this Agreement, AstraZeneca is solely responsible for the Development, Manufacture and Commercialization of Products with respect to such Collaboration Target, and will be solely responsible for all costs associated therewith. With respect to each Licensed Program, AstraZeneca will use Commercially Reasonable Efforts (i) to Develop a Product and to seek Approval for such Product for use in humans [***], (ii) following Approval, to Commercialize such Product for use in humans [***], (iii) to Develop and Commercialize a Product for use in humans worldwide (outside of [***]) to the extent consistent with the global commercialization strategy and efforts AstraZeneca would use for AstraZeneca’s similar products in the same franchise, and (iv) to Develop and Commercialize each Product substantially in accordance with the applicable IPP.

5.1.1.	Specific Performance Milestone Events. On a Licensed Program-by-Licensed Program basis, within [***] after the Collaboration Program Exercise Date, AstraZeneca will identify and provide to Isis specific performance milestone events (“Specific Performance Milestone Events”) for the first Product from such Licensed Program and the [***] based on the information then available to AstraZeneca and its then-current practices, and in all cases consistent with AstraZeneca’s then current internal specific performance milestone event metrics for the applicable AstraZeneca franchise. AstraZeneca shall consider in good faith and will not unreasonably refuse to incorporate any proposals and comments made by Isis in connection with such Specific Performance Milestone Events and [***] and once the Specific Performance Milestone Events and [***] are set by AstraZeneca for a given Product, such Specific Performance Milestone Events and [***] will be attached hereto and made a part hereof as Schedule 5.1.1. AstraZeneca will use Commercially Reasonable Efforts to achieve the Specific Performance Milestone events. If regulatory or Development issues arise that impede commencement of activities as anticipated, AstraZeneca will notify Isis and if requested by Isis meet to discuss such delays.

Confidential
5.1.2.	Integrated Product Plans. For each Licensed Program, AstraZeneca will prepare a global integrated Product plan or a comparable document consistent with AstraZeneca’s then current internal practices for AstraZeneca’s internal programs outlining key aspects of the Development of the Product being Developed from such Program as well as, as Development proceeds, and such information is available, key aspects of worldwide regulatory strategy, pricing and market access strategy, market launch, and Commercialization (each plan or other such document, an “Integrated Product Plan” or “IPP”). AstraZeneca will prepare each IPP no later than [***] for the relevant Product, and the IPP will contain high level information consistent with AstraZeneca’s development and commercialization plans for its similar products at similar stages of development and commercialization in the same AstraZeneca franchise. Once AstraZeneca has prepared an IPP, AstraZeneca will update it consistent with AstraZeneca’s standard practice (including if the IPP is updated and presented to an AstraZeneca internal committee) but at least Annually and will provide such updates to Isis. AstraZeneca and Isis will meet (through the JSC or as the Parties may otherwise agree) on an Annual basis to discuss the draft of the IPP and AstraZeneca will consider, in good faith, any proposals and comments made by Isis for incorporation in the IPP.

5.1.3.	Investigator’s Brochure. Subject to Section 5.2, AstraZeneca will keep Isis reasonably informed with respect to the status, activities and progress of Development of Products licensed by AstraZeneca hereunder and will provide updated versions of the Investigator’s Brochure when requested by Isis (but no more frequently than Annually) or when Development of the Products results in any substantive change to the safety or risk to the Products.

5.2.	Isis Competitive Product. Notwithstanding Section 2.1, Section 2.3.2, Section 5.1.2, Section 5.1.3, and Section 5.3, on a Product-by-Product basis, if Isis independently or with an Affiliate or Third Party (i) commences a [***] for any product (and has not ceased all development of such product) for the same Indication as AstraZeneca is Developing or Commercializing a Product, or (ii) commercializes any product for the same Indication as AstraZeneca is Developing or Commercializing a Product, then AstraZeneca may at its discretion, following written notice to Isis, cease to provide, or reduce the information, communications, reports or plans provided to Isis pursuant to this Agreement for the affected Product; and unless otherwise agreed by AstraZeneca, Isis will [***], for such affected Product; provided, however, that AstraZeneca will continue to (v) provide Isis the information described under Section 5.4 for the Isis Internal ASO Safety Database, (w) provide Isis the royalty reports to be delivered in accordance with Section 6.9, (x) provide Isis with advance notice under Section 11.5 of any material announcements regarding such Product, (y) deliver to Isis on an Annual basis a high-level summary of the IPP for such Product, and (z) meet with Isis through the JSC (or, if the JSC does not exist, with Isis) in accordance with Section 2.1 for Collaboration Programs that do not involve such Product.

5.3.	Regulatory Interactions.

Confidential
5.3.1.	Participation in Regulatory Meetings. Each Party will provide the other Party with as much advance written notice as practicable of any meetings such Party has or plans to have with a Regulatory Authority regarding pre-approval or Approval matters for a Product (or, in the case of Isis as the invitee, that relate to Isis’ antisense oligonucleotide platform), and, subject to Section 5.2, will allow one representative of the invited Party to participate (as an observer) in any such meeting that is [***] (e.g., meetings regarding [***]). The costs associated with such observer attendance will be met by the invitee Party, except if Isis’ presence has been specifically requested by AstraZeneca, in which case AstraZeneca will reimburse Isis for its time incurred in attending at the FTE Rate. To the extent that AstraZeneca has not fully used the [***] available to it pursuant to Section 4.8.1 or Section 5.3.3, then AstraZeneca will be entitled to allocate such [***] to the activities to be performed by Isis pursuant to this Section 5.3.1.

5.3.2.	Regulatory Communications. Subject to Section 5.2, each Party will provide the other Party with copies of documents and communications submitted to (including such drafts as the providing Party considers reasonably practicable but to include at least one pre-finalization draft thereof) and received from Regulatory Authorities that materially impact the Development or Commercialization of Products for the other Party’s review and comment, and the submitting Party will consider in good faith including any comments provided by the reviewing Party to such documents and communications.

5.3.3.	Assistance with Regulatory Filings. On a Collaboration Target-by-Collaboration Target basis, after the Collaboration Program Exercise Date, upon AstraZeneca’s written request [***], Isis will prepare the reports pertaining to Isis Conducted Activities as required for inclusion in INDs for the Product. AstraZeneca and Isis will co-ordinate to ensure that the content of such reports is suitable for submission to the applicable Regulatory Authorities using AstraZeneca’s then-current template for products in the same franchise; so long as Isis is able to use such template without incurring more than [***]. If use of such template would require Isis to incur such costs (e.g. in connection with the purchase of software), the Parties shall discuss and agree on the appropriate format for such reports. In addition, Isis will assist AstraZeneca in preparing regulatory filings for the Products (including INDs and other regulatory filings) and, except with respect to regulatory filing-related activities outlined in Section 5.3.1 and Section 5.3.2, such additional regulatory filings assistance will be [***]. Thereafter, upon AstraZeneca’s written request, Isis will provide such additional assistance in preparing such regulatory filings for the Products at the FTE Rate, and any of Isis’ reasonable travel expenses for travel requested by AstraZeneca, and any of its outside consultants’ costs and consultants’ reasonable travel expenses incurred by Isis agreed in advance by AstraZeneca. An estimate of such costs and expenses will be provided to AstraZeneca before initiation of agreed work.

Confidential
5.3.4.	Class Generic Claims. To the extent AstraZeneca intends to make any claims in a Product label or regulatory filing that are class generic to ASOs or any of Isis’ technology incorporated into a Product, AstraZeneca will provide such claims and regulatory filings to Isis in advance and will consider in good faith any proposals and comments made by Isis.

5.3.5.	Applicable Laws. Each of Isis and AstraZeneca will perform its activities pursuant to this Agreement in compliance with good laboratory and clinical practices and cGMP, in each case as applicable under the laws and regulations of the country and the state and local government wherein such activities are conducted.

5.4.	Isis’ Antisense Safety Database.

5.4.1.	Isis maintains an internal database that includes information regarding the tolerability of its drug compounds, individually and as a class, including information discovered during pre-clinical and clinical development (the “Isis Internal ASO Safety Database”), provided that AstraZeneca’s obligations pursuant to this Section 5.4.1 are subject to Applicable Laws and in particular AstraZeneca will not be required to disclose any information in contravention of Applicable Laws relating to data privacy. In an effort to maximize understanding of the safety profile and pharmacokinetics of Isis compounds, AstraZeneca will cooperate in connection with populating the Isis Internal ASO Safety Database. To the extent collected by AstraZeneca and, in the form in which AstraZeneca uses/stores such information for its own purposes, AstraZeneca will provide Isis with material information concerning toxicology, pharmacokinetics, safety pharmacology study(ies), serious adverse events and other safety information related to Products licensed by AstraZeneca under this Agreement as soon as practicable following the date such information is available to AstraZeneca (but not later than [***] after AstraZeneca’s receipt of such information). In connection with any reported serious adverse event, AstraZeneca will provide Isis all serious adverse event reports, including initial, interim, follow-up, amended, and final reports. In addition, with respect to Products, AstraZeneca will provide Isis with copies of Annual safety updates filed with each IND and the safety sections of any final Clinical Study reports. Furthermore, AstraZeneca will promptly provide Isis with any supporting data and answer any follow-up questions reasonably requested by Isis to conduct analyses to keep Isis and its partners informed regarding class generic properties of ASOs, including with respect to safety. All such information disclosed by AstraZeneca to Isis will be AstraZeneca Confidential Information; provided, however, that so long as Isis does not disclose the identity of a Product (or the relevant Target) or AstraZeneca’s identity, Isis may disclose any such AstraZeneca Confidential Information to Regulatory Authorities and Isis’ other partners pursuant to Section 5.4.2 below if such information is regarding class generic properties of ASOs and, with respect to Isis’ partners, such partners have agreed to a similar provision permitting the disclosure of their Confidential Information relating to ASOs to Isis’ partners. AstraZeneca will deliver all such information to Isis for the Isis Internal ASO Safety Database to Isis Pharmaceuticals, Inc., 2855 Gazelle Court, Carlsbad, California 92010, Attention: Chief Medical Officer (or to such other address/contact designated in writing by Isis). AstraZeneca will also cause its Affiliates and Sublicensees to comply with this Section 5.4.1.

Confidential
5.4.2.	From time to time, Isis utilizes the information in the Isis Internal ASO Safety Database to conduct analyses to keep Isis and its partners informed regarding class generic properties of ASOs, including with respect to safety. As such, if and when Isis identifies safety or other related issues that may be relevant to a Product (including any potential class-related toxicity), Isis will promptly inform AstraZeneca of such issues and provide the data supporting Isis’ conclusions.

5.5.	Manufacturing and Supply.

5.5.1.	Initial Supply to AstraZeneca.

(a)	With respect to the [***] Licensed Programs, in support of AstraZeneca’s further Development of Products to such Collaboration Targets, upon AstraZeneca’s written request at least [***] in advance of the requested delivery date, Isis will manufacture and supply up to [***] of API for a Product from each such Licensed Program. If requested by AstraZeneca, Isis will use reasonable endeavors to manufacture and supply API on less than [***] notice to the extent Isis has available capacity.

(b)	AstraZeneca will pay Isis for such API at [***], within [***] after AstraZeneca’s receipt of the applicable invoice. Subject to Section 5.5.1(c), any request from AstraZeneca for Isis to manufacture API under this Section 5.5.1 will be submitted to Isis within [***] after AstraZeneca’s exercise of its Collaboration Program License Right for the applicable Product under this Agreement.

(c)	AstraZeneca may place orders for API pursuant to Section 5.5.1(a) prior to exercise of its Collaboration Program License Right for a given Collaboration Target but Isis will not be required to deliver the API until after such exercise. In such circumstances, Isis may invoice AstraZeneca for [***] for such API when such order is placed and the balance [***] on delivery; provided that (a) if AstraZeneca does not exercise its Collaboration Program License Right for such Collaboration Target, AstraZeneca shall not be required to [***]; and (b) if Isis continues development of the relevant Product, Isis shall [***].

Confidential
(d)	After AstraZeneca’s exercise of its Collaboration Program License Right for the applicable Product under this Agreement, in addition to the supply set forth in this Section 5.5, Isis will sell to AstraZeneca, if AstraZeneca desires, any other inventory of cGMP API and finished drug Product in Isis’ possession at [***].

5.5.2.	Manufacturing Services Agreement. Each of the Parties agrees and acknowledges that a mutually agreed manufacturing services agreement (“MSA”) is required to be put in place to govern the supply arrangements by Isis under Section 5.5.1, which will be negotiated in good faith between the Parties following the Effective Date and will be in a form substantially similar to that certain Manufacturing and Services Agreement between Isis and AstraZeneca dated March 7, 2013. The Parties’ objective is that the MSA will be entered into within [***] after the Effective Date.

5.5.3.	AstraZeneca is responsible for supplying finished drug Product for AstraZeneca’s Research, Development and Commercialization of Products under this Agreement, and API for the sixth and each subsequent Licensed Program.

ARTICLE 6.
FINANCIAL PROVISIONS

6.1.	Up-Front Fee. Within 15 days following the Effective Date, AstraZeneca will pay Isis an up-front fee of US$65,000,000 allocated as follows:

6.1.1.	$[***] in consideration for the exclusive license granted under Section 4.1.1 to AstraZeneca for [***] Products; and

6.1.2.	$[***] in consideration for (i) [***], (ii) [***], and (iii) [***].

6.2.	Product License Fees. On a Collaboration Program License Right-by-Collaboration Program License Right basis (for Collaboration Programs that are not the [***] Program), following AstraZeneca’s written notice to Isis stating that AstraZeneca is exercising such Collaboration Program License Right in accordance with this Agreement, AstraZeneca will pay Isis a license fee of:

6.2.1.	For each of the [***] such Collaboration Programs, $[***] within [***] after AstraZeneca’s receipt from Isis of an invoice for such license fee; and

6.2.2.	For the [***] and each subsequent Collaboration Program, $[***] within [***] after AstraZeneca’s receipt from Isis of an invoice for such license fee.

6.3.	[***] Candidate Drug Designation Milestone. Following AstraZeneca’s written notice to Isis stating that AstraZeneca is exercising its Collaboration Program License Right with respect to [***] in accordance with this Agreement, AstraZeneca will pay Isis a milestone payment of $[***] (the “[***] CD Milestone”) within [***] after AstraZeneca’s receipt from Isis of an invoice for such milestone payment.

Confidential
6.4.	Milestone Payments for Achievement of Milestone Events by a Product. On a Licensed Program-by-Licensed Program basis, in accordance with Section 6.5.5, AstraZeneca will pay to Isis the milestone payments as set forth in Table 1 below when a milestone event listed in Table 1 is first achieved by AstraZeneca, its Affiliates or Sublicensees with respect to a Product under such Licensed Program:

Table 1
Product Milestone Event	Product Milestone Event Payment
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]

6.5.	Limitations on Milestone Payments; Exceptions; Notice.

6.5.1.	Each milestone payment set forth in Table 1 above will be paid only once per Licensed Program upon the first achievement of the milestone event regardless of how many Products for such Licensed Program achieve such milestone event.

6.5.2.	If the [***] is a [***], the milestone otherwise payable on “[***]” will not be payable unless and until [***].

Confidential
6.5.3.	If a particular milestone event is not achieved because Development or Commercial activities transpired such that achievement of such earlier milestone event was unnecessary or did not otherwise occur, then upon achievement of a later milestone event the milestone event payment applicable to such earlier milestone event will also be due. For example, if a Party proceeds directly to “[***]” without achieving the “[***],” then upon achieving the “[***]” milestone event, each of the “[***],” “[***]” and “[***]” milestone event payments are due. As an additional example, if, after achieving the “[***]” milestone event [***], then both the “[***]” and “[***]” milestone event payments are due. Similarly, if a Party proceeds directly to “[***]” without achieving the “[***],” then upon achieving the “[***]” milestone event, both the “[***]” and “[***]” milestone event payments are due.

6.5.4.	In addition, if a particular milestone event is achieved contemporaneously or in connection with another milestone event, then upon achievement of one such milestone event the other milestone event will also be deemed achieved and the milestone payments for both milestone events are due. For example, if AstraZeneca achieves the “[***]” milestone event and the [***] ([***]) that was the subject of such milestone event [***], then both the “[***]” and the “[***]” milestone event payments are due. Similarly, if AstraZeneca achieves the “[***]” milestone event and the [***] ([***]) that was the subject of such milestone event [***], then both the “[***]” and the “[***]” milestone event payments are due.

6.5.5.	Each time a milestone event is achieved under this ARTICLE 6, AstraZeneca will send Isis a written notice thereof promptly (but no later than ten Business Days) following the date of achievement of such milestone event. Thereafter, Isis will promptly invoice AstraZeneca for the achievement of any milestone event under this ARTICLE 6 and such milestone payment will be due within [***] after AstraZeneca’s receipt of such invoice.

6.6.	[***].

6.6.1.	[***]

6.6.2.	[***]

6.6.3.	Examples of [***] under Section 6.6.2

6.6.4.	[***]

Confidential
6.7.	Royalty Payments to Isis.

6.7.1.	AstraZeneca Full Royalty. On a Licensed Program-by-Licensed Program basis, as partial consideration for the rights granted to AstraZeneca hereunder, subject to the provisions of this Section 6.7.1 and Section 6.7.2, AstraZeneca will pay to Isis royalties on Annual worldwide Net Sales of Products sold by AstraZeneca, its Affiliates or Sublicensees, on a country-by-country and Product-by-Product basis, in each case in the amounts as follows in Table 2 below (the “AstraZeneca Full Royalty”):

Table 2
Royalty Tier	Annual Worldwide Net Sales of Products from a Licensed Program	Royalty Rate
1	For the portion of Annual Worldwide Net Sales < $[***]	[***]%
2	For the portion of Annual Worldwide Net Sales > $[***] but < $[***]	[***]%
3	For the portion of Annual Worldwide Net Sales > $[***]	[***]%

Subject to Section 6.7.2(d), annual worldwide Net Sales will be calculated by taking the aggregate sum of Net Sales of Products (under the applicable Licensed Program) for all countries worldwide.

(a)	During the Royalty Period, AstraZeneca will pay Isis royalties on Net Sales of Products arising from named patient and other similar programs under Applicable Laws, and AstraZeneca will provide reports and payments to Isis consistent with Section 6.9. No royalties are due on Net Sales of Products arising from compassionate use and other programs providing for the delivery of Product at no cost. The sales of Products arising from named patient, compassionate use, or other similar programs will not be considered a First Commercial Sale for purposes of calculating the Royalty Period or determining whether an Approval milestone event listed in Table 1 of Section 6.4 has been achieved.

(b)	For purposes of clarification, any Isis Product-Specific Patents assigned to AstraZeneca as set forth in Section 4.2.1 will still be considered Isis Product-Specific Patents for determining the royalty term and applicable royalty rates under this ARTICLE 6.

Confidential
6.7.2.	Application of Royalty Rates. All royalties set forth under Section 6.7.1 are subject to the provisions of this Section 6.7.2, and are payable as follows:

(a)	Royalty Period. AstraZeneca’s obligation to pay Isis the AstraZeneca Full Royalty above with respect to a Product will continue on a country-by-country and Product-by-Product basis from the date of First Commercial Sale of such Product until the later of the date of expiration of (i) the last Valid Claim within the Licensed Patents Covering such Product in the country in which such Product is made, used or sold, (ii) the data exclusivity period conferred by the applicable Regulatory Authority in such country with respect to such Product (e.g., such as in the case of an orphan drug), and (iii) the [***] ([***]) anniversary of the First Commercial Sale of the first Product to contain the relevant Compound in such country (such royalty period, the “Royalty Period”); provided, if, following such [***] ([***]) anniversary of such First Commercial Sale, the only remaining Valid Claim of a Licensed Patent Covering such Product in a country where such Product is made or sold is an Isis Manufacturing and Analytical Patent, then AstraZeneca will pay Isis a reduced royalty for such Product in such country at royalty rates equal to [***] until such Isis Manufacturing and Analytical Patent expires.

(b)	Allocation of Reduction. The Parties acknowledge that the applicable royalty rate in Table 2 is dependent on Annual worldwide Net Sales of Products and any royalty rate reduction in the proviso of Section 6.7.2(a) applies on a country-by-country and Product-by-Product basis. The Parties will apply appropriate mechanisms to apportion any such reduction proportionally across the royalty tiers in Table 2.

(c)	Limitation on Aggregate Reduction for AstraZeneca Royalties.

(i)	If the offset under Section 6.7.2(a) does not apply, in no event will the aggregate royalty offsets under Section 6.8.3(b) and Section 6.8.4(b) reduce the royalties payable to Isis on Net Sales of a Product in any given period to an amount that is less than the greater of (A) [***], and (B) [***].

(ii)	If the offset under Section 6.7.2(a) applies, in no event will the aggregate royalty offsets under Section 6.7.2(a), Section 6.8.3(b) and Section 6.8.4(b) reduce the royalties payable to Isis on Net Sales of a Product in any given period to an amount that is less than [***].

Confidential
(d)	End of Royalty Obligation. On a country-by-country and Product-by-Product basis, other than [***], AstraZeneca’s obligation to make royalty payments hereunder in such country will end on the expiration of the Royalty Period in such country. Any sales of a Product made after the expiration of the Royalty Period for such Product in a country shall not be included in the Annual worldwide Net Sales for the purposes of calculating royalties under Section 6.7.1.

(e)	Compulsory Licenses. If a court or a governmental agency of competent jurisdiction requires AstraZeneca or any of its Affiliates or Sublicensees to grant a compulsory license to a Third Party (each, a “Compulsory Sublicensee”) permitting such Third Party to make and sell a Product in a country, (i) such Compulsory Sublicensee will not be considered a Sublicensee for the purpose of this Agreement, and (ii) such grant will be permitted and deemed consented to by Isis under Section 4.1.2. At such time as AstraZeneca or any of its Affiliates or Sublicensees enters into a sublicense with a Compulsory Sublicensee, [***]; provided that [***].

6.8.	Third Party Payment Obligations that are Not Relevant to New Third Party Compound Technology. Any Third Party Obligations that become payable by Isis or AstraZeneca under an agreement such Party has entered into to license or otherwise acquire Third Party Patent Rights or other intellectual property rights, in each case that are not New Third Party Compound Technology will be paid by a Party or shared by the Parties as expressly set forth in this Section 6.8:

6.8.1.	Existing Technology In-License Agreements.

(a)	Isis’ Existing Technology In-License Agreements. Certain of the Licensed Technology that may be licensed to AstraZeneca under Section 4.1.1 is in-licensed or was acquired by Isis under the agreements with Third Party licensors or sellers listed in Appendix 3, and certain milestone or royalty payments and license maintenance fees may become payable by Isis to such Third Parties under the Isis In-License Agreements based on the Development or Commercialization of a Product by AstraZeneca, its Affiliate or Sublicensee under this Agreement. Any such payment obligations arising under the Isis In-License Agreements listed on Appendix 3 to the extent not applicable to New Third Party Compound Technology:

(i)	as they apply to (x) any Patent Right or Know-How claiming [***], or (y) [***], in each case licensed by Isis to AstraZeneca in connection with the applicable Product, will be paid by [***] as [***], and

Confidential
(ii)	as they apply to [***] and [***], in each case licensed by Isis to AstraZeneca in connection with the applicable Product, will be paid by [***] as [***].

(b)	AstraZeneca’s Existing In-License Agreements. AstraZeneca will be solely responsible for any Third Party Obligations that become payable by AstraZeneca to Third Parties under any agreements or arrangements AstraZeneca has with such Third Parties as of the Effective Date, based on the Development or Commercialization of a Product by AstraZeneca, its Affiliate or Sublicensee under this Agreement. Any such payment obligations will be paid by AstraZeneca as AstraZeneca Supported Pass-Through Costs under this Agreement.

6.8.2.	New In-Licensed Additional Product-Specific Patents.

(a)	Prior to Exercise of a Collaboration Program License Right. On a Collaboration Target-by-Collaboration Target basis, if, prior to AstraZeneca’s exercise of its Collaboration Program License Right, Isis obtains Third Party Patent Rights necessary to Develop or Commercialize a Product where such Patent Right would have satisfied the definition of an Isis Product-Specific Patent had Isis Controlled such Patent Rights on the Effective Date, then to the extent Controlled by Isis, Isis will include such Third Party Patent Rights in the license to be granted to AstraZeneca under Section 4.1.1 if [***]. Isis will consult with AstraZeneca before entering into such Third Party agreement and will take into consideration any reasonable comments made by AstraZeneca. On such agreement by AstraZeneca, such in-license agreement shall be an Isis In-License Agreement and Appendix 3 shall be updated accordingly.

(b)	After Exercise of Collaboration Program License Right.

(1)        On a Collaboration Target-by-Collaboration Target basis, after AstraZeneca exercises its Collaboration Program License Right, AstraZeneca or Isis, as the case may be, will promptly provide the other Party written notice of any additional Third Party Patent Rights necessary to practice an Isis Product-Specific Patent to Develop or Commercialize a Product (“Additional Product-Specific Patents”) it believes it has identified and AstraZeneca will have the first right, but not the obligation, to negotiate with, and obtain a license from the Third Party Controlling such Additional Product-Specific Patents. If AstraZeneca obtains any such Additional Product-Specific Patents then any and all Third Party Obligations arising under such Third Party agreement will be paid by [***] as [***].

Confidential
(2)        If, however, AstraZeneca elects not to obtain such a license to such Additional Product-Specific Patents, AstraZeneca will so notify Isis, and Isis may obtain such a license to such Additional Product-Specific Patents and will include such Additional Product-Specific Patents in the license granted to AstraZeneca under Section 4.1.1 [***]. On such agreement by AstraZeneca, such in-license agreement shall be an Isis In-License Agreement and Appendix 3 shall be updated accordingly.

6.8.3.	Additional Core IP In-License Agreements.

(a)	AstraZeneca will promptly provide Isis written notice of any intellectual property controlled by a Third Party that is necessary to [***] that is not New Third Party Compound Technology (“Additional Core IP”) that AstraZeneca believes it has identified, and Isis will have the first right, but not the obligation, to negotiate with, and obtain a license from the Third Party controlling such Additional Core IP. For clarity, Additional Core IP does not include any Patent Rights claiming (or intellectual property related to) [***] or New Third Party Compound Technology. If Isis obtains such a Third Party license, Isis will include such Additional Core IP in the license granted to AstraZeneca under Section 4.1.1, and [***] will pay any financial obligations under such Third Party agreement as [***]. Provided that AstraZeneca has agreed the terms of such agreement, such agreement shall be an Isis In-License Agreement and Appendix 3 shall be updated accordingly.

(b)	If, however, Isis elects not to obtain such a license to such Additional Core IP, Isis will so notify AstraZeneca, and AstraZeneca may obtain such a Third Party license and AstraZeneca may offset an amount equal to [***] against [***].

6.8.4.	Disputes Regarding Additional Core IP.

(a)	If Isis does not agree that certain intellectual property identified by AstraZeneca pursuant to Section 6.8.3(a) is Additional Core IP, Isis will send written notice to such effect to AstraZeneca, and the Parties will engage a mutually agreed upon independent Third Party intellectual property lawyer with expertise in the patenting of oligonucleotides, and appropriate professional credentials in the relevant jurisdiction, to determine the question of whether or not such Third Party intellectual property is Additional Core IP. The determination of the Third Party expert engaged under the preceding sentence will be binding on the Parties solely for purposes of determining whether [***]. The costs of any Third Party expert engaged under this Section 6.8.4 will be paid by the Party against whose position the Third Party lawyer’s determination is made.

Confidential
(b)	Notwithstanding the determination of the Third Party lawyer under Section 6.8.4(a), if a Third Party Controlling Additional Core IP is awarded a judgment from a court of competent jurisdiction arising from its claim against AstraZeneca asserting that [***], AstraZeneca will be permitted to (i) [***] and (ii) [***].

6.8.5.	Isis In-License Agreements. The Isis In-License Agreements in existence at the Execution Date are listed in Appendix 3. After the Effective Date Appendix 3 will be updated in accordance with Section 1.13.2, Section 6.8.2(a), Section 6.8.2(b)(2), Section 6.8.3(a), Section 6.9, and Section 8.4.2. Any such update will on a Collaboration Target-by-Collaboration Target basis, identify the relevant intellectual property rights, any AstraZeneca Supported Pass Through Costs and any Isis Supported Pass Through Costs.

6.8.6.	Minimum Third Party Payments. Any Minimum Third Party Payments AstraZeneca is obligated to pay under this Agreement will be satisfied by [***].

6.9.	New Third Party Compound Technology.

6.9.1.	Existing New Third Party Compound Technology. Where AstraZeneca agrees to incorporate New Third Party Compound Technology into an ASO under the Drug Discovery Plan in accordance with Section 1.13.2, Isis will include such technology in the license granted to AstraZeneca under Section 4.1.1 and, subject to Section 6.9.3, [***] will pay [***] to the extent triggered by the Manufacturing, Development or Commercialization of a Product by Isis in the conduct of the Drug Discovery Plan or by or on behalf of AstraZeneca.

6.9.2.	Additional New Third Party Compound Technology. If, (i) in order to grant a license to AstraZeneca to New Third Party Compound Technology that the Parties agree to incorporate into an ASO in accordance with Section 1.13.2, it is necessary for Isis to obtain a license from the Third Party controlling such New Third Party Compound Technology, or (ii) at any time after the Parties decide to incorporate New Third Party Compound Technology into an ASO pursuant to Section 1.13.2, either Party becomes aware of any intellectual property controlled by a Third Party that is necessary to practice such New Third Party Compound Technology to Develop, Manufacture or Commercialize a Product, then (A) Isis will consult with AstraZeneca before entering into an agreement with such Third Party for access to such New Third Party Compound Technology or such intellectual property necessary to practice such New Third Party Compound Technology, (B) Isis will take into consideration any reasonable comments made by AstraZeneca to such agreement, and (C) to the extent the economic terms of such Third Party agreement are Third Party Obligations that will be paid by [***] as [***], such economic terms will be [***] prior to Isis executing such agreement with such Third Party. On such agreement by [***] to pay such [***] as [***], Isis will include such technology in the license granted to AstraZeneca under Section 4.1.1, such in-license agreement shall be an Isis In-License Agreement, and Appendix 3 shall be updated accordingly. If Isis elects not to obtain such a license to New Third Party Compound Technology, Isis will so notify AstraZeneca, and AstraZeneca may obtain such a Third Party license [***].

Confidential
6.9.3.	AstraZeneca will not be responsible for any [***] paid by Isis with respect to New Third Party Compound Technology and if any [***] with respect to New Third Party Compound Technology are triggered prior to exercise of the applicable Collaboration Program Exercise Date, AstraZeneca will not be required to pay such amount unless and until such exercise.

6.10.	Payments.

6.10.1.	Commencement. Beginning with the Calendar Quarter in which the First Commercial Sale for a Product is made and for each Calendar Quarter thereafter, AstraZeneca will make royalty payments to Isis under this Agreement within [***] following the end of each such Calendar Quarter. Each royalty payment will be accompanied by a report, summarizing Net Sales for Products during the relevant Calendar Quarter and the calculation of royalties due thereon, including country, units, sales price and the exchange rate used. If no royalties are payable in respect of a given Calendar Quarter, AstraZeneca will submit a written royalty report to Isis so indicating together with an explanation as to why no such royalties are payable. In addition, beginning with the Calendar Quarter in which the First Commercial Sale for a Product is made and for each Calendar Quarter thereafter, within [***] following the end of each such Calendar Quarter, AstraZeneca will provide Isis a preliminary, non-binding Product sales estimate for such Calendar Quarter.

6.10.2.	Mode of Payment. All payments under this Agreement will be (i) payable in full in U.S. dollars, regardless of the country(ies) in which sales are made, (ii) made by wire transfer of immediately available funds to an account designated by Isis in writing, and (iii) non-creditable (except as otherwise provided in Section 6.6 or Section 6.11), and non-refundable. Whenever for the purposes of calculating the royalties payable under this Agreement conversion from any foreign currency will be required, all amounts will first be calculated in the currency of sale and then converted into United States dollars by AstraZeneca in accordance with the rates of exchange for the relevant month for converting such other currency into US Dollars used by AstraZeneca’s internal accounting systems, which are independently audited on an annual basis and which are in accordance with generally accepted accounting principles, fairly applied and as employed on a consistent basis throughout AstraZeneca’s operations.

6.10.3.	Records Retention. Commencing with the First Commercial Sale of a Product, AstraZeneca will keep complete and accurate records pertaining to the sale of Products for a period of [***] after the year in which such sales occurred, and in sufficient detail to permit Isis to confirm the accuracy of the Net Sales or royalties paid by AstraZeneca hereunder.

Confidential
6.11.	Audits. During the Agreement Term and for a period of [***] thereafter, at the request and expense of Isis, AstraZeneca will permit an independent certified public accountant of nationally recognized standing appointed by Isis and reasonably acceptable to AstraZeneca, at reasonable times and upon reasonable notice, but in no case more than [***] per Calendar Year, to examine such records as may be necessary for the purpose of verifying the accrual of any milestone payments, the calculation and reporting of Net Sales, the correctness of any milestone or royalty payment made under this Agreement, and any calculation contemplated by Section 6.7.2(e) for any period within the preceding [***]. As a condition to examining any records of AstraZeneca, such auditor will sign a nondisclosure agreement reasonably acceptable to AstraZeneca in form and substance. Any and all records of AstraZeneca examined by such independent certified public accountant will be deemed AstraZeneca’s Confidential Information. Upon completion of the audit, the accounting firm will provide both AstraZeneca and Isis with a written report disclosing whether the milestone or royalty payments and any calculation contemplated by Section 6.7.2(e) made by AstraZeneca are correct or incorrect and the specific details concerning any discrepancies (“Audit Report”). If, as a result of any inspection of the books and records of AstraZeneca, it is shown that AstraZeneca’s payments under this Agreement were more or less than the milestone or royalty amount which should have been paid, then the relevant Party will make all payments required to be made by paying the other Party the difference between such amounts to eliminate any discrepancy revealed by said inspection within 45 days of receiving the Audit Report, with interest calculated in accordance with Section 6.13; provided, however, that any such payment by Isis to AstraZeneca will be [***]. Isis will pay for such audit, except that if AstraZeneca is found to have underpaid Isis by more than [***]% of the amount that should have been paid for the audited period, AstraZeneca will reimburse Isis the reasonable fees and expenses charged by the accounting firm for the audit.

6.12.	Taxes.

6.12.1.	Taxes On Income. Each Party alone will be solely responsible for paying any and all Taxes (other than withholding taxes required by Applicable Law to be paid by AstraZeneca or Isis (as the case may be) levied on account of, or measured in whole or in part by reference to, the income of such Party.

6.12.2.	Indirect Taxes. All payments are exclusive of Indirect Taxes. If any Indirect Taxes are chargeable in respect of any payments, the paying Party will pay such Indirect Taxes at the applicable rate in respect of such payments following receipt, where applicable, of an Indirect Taxes invoice in the appropriate form issued by the receiving Party in respect of those payments.

The Parties will issue invoices for all amounts payable under this Agreement consistent with Indirect Tax requirements and irrespective of whether the sums may be netted for settlement purposes. If such amounts of Indirect Taxes are refunded by the applicable Governmental Authority or other fiscal authority subsequent to payment, the Party receiving such refund will transfer such amount to the paying Party within 45 days of receipt. The Parties agree to reasonably cooperate to provide any information required by the Party pursuing a refund of Indirect Taxes paid.

Confidential
6.12.3.	Withholding Tax. To the extent the paying Party is required to deduct and withhold taxes on any payment, the paying Party will pay the amounts of such taxes to the proper governmental authority for the account of the receiving Party and remit the net amount to the receiving Party in a timely manner. The paying Party will promptly furnish the receiving Party with proof of payment of such taxes. If documentation is necessary in order to secure an exemption from, or a reduction in, any withholding taxes, the Parties will provide such documentation to the extent they are entitled to do so. In accordance with the procedures set forth in Section 9.3 and Section 9.4, (i) the receiving Party will also indemnify the paying Party for any tax, interest or penalties imposed on the paying Party if the paying Party improperly reduces or eliminates withholding tax based upon representations made by the receiving Party, and (ii) Isis will indemnify AstraZeneca for any withholding tax incurred on AstraZeneca Supported Pass-Through Costs paid by AstraZeneca to Isis that arises because these costs are deemed to not be beneficially owned by Isis.

6.12.4.	Tax Cooperation. At least 15 days prior to the date a given payment is due under this Agreement, the non-paying Party will provide the paying Party with any and all tax forms that may be reasonably necessary in order for the paying Party to lawfully not withhold tax or to withhold tax at a reduced rate with respect to such payment under an applicable bilateral income tax treaty. Following the paying Party’s timely receipt of such tax forms from the non-paying Party, the paying Party will not withhold tax or will withhold tax at a reduced rate under an applicable bilateral income tax treaty, if appropriate under the Applicable Laws. The non-paying Party will provide any such tax forms to the paying Party upon request and in advance of the due date. Each Party will provide the other with reasonable assistance to enable the recovery, as permitted by Applicable Law, of withholding taxes resulting from payments made under this Agreement, such recovery to be for the benefit of the Party who would have been entitled to receive the money but for the application of withholding tax under this Section 6.12.

The provisions of this Section 6.12 are to be read in conjunction with the provisions of Section 12.3 below.

6.13.	Interest. Any undisputed payments to be made hereunder that are not paid on or before the date such payments are due under this Agreement, and any payments that are pending resolution of any dispute unless the dispute is ruled in favor of the paying Party, will bear interest at a rate per annum equal to the lesser of (i) the rate announced by Bank of America (or its successor) as its prime rate in effect on the date that such payment would have been first due plus 1% or (ii) the maximum rate permissible under applicable law.

Confidential
ARTICLE 7.
INTELLECTUAL PROPERTY

7.1.	Ownership.

7.1.1.	Isis Technology and AstraZeneca Technology. As between the Parties, Isis will own and retain all of its rights, title and interest in and to the Licensed Know-How and Licensed Patents and AstraZeneca will own and retain all of its rights, title and interest in and to the AstraZeneca Background Intellectual Property, AstraZeneca Know-How and AstraZeneca Patents, subject to any assignments, rights or licenses expressly granted by one Party to the other Party under this Agreement. For clarity, except as otherwise expressly provided in this Agreement, the scope of licenses granted by AstraZeneca under this Agreement will not include AstraZeneca Background Intellectual Property.

7.1.2.	Collaboration Technology. As between the Parties, each Party shall own and retain all right, title and interest in and to any and all Know-How that is conceived, discovered, developed or otherwise made by or on behalf of such Party (or its Affiliates) under or in connection with this Agreement, whether or not patented or patentable and any and all Patent Rights and other intellectual property rights with respect thereto.

7.1.3.	Disclosure of Collaboration Technology.

(a)	AstraZeneca will promptly disclose to Isis, and will cause its Affiliates to so disclose, the discovery, development, or creation of any AstraZeneca Collaboration Intellectual Property.

(b)	Isis will promptly disclose to AstraZeneca, and will cause its Affiliates to so disclose, the discovery, development, or creation of any Isis Collaboration Intellectual Property.

7.1.4.	Jointly Owned Collaboration Technology. The Parties shall each own an equal, undivided interest in any and all such Know-How and Patent Rights that are conceived, discovered, developed or otherwise made jointly by or on behalf of the Parties under or in connection with this Agreement. Inventorship will be determined in accordance with Section 7.1.5(b). Each Party shall, without additional compensation, cooperate to make any necessary assignments to fully effect the ownership provided for in this Section 7.1.4. Except as expressly provided in this Agreement, without limiting the exclusive licenses granted under Section 4.1.1 or the exclusivity covenants under Section 3.1, neither Party will have any obligation to account to the other for profits with respect to, or to obtain any consent of the other Party to license or exploit, Jointly-Owned Collaboration Technology by reason of joint ownership thereof, and each Party hereby waives any right it may have under the laws of any jurisdiction to require any such consent or accounting; provided that [***].

Confidential
7.1.5.	IP Managers.

(a)	Each Party will appoint one of its in-house patent attorneys to serve as the primary contact with respect to intellectual property matters arising under this Agreement (the “IP Managers”) and will cooperate with respect to the activities set forth in this ARTICLE 7. A strategy will be discussed with regard to (x) prosecution and maintenance, defense and enforcement of Isis Product-Specific Patents, AstraZeneca Product-Specific Patents and Jointly-Owned Collaboration Patents that would be or are licensed to AstraZeneca under Section 4.1.1, (y) defense against allegations of infringement of Third Party Patent Rights, and (z) licenses to Third Party Patent Rights or Know-How, in each case to the extent such matter would be reasonably likely to have a material impact on this Agreement or the licenses granted hereunder. In addition, the IP Managers will ensure that all Patent Rights claiming (i) the specific composition of matter (the exact sequence and chemistry) of a prospective or designated Lead Candidate or Development Candidate, and/or (ii) methods of using such Compound as a prophylactic, therapeutic or diagnostic, will be separated into their own patent applications separate from other subject matter to ensure any such claims are initially licensed to AstraZeneca under Section 4.1.1 and then assigned as Isis Product Specific Patents under Section 4.2.1.

(b)	In addition, the IP Managers will be responsible for the determination of inventorship. The determination of inventorship will be made in accordance with United States patent laws and therefore this will determine if the invention is solely or jointly owned by the relevant Party or Parties. To the extent reasonably requested by either Party, the IP Managers will solicit the involvement of more senior members of their respective legal departments (up to the most senior intellectual property attorney, where appropriate) with respect to critical issues, and may escalate issues to the Senior Representatives for input and resolution pursuant to Section 12.1.1. Each Party’s IP Mangers will consider comments and suggestions made by the other in good faith. If either Party deems it reasonably advisable, the Parties will enter into a mutually agreeable common interest agreement covering the matters contemplated by this Agreement.

7.2.	Prosecution and Maintenance of Patents.

7.2.1.	Patent Filings. The Party responsible for Prosecution and Maintenance of any Patent Rights as set forth in Section 7.2.2 or Section 7.2.3 will endeavor to obtain patent protection for the Product as it Prosecutes and Maintains its other patents Covering products in development, using counsel of its own choice (but with respect to Patent Rights licensed to AstraZeneca under Section 4.1.1, counsel reasonably acceptable to AstraZeneca), in such countries as the responsible Party sees fit.

Confidential
7.2.2.	Licensed Patents and AstraZeneca Patents.

(a)	Isis Core Technology Patents and Isis Manufacturing and Analytical Patents. During the Agreement Term, Isis will control and be responsible for all aspects of the Isis Core Technology Patents and Isis Manufacturing and Analytical Patents.

(b)	Isis Product-Specific Patents and Jointly-Owned Collaboration Patents. On a Collaboration Target-by-Collaboration Target basis, following the Collaboration Program Exercise Date (so long as the applicable license to AstraZeneca under Section 4.1.1 is in effect), AstraZeneca will control and be responsible for all aspects of the Prosecution and Maintenance of the (i) Isis Product-Specific Patents and (ii) Jointly-Owned Collaboration Patents that are not Isis Core Technology Patents or Isis Manufacturing and Analytical Patents, in each case (i) and (ii) to the same extent Isis had the right to control and was responsible for such Prosecution and Maintenance immediately prior to such license (or such milestone payment), subject to Section 7.2.3.

(c)	AstraZeneca Patents. AstraZeneca will control and be responsible for all aspects of the Prosecution and Maintenance of all AstraZeneca Patents, subject to Section 7.2.3 and Section 7.2.4.

7.2.3.	Jointly-Owned Collaboration Patents. Isis will control and be responsible for all aspects of the Prosecution and Maintenance of Jointly-Owned Collaboration Patents (i) that are Isis Core Technology Patents or Isis Manufacturing and Analytical Patents, (ii) that do not Cover Products, and (iii) for Collaboration Targets prior to the applicable Collaboration Program Exercise Date. AstraZeneca will control and be responsible for all aspects of the Prosecution and Maintenance of Jointly-Owned Collaboration Patents licensed to AstraZeneca under Section 4.1.1 (and with respect to [***], following the Collaboration Program Exercise Date) that Cover Products and are not Isis Core Technology Patents or Isis Manufacturing and Analytical Patents.

7.2.4.	Other Matters Pertaining to Prosecution and Maintenance of Patents.

(a)	Each Party will keep the other Party informed through the IP Managers as to material developments with respect to the Prosecution and Maintenance of the Product-Specific Patents or Jointly-Owned Collaboration Patents for which such Party has responsibility for Prosecution and Maintenance pursuant to Section 7.2.2, Section 7.2.3, or this Section 7.2.4, including by providing copies of material data as it arises, any office actions or office action responses or other correspondence that such Party provides to or receives from any patent office, including notice of all interferences, reissues, re-examinations, oppositions or requests for patent term extensions, and all patent-related filings, and by providing the other Party the timely opportunity to have reasonable input into the strategic aspects of such Prosecution and Maintenance.

Confidential
(b)	If AstraZeneca elects (i) not to file and prosecute patent applications for the Jointly-Owned Collaboration Patents or Isis Product-Specific Patents that have been licensed or assigned to AstraZeneca under this Agreement or the AstraZeneca Product-Specific Patents (“AstraZeneca-Prosecuted Patents”) in a particular country, (ii) not to continue the prosecution (including any interferences, oppositions, reissue proceedings, re-examinations, and patent term extensions, adjustments, and restorations) or maintenance of any AstraZeneca-Prosecuted Patent in a particular country, or (iii) not to file and prosecute patent applications for the AstraZeneca-Prosecuted Patent in a particular country following a written request from Isis to file and prosecute in such country, then AstraZeneca will so notify Isis promptly in writing of its intention (including a reasonably detailed rationale for doing so) in good time to enable Isis to meet any deadlines by which an action must be taken to establish or preserve any such Patent Right in such country; and Isis will have the right, but not the obligation, to file, prosecute, maintain, enforce, or otherwise pursue such AstraZeneca-Prosecuted Patent in the applicable country at its own expense with counsel of its own choice. In such case, AstraZeneca will cooperate with Isis to file for, or continue to Prosecute and Maintain or enforce, or otherwise pursue such AstraZeneca-Prosecuted Patent in such country in Isis’ own name, but only to the extent that AstraZeneca is not required to take any position with respect to such abandoned AstraZeneca-Prosecuted Patent that would be reasonably likely to adversely affect the scope, validity or enforceability of any of the other Patent Rights being prosecuted and maintained by AstraZeneca under this Agreement. Notwithstanding anything to the contrary in this Agreement, if Isis assumes responsibility for the Prosecution and Maintenance of any such AstraZeneca-Prosecuted Patent under this Section 7.2.4(b), Isis will have no obligation to notify AstraZeneca if Isis intends to abandon such AstraZeneca-Prosecuted Patent.

(c)	The Parties, through the IP Managers, will cooperate in good faith to determine if and when any divisional or continuation applications will be filed with respect to any Jointly-Owned Collaboration Patents or Product-Specific Patents, and where a divisional or continuation patent application filing would be practical and reasonable, then such a divisional or continuation filing will be made.

Confidential
(d)	If the Party responsible for Prosecution and Maintenance pursuant to Section 7.2.3 intends to abandon such Jointly-Owned Collaboration Patent without first filing a continuation or substitution, then such Party will notify the other Party of such intention at least 60 days before such Jointly-Owned Collaboration Patent will become abandoned, and such other Party will have the right, but not the obligation, to assume responsibility for the Prosecution and Maintenance thereof at its own expense (subject to Section 7.3.1) with counsel of its own choice, in which case the abandoning Party will, and will cause its Affiliates to, assign to the other Party (or, if such assignment is not possible, grant a fully-paid exclusive license in) all of their rights, title and interest in and to such Jointly-Owned Collaboration Patents. If a Party assumes responsibility for the Prosecution and Maintenance of any such Jointly-Owned Collaboration Patents under this Section 7.2.4(d), such Party will have no obligation to notify the other Party of any intention of such Party to abandon such Jointly-Owned Collaboration Patents.

(e)	In addition, the Parties will consult, through the IP Managers, and take into consideration the comments of the other Party for all matters relating to interferences, reissues, re-examinations and oppositions with respect to those Patent Rights in which such other Party (i) has an ownership interest, (ii) has received a license thereunder in accordance with this Agreement, or (iii) may in the future, in accordance with this Agreement, obtain a license or sublicense thereunder.

7.3.	Patent Costs.

7.3.1.	Jointly-Owned Collaboration Patents. Unless the Parties agree otherwise, Isis and AstraZeneca will share equally the Patent Costs associated with the Prosecution and Maintenance of Jointly-Owned Collaboration Patents; provided that, either Party may decline to pay its share of costs for filing, prosecuting and maintaining any Jointly-Owned Collaboration Patents in a particular country or particular countries, in which case the declining Party will, and will cause its Affiliates to, assign to the other Party (or, if such assignment is not possible, grant a fully-paid exclusive license in) all of their rights, titles and interests in and to such Jointly-Owned Collaboration Patents.

7.3.2.	Licensed Patents and AstraZeneca Patents. Except as set forth in Section 7.2.3 and Section 7.3.1, each Party will be responsible for all Patent Costs incurred by such Party prior to and after the Effective Date in all countries in the Prosecution and Maintenance of Patent Rights for which such Party is responsible under Section 7.2.

7.4.	Defense of Claims Brought by Third Parties.

Confidential
7.4.1.	Products – Prior to AstraZeneca Exercising a Collaboration Program License Right. If a Third Party initiates a Proceeding claiming a Patent Right owned by or licensed to such Third Party is infringed by the Development, Manufacture or Commercialization of any Product with respect to which AstraZeneca has not yet exercised its Collaboration Program License Right, Isis will have the first right, but not the obligation, to defend against any such Proceeding at its sole cost and expense. If Isis elects to defend against such Proceeding, then Isis will have the sole right to direct the defense and to elect whether to settle such claim; provided, however, Isis will not settle such Proceeding without the prior written consent of AstraZeneca (such consent not to be unreasonably withheld, conditioned or delayed). AstraZeneca will reasonably assist Isis in defending such Proceeding and cooperate in any such litigation at the request and expense of Isis. Isis will provide AstraZeneca with prompt written notice of the commencement of any such Proceeding that is of the type described in this Section 7.4.1, and Isis will keep AstraZeneca apprised of the progress of such Proceeding. If Isis elects not to defend against such a Proceeding, then Isis will so notify AstraZeneca in writing within 60 days after Isis first receives written notice of the initiation of such Proceeding, and AstraZeneca will have the right, but not the obligation, to defend against such Proceeding at its sole cost and expense and thereafter AstraZeneca will have the sole right to direct the defense thereof, including the right to settle such claim (but only with the prior written consent of Isis, which consent will not be unreasonably withheld, delayed or conditioned). In any event, the Party not defending such Proceeding will reasonably assist the other Party and cooperate in any such litigation at the request and expense of the Party defending such Proceeding. Each Party may at its own expense and with its own counsel join any defense initiated or directed by the other Party under this Section 7.4. Each Party will provide the other Party with prompt written notice of the commencement of any such Proceeding under this Section 7.4, and such Party will promptly furnish the other Party with a copy of each communication relating to the alleged infringement that is received by such Party.

7.4.2.	Products After AstraZeneca Exercises a Collaboration Program License Right. If a Third Party initiates a Proceeding claiming a Patent Right owned by or licensed to such Third Party is infringed by the Development, Manufacture or Commercialization of any Product being Developed or Commercialized by AstraZeneca under a license granted under Section 4.1.1, then AstraZeneca will have the first right, but not the obligation, to defend against any such Proceeding at its sole cost and expense. If AstraZeneca elects to defend against such Proceeding, then AstraZeneca will have the sole right to direct the defense and to elect whether to settle such claim (but only with the prior written consent of Isis, not to be unreasonably withheld, conditioned or delayed). Isis will reasonably assist AstraZeneca in defending such Proceeding and cooperate in any such litigation at the request and expense of AstraZeneca. AstraZeneca will provide Isis with prompt written notice of the commencement of any such Proceeding that is of the type described in this Section 7.4.2, and AstraZeneca will keep Isis apprised of the progress of such Proceeding. If AstraZeneca elects not to defend against a Proceeding, then AstraZeneca will so notify Isis in writing within 60 days after AstraZeneca first receives written notice of the initiation of such Proceeding, and Isis will have the right, but not the obligation, to defend against such a Proceeding at its sole cost and expense and thereafter Isis will have the sole right to direct the defense thereof, including the right to settle such claim (but only with the prior written consent of AstraZeneca, which consent will not be unreasonably withheld, delayed or conditioned). Notwithstanding the foregoing, if [***]; provided, however, [***]. In any event, the Party not defending such Proceeding will reasonably assist the other Party and cooperate in any such litigation at the request and expense of the Party defending such Proceeding. Each Party may at its own expense and with its own counsel join any defense initiated or directed by the other Party under this Section 7.4. Each Party will provide the other Party with prompt written notice of the commencement of any such Proceeding under this Section 7.4, and such Party will promptly furnish the other Party with a copy of each communication relating to the alleged infringement that is received by such Party.

Confidential
7.4.3.	Discontinued Product. If a Third Party initiates a Proceeding claiming that any Patent Right or Know-How owned by or licensed to such Third Party is infringed by the Development, Manufacture or Commercialization of a Discontinued Product, Isis will have the first right, but not the obligation, to defend against and settle such Proceeding at its sole cost and expense. AstraZeneca will reasonably assist Isis in defending such Proceeding and cooperate in any such litigation at the request and expense of Isis. Each Party may at its own expense and with its own counsel join any defense directed by the other Party. Isis will provide AstraZeneca with prompt written notice of the commencement of any such Proceeding, or of any allegation of infringement of which Isis becomes aware and that is of the type described in this Section 7.4.3, and Isis will promptly furnish AstraZeneca with a copy of each communication relating to the alleged infringement received by Isis.

7.4.4.	Interplay Between Enforcement of IP and Defense of Third Party Claims. Notwithstanding the provisions of Section 7.4.1 and Section 7.4.3, to the extent that a Party’s defense against a Third Party claim of infringement under this Section 7.4 involves (i) the enforcement of the other Party’s Know-How or Patent Rights, or (ii) the defense of an invalidity claim with respect to such other Party’s Know-How or Patent Rights, then, in each case, the general concepts of Section 7.5 will apply to the enforcement of such other Party’s Know-How or Patent Rights or the defense of such invalidity claim (i.e., each Party has the right to enforce its own intellectual property, except that the relevant Commercializing Party will have the initial right, to the extent provided in Section 7.5, to enforce such Know-How or Patent Rights or defend such invalidity claim, and the other Party will have a step-in right, to the extent provided in Section 7.5, to enforce such Know-How or Patent Rights or defend such invalidity claim).

7.5.	Enforcement of Patents Against Competitive Infringement. With respect to infringement, unauthorized use, misappropriation or threatened infringement by a Third Party of any Product-Specific Patents by reason of the development, manufacture, use or commercialization of a product that binds to a Collaboration Target in the Field (“Competitive Infringement”), prior to the applicable Collaboration Program Exercise Date, Isis will have the sole right (with no obligation to discuss with AstraZeneca), but not the obligation, to institute, prosecute, and control a Proceeding with respect thereto. With respect to any Competitive Infringement after the applicable Collaboration Program Exercise Date, the Parties will handle such Competitive Infringement in accordance with the remainder of this Section 7.5.

Confidential
7.5.1.	Duty to Notify of Competitive Infringement. If either Party learns of a Competitive Infringement by a Third Party to which such Party does not owe any obligation of confidentiality, such Party will promptly notify the other Party in writing and will provide such other Party with available evidence of such Competitive Infringement; provided, however, that for cases of Competitive Infringement under Section 7.5.6 below, such written notice will be given within 10 days.

7.5.2.	Control of Competitive Infringement Proceedings. For any Competitive Infringement with respect to a Product licensed to AstraZeneca under Section 4.1.1 that occurs after the applicable Collaboration Program Exercise Date, so long as part of such Proceeding AstraZeneca also enforces any Patent Rights Controlled by AstraZeneca (including any Isis Product-Specific Patents assigned by Isis to AstraZeneca under this Agreement) being infringed that Cover such Product, then AstraZeneca will have the first right, but not the obligation, to institute, prosecute, and control a Proceeding with respect thereto by counsel of its own choice at its own expense, and Isis will have the right, at its own expense, to be represented in that action by counsel of its own choice, however, AstraZeneca will have the right to control such litigation. If AstraZeneca fails to initiate a Proceeding within a period of 90 days after receipt of written notice of such Competitive Infringement (subject to a 90 day extension to conclude negotiations, if AstraZeneca has commenced good faith negotiations with an alleged infringer for elimination of such Competitive Infringement within such 90 day period), Isis will have the right to initiate and control a Proceeding with respect to such Competitive Infringement by counsel of its own choice, and AstraZeneca will have the right to be represented in any such action by counsel of its own choice at its own expense. Notwithstanding the foregoing, if [***]; provided, however, [***].

7.5.3.	Joinder.

(a)	If a Party initiates a Proceeding in accordance with this Section 7.5, the other Party agrees to be joined as a party plaintiff where necessary and to give the first Party reasonable assistance and authority to file and prosecute the Proceeding. Subject to Section 7.5.4, the costs and expenses of each Party incurred pursuant to this Section 7.5.3(a) will be borne by the Party initiating such Proceeding; provided AstraZeneca will only be requested to join such a Proceeding if such Proceeding relates to a Patent Right or Product licensed to AstraZeneca under Section 4.1.1.

Confidential
(b)	If one Party initiates a Proceeding in accordance with this Section 7.5.3, the other Party may join such Proceeding as a party plaintiff where necessary for such other Party to seek lost profits with respect to such infringement.

7.5.4.	Share of Recoveries. Any damages or other monetary awards recovered with respect to a Proceeding brought pursuant to this Section 7.5 will be shared as follows:

(a)	the amount of such recovery will first be applied to the Parties’ reasonable out-of-pocket costs incurred in connection with such Proceeding (which amounts will be allocated pro rata if insufficient to cover the totality of such expenses); then

(b)	any remaining proceeds will be allocated as follows: (A) if Isis initiates or controls the defense of the Proceeding pursuant to Section 7.4.1, Section 7.4.2, Section 7.4.3 or Section 7.5.2 [***]; (B) if AstraZeneca initiates or controls the defense of the Proceeding pursuant to Section 7.4.1, AstraZeneca will receive and retain [***]% of the remaining proceeds and Isis will receive and retain [***]% of the remaining proceeds; and (C) if AstraZeneca initiates or controls the defense of the Proceeding pursuant to Section 7.4.2 or 7.5.2, [***].

7.5.5.	Settlement. Notwithstanding anything to the contrary in this ARTICLE 7, neither Party may enter a settlement, consent judgment or other voluntary final disposition of a suit under this ARTICLE 7 that disclaims, limits the scope of, admits the invalidity or unenforceability of, or grants a license, covenant not to sue or similar immunity under a Patent Right Controlled by the other Party without first obtaining the written consent of the Party that Controls the relevant Patent Right.

7.5.6.	35 USC 271(e)(2) Infringement. Notwithstanding anything to the contrary in this Section 7.5, solely with respect to Licensed Patents that have not been assigned to AstraZeneca under this Agreement for a Competitive Infringement under 35 USC 271(e)(2), the time period set forth in Section 7.5.2 during which a Party will have the initial right to bring a Proceeding will be shortened to a total of 25 days, so that, to the extent the other Party has the right, pursuant to such Section to initiate a Proceeding if the first Party does not initiate a Proceeding, such other Party will have such right if the first Party does not initiate a Proceeding within 25 days after such first Party’s receipt of written notice of such Competitive Infringement.

7.6.	Other Infringement.

Confidential
7.6.1.	Jointly-Owned Collaboration Patents. With respect to the infringement in the Field of a Jointly-Owned Collaboration Patent which is not a Competitive Infringement, the Parties will cooperate in good faith to bring suit together against such infringing party or the Parties may decide to permit one Party to solely bring suit. Any damages or other monetary awards recovered with respect to a Proceeding brought pursuant to this Section 7.6.1 will be shared as follows: (i) the amount of such recovery will first be applied to the Parties’ reasonable out-of-pocket costs incurred in connection with such Proceeding (which amounts will be allocated pro rata if insufficient to cover the totality of such expenses); (ii) (A) if the Parties jointly initiate a Proceeding pursuant to this Section 7.6.1, [***]; and (B) if only one Party initiates the Proceeding pursuant to this Section 7.6.1, [***].

7.6.2.	Patents Solely Owned by Isis. Isis will retain all rights to pursue an infringement of any Patent Right solely owned by Isis which is other than a Competitive Infringement and Isis will retain all recoveries with respect thereto.

7.6.3.	Patents Solely Owned by AstraZeneca. AstraZeneca will retain all rights to pursue an infringement of any Patent Right solely owned by AstraZeneca which is other than a Competitive Infringement and AstraZeneca will retain all recoveries with respect thereto.

7.7.	Patent Listing.

7.7.1.	AstraZeneca’s Obligations. AstraZeneca will promptly, accurately and completely list, with the applicable Regulatory Authorities during the Agreement Term, all applicable Patent Rights that Cover a Product licensed to AstraZeneca under Section 4.1.1. Prior to such listings, the Parties will meet, through the IP Managers, to evaluate and identify all applicable Patent Rights, and AstraZeneca will have the right to review, where reasonable, original records relating to any invention for which Patent Rights are being considered by the IP Managers for any such listing. Notwithstanding the preceding sentence, AstraZeneca will retain final decision-making authority as to the listing of all applicable Patent Rights for a Product that are not Isis Core Technology Patents or Isis Manufacturing and Analytical Patents, regardless of which Party owns such Patent Rights.

7.7.2.	Isis’ Obligations. Isis will promptly, accurately and completely list, with the applicable Regulatory Authorities, all applicable Patent Rights that Cover a Discontinued Product. Prior to such listings, the IP Managers will meet to evaluate and identify all applicable Patent Rights, and Isis will have the right to review, where reasonable, original records relating to any invention for which Patent Rights are being considered by the IP Managers for any such listing. Notwithstanding the preceding sentence, Isis will retain final decision-making authority as to the listing of all applicable Patent Rights for such Discontinued Products, as applicable, regardless of which Party owns such Patent Rights.

Confidential
7.8.	Joint Research Agreement under the Leahy-Smith America Invents Act. If a Party intends to invoke its rights under 35 U.S.C. § 102(c) of the Leahy-Smith America Invents Act, it will notify the other Party and neither Party will make an election under such provision when exercising its rights under this ARTICLE 7 without the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed), and the Parties will use reasonable efforts to cooperate and coordinate their activities with such Party with respect to any submissions, filings or other activities in support thereof. The Parties acknowledge and agree that this Agreement is a “joint research agreement” as defined in 35 U.S.C. § 100(h).

7.9.	Obligations to Third Parties. Notwithstanding any of the foregoing, each Party’s rights and obligations with respect to Licensed Technology under this ARTICLE 7 will be subject to the Third Party rights and obligations under any (i) Third Party agreements the restrictions and obligations of which AstraZeneca has agreed to under Section 1.13.2, Section 6.8.2(a) or Section 6.8.2(b)(2), (ii) Prior Agreements as such agreements are in effect on the date such Collaboration Target was designated as a High Interest Target and placed on the High Interest Target List (or, with respect to [***], the Execution Date) (and not as such Prior Agreement may be amended thereafter), and (iii) Isis In-License Agreements as such agreements are in effect on the date identified as Isis In-License Agreements and added to Appendix 3 in accordance with Section 6.8.5 and have been disclosed to AstraZeneca prior to such date (and in the form disclosed to AstraZeneca prior to such date and not as such Isis In-License Agreements may be amended thereafter unless such amendment is made with AstraZeneca’s prior written consent); provided, however, that, to the extent that Isis has a non-transferable right to prosecute, maintain or enforce any Patent Rights licensed to AstraZeneca hereunder and this Agreement purports to grant any such rights to AstraZeneca, Isis will act in such regard with respect to such Patent Rights at AstraZeneca’s direction.

7.10.	Additional Rights and Exceptions. Notwithstanding any provision of this ARTICLE 7, but subject to Section 7.4.4, Isis retains the sole right to Prosecute and Maintain Isis Core Technology Patents and Isis Manufacturing and Analytical Patents during the Agreement Term and to control any enforcement of Isis Core Technology Patents and Isis Manufacturing and Analytical Patents, and will take the lead on such enforcement solely to the extent that the scope or validity of any Patent Rights Controlled by Isis and Covering the Isis Core Technology Patents or Isis Manufacturing and Analytical Patents is at risk.

7.11.	Patent Term Extension. The Parties will cooperate with each other in gaining patent term extension wherever applicable to a Product, and AstraZeneca will determine which Isis Product-Specific Patents will be extended. For clarity, with respect to any Isis Product-Specific Patent for which AstraZeneca has an exclusive license under Section 4.1.1, as between AstraZeneca and any Third Party granted a license by Isis outside the Field under any such Isis Product-Specific Patents, AstraZeneca will determine which Isis Product-Specific Patents will be extended.

7.12.	UPC. With respect to any Isis Product-Specific Patents, AstraZeneca will have the right to determine whether to opt in or opt out (and to opt in again) of the Unified Patent Court system and if requested by AstraZeneca, Isis will promptly do all things reasonably necessary and execute all documents required to give effect to such decision(s), provided that [***].

Confidential
ARTICLE 8.
REPRESENTATIONS AND WARRANTIES

8.1.	Representations, Warranties and Covenants of Both Parties. Each Party hereby represents and warrants as of the Effective Date, and covenants, to the other Party that:

8.1.1.	it has the power and authority and the legal right to enter into this Agreement and perform its obligations hereunder, and that it has taken all necessary action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

8.1.2.	this Agreement has been duly executed and delivered on behalf of such Party and constitutes a legal, valid and binding obligation of such Party and is enforceable against it in accordance with its terms subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity, whether enforceability is considered a proceeding at law or equity;

8.1.3.	all necessary consents, approvals and authorizations of all Regulatory Authorities and other parties required to be obtained by such Party in connection with the execution and delivery of this Agreement and the performance of its obligations hereunder have been obtained;

8.1.4.	the execution and delivery of this Agreement and the performance of such Party’s obligations hereunder (a) do not conflict with or violate any requirement of Applicable Law or any provision of the certificate of incorporation, bylaws or any similar instrument of such Party, as applicable, in any material way, and (b) do not conflict with, violate, or breach or constitute a default or require any consent not already obtained under, any contractual obligation or court or administrative order by which such Party is bound;

8.1.5.	all employees, consultants, or (sub)contractors (except (i) academic collaborators, (ii) Third Parties under the Permitted Licenses or Prior Agreements and (iii) in relation to AstraZeneca and its Affiliates, any Third Parties appointed on the terms of agreements described in Section 4.1.2(e)); of such Party or Affiliates performing Development activities hereunder on behalf of such Party are, and such Party hereby covenants to the other Party that they will be, obligated to assign all right, title and interest in and to any inventions developed by them, whether or not patentable, to such Party or Affiliate, respectively, as the sole owner thereof;

Confidential
8.1.6.	such Party will, and such Party hereby covenants to the other Party that it will, perform its activities pursuant to this Agreement in compliance with good laboratory and clinical practices and cGMP and Applicable Law, in each case as applicable under the laws and regulations of the country and the state and local government wherein such activities are conducted, and with respect to the care, handling and use in Development activities hereunder of any non-human animals by or on behalf of such Party, will at all times comply (and will ensure compliance by any of its subcontractors) with all applicable national, federal, state and local laws, regulations and ordinances in performing its obligations under this Agreement; and

8.1.7.	such Party is not debarred under the United States Federal Food, Drug and Cosmetic Act or comparable Applicable Laws and it does not, and will not during the Agreement Term, employ or use the services of any person or entity who is debarred, in connection with the Development, manufacture or commercialization of the Products. If either Party becomes aware of the debarment or threatened debarment of any person or entity providing services to such Party, including the Party itself and its Affiliates or Sublicensees, which directly or indirectly relate to activities under this Agreement, the other Party will be immediately notified in writing.

8.2.	Representations, Warranties and Covenants of Isis. Isis hereby represents and warrants to AstraZeneca, as of the Effective Date, that:

8.2.1.	Isis is the owner of, or otherwise has the right to grant all rights and licenses it purports to grant to AstraZeneca with respect to the Licensed Technology under this Agreement for Compounds identified by Isis on or before the Effective Date or any Collaboration Programs as they exist on the Effective Date;

8.2.2.	to Isis’ Knowledge, all Licensed Patents have been filed and maintained properly and correctly in all material respects.

8.2.3.	Isis has not previously entered into any agreement, whether written or oral, with respect to, or otherwise assigned, transferred, licensed, conveyed or otherwise encumbered its right, title or interest in or to, the Licensed Technology (including by granting any covenant not to sue with respect thereto) in such a way as to make the representation set forth in Section 8.2.1 not true, and it will not enter into any such agreements or grant any such right, title or interest to any Person that is inconsistent with the rights and licenses granted to AstraZeneca under this Agreement;

8.2.4.	to Isis’ Knowledge, each of the Licensed Patents properly identifies each and every inventor of the claims thereof as determined in accordance with the laws of the jurisdiction in which such Patent Right is issued or such application is pending;

Confidential
8.2.5.	Isis has not received any written claim alleging, and does not have Knowledge of any fact or circumstance indicating, that any of the Licensed Patents are invalid or unenforceable, including any Licensed Patents required in order for Isis to conduct its obligations under the Collaboration Plans as they exist on the Effective Date (or the applicable Bring-Down Date), in each case with respect to the Collaboration Targets, Compounds and Products identified by Isis on or before the Effective Date;

8.2.6.	Isis has not received any written claim alleging, and does not have Knowledge of any fact or circumstance indicating, that any of Isis’ activities relating to the Collaboration Targets, Compounds and Products identified by Isis on or before the Effective Date infringe any intellectual property rights of a Third Party;

8.2.7.	to Isis’ Knowledge, (i) the Isis In-License Agreements and the licenses granted to Isis under the Isis In-License Agreements are in full force and effect, (ii) Isis has not received any written notice, and has no Knowledge, of any breach by any party to any Isis In-License Agreement, and (iii) Isis’ performance of its obligations under this Agreement (including the Collaboration Plans as they exist on the Effective Date or the applicable Bring-Down Date) will not constitute a breach of Isis’ obligations under the Isis In-License Agreements and the licenses granted to Isis thereunder;

8.2.8.	to Isis’ Knowledge, Isis does not require any additional licenses or other intellectual property rights in order for Isis to conduct its obligations under the Collaboration Plans as they exist on the Effective Date (or the applicable Bring-Down Date), in each case with respect to the Collaboration Targets and Compounds identified by Isis on or before the Effective Date;

8.2.9.	to Isis’ Knowledge, in respect of the pending United States patent applications included in the Licensed Patents, Isis has submitted all material prior art of which it is aware in accordance with the requirements of the United States Patent and Trademark Office;

8.2.10.	to Isis’ Knowledge, (i) neither Isis nor its Affiliates owns or Controls any Patent Rights or Know How covering formulation or delivery technology as of the Effective Date and (ii) there are no additional licenses (beyond those that would be granted to AstraZeneca under Section 4.1.1 upon the exercise of the Collaboration Program License Right for a Collaboration Target) under any intellectual property owned or Controlled by Isis or its Affiliates as of the Effective Date, in each case (i) and (ii) that would be necessary or useful in order for AstraZeneca to further Develop, Manufacture or Commercialize Compounds contemplated under the Collaboration Plans as they exist on the Effective Date (or the applicable Bring-Down Date);

Confidential
8.2.11.	Appendix 7 (Prior Agreements) is a complete and accurate list of all Isis In-License Agreements and all agreements between Isis and Third Parties as of the Effective Date with respect to the Exclusive Targets included in this Agreement as of the Effective Date, that create material Third Party Obligations that affect the rights granted by Isis to AstraZeneca under this Agreement. The Prior Agreements have not been materially amended or extended since first being placed in the Isis data room to which AstraZeneca was given access during the negotiation of this Agreement and subject to redactions represent a true and complete and accurate copy thereof, and any such redactions are of information not necessary to disclose to understand the implications of such Prior Agreements to this Agreement; and

8.2.12.	Isis has not conducted any clinical studies with the Compounds and has conducted, and has required its contractors and consultants to conduct, any and all preclinical studies related to the Compounds in compliance with good laboratory and clinical practices and cGMP and Applicable Law, in each case as applicable under the laws and regulations of the country and the state and local government wherein such activities were conducted.

8.3.	Update to Warranties. On a Collaboration Target-by-Collaboration Target basis, if at the time Isis delivers a Lead Candidate Data Package under Section 1.14.1 or at any time during the Evaluation Period with respect to such Target (each, a “Bring-Down Date”), Isis has Knowledge that any of the representations or warranties set forth in Section 8.2 are not true and accurate as at such Bring-Down Date with respect to such Target or any then existing Compounds for such Target (including any identified after the Effective Date), Isis will notify AstraZeneca of the relevant facts or circumstances as soon as practicable but no later than [***]` before the applicable Collaboration Program License Right Deadline.

8.4.	Additional Covenants of Isis. Isis hereby covenants to AstraZeneca that, during the Agreement Term:

8.4.1.	Isis will promptly amend Appendix 4 (Isis Core Technology Patents), Appendix 5 (Isis Manufacturing and Analytical Patents), Appendix 6 (Isis Product-Specific Patents and submit such amended Appendix to AstraZeneca if Isis becomes aware that any Isis Core Technology Patents, Isis Manufacturing and Analytical Patents or Isis Product-Specific Patents are not properly identified on such Appendices.

8.4.2.	Isis will promptly notify AstraZeneca if it becomes aware of any agreement that should have been identified as a Prior Agreement or an Isis In-License Agreement and shall provide AstraZeneca with a copy of such agreement. With AstraZeneca’s written consent, Appendix 3 (Isis In-License Agreements) or Appendix 7 (Prior Agreements) will be amended to include any such omitted agreement.

8.4.3.	Isis will maintain and not breach any Isis In-License Agreement or any other agreement with Third Parties entered into after the Execution Date that provide a grant of rights from such Third Party to Isis that are Controlled by Isis and are licensed or that Isis believes may become subject to a license from Isis to AstraZeneca for any Exclusive Target, Lead Candidate or Product and will not amend, modify or terminate any such agreement in a manner that would adversely affect AstraZeneca’s rights hereunder without first obtaining AstraZeneca’s written consent, which consent may be withheld in AstraZeneca’s sole discretion.

Confidential
8.5.	DISCLAIMER OF WARRANTY. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THIS ARTICLE 8, ASTRAZENECA AND ISIS MAKE NO REPRESENTATIONS AND GRANT NO WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND ASTRAZENECA AND ISIS EACH SPECIFICALLY DISCLAIM ANY WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENT RIGHTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

ARTICLE 9.
INDEMNIFICATION; INSURANCE

9.1.	Indemnification by AstraZeneca. AstraZeneca agrees to defend Isis, its Affiliates and their respective directors, officers, stockholders, employees and agents, and their respective successors, heirs and assigns (collectively, the “Isis Indemnitees”), and will indemnify and hold harmless the Isis Indemnitees, from and against any liabilities, losses, costs, damages, fees or expenses payable to a Third Party, and reasonable attorneys’ fees and other legal expenses with respect thereto (collectively, “Losses”) arising out of any claim, action, lawsuit or other proceeding by a Third Party (collectively, “Third Party Claims”) brought against any Isis Indemnitee and resulting from or occurring as a result of: (a) any activities conducted by an AstraZeneca employee, consultant or (sub)contractor in the performance of the AstraZeneca Conducted Activities, (b) the Development, Manufacture or Commercialization of any Product by AstraZeneca or its Affiliates, Sublicensees, Distributors, Compulsory Sublicensees (but only to the extent AstraZeneca is indemnified by such Compulsory Sublicensee) or contractors, (c) any breach by AstraZeneca of any of its representations, warranties or covenants pursuant to this Agreement, or (d) the negligence or willful misconduct of AstraZeneca or any AstraZeneca Affiliate or Sublicensee in the performance of this Agreement; except in any such case to the extent such Losses result from: (i) the negligence or willful misconduct of any Isis Indemnitee, (ii) any breach by Isis of any of its representations, warranties, covenants or obligations pursuant to this Agreement or the MSA, or (iii) any breach of Applicable Law by any Isis Indemnitee.

Confidential
9.2.	Indemnification by Isis. Isis agrees to defend AstraZeneca, its Affiliates and their respective directors, officers, stockholders, employees and agents, and their respective successors, heirs and assigns (collectively, the “AstraZeneca Indemnitees”), and will indemnify and hold harmless the AstraZeneca Indemnitees, from and against any Losses arising out of Third Party Claims brought against any AstraZeneca Indemnitee and resulting from or occurring as a result of: (a) any activities conducted by an Isis employee, consultant or (sub)contractor in the performance of the Isis Conducted Activities; (b) any breach by Isis of any of its representations, warranties or covenants pursuant to this Agreement, (c) the negligence or willful misconduct of any Isis Indemnitee or any (sub)contractor of Isis in the performance of this Agreement, or (d) the Development, Manufacture or Commercialization of any Discontinued Product by Isis or its Affiliates, Sublicensees, Distributors or contractors; except in any such case to the extent such Losses result from: (i) the negligence or willful misconduct of any AstraZeneca Indemnitee, (ii) any breach by AstraZeneca of any of its representations, warranties, covenants or obligations pursuant to this Agreement or the MSA, or (iii) any breach of Applicable Law by any AstraZeneca Indemnitee.

9.3.	Notice of Claim. All indemnification claims provided for in Section 6.12.3, Section 9.1, Section 9.2 and Section 10.3.2(a) will be made solely by such Party to this Agreement (the “Indemnified Party”). The Indemnified Party will give the indemnifying Party prompt written notice (an “Indemnification Claim Notice”) of any Losses or the discovery of any fact upon which the Indemnified Party intends to base a request for indemnification under Section 9.1 or Section 9.2, but in no event will the indemnifying Party be liable for any Losses to the extent such Losses result from any delay in providing such notice. Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss is known at such time). The Indemnified Party will furnish promptly to the indemnifying Party copies of all papers and official documents received in respect of any Losses and Third Party Claims.

9.4.	Defense, Settlement, Cooperation and Expenses.

9.4.1.	Control of Defense. At its option, the indemnifying Party may assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within 30 days after the indemnifying Party’s receipt of an Indemnification Claim Notice. The assumption of the defense of a Third Party Claim by the indemnifying Party will not be construed as an acknowledgment that the indemnifying Party is liable to indemnify the Indemnified Party in respect of the Third Party Claim, nor will it constitute a waiver by the indemnifying Party of any defenses it may assert against the Indemnified Party’s claim for indemnification. Upon assuming the defense of a Third Party Claim, the indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the indemnifying Party. In the event the indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party will as soon as is reasonably possible deliver to the indemnifying Party all original notices and documents (including court papers) received by the Indemnified Party in connection with the Third Party Claim. Should the indemnifying Party assume the defense of a Third Party Claim, except as provided in this Section 9.4.1, the Indemnified Party will be responsible for the legal costs or expenses subsequently incurred by such Indemnified Party in connection with the analysis, defense or settlement of the Third Party Claim.

Confidential
9.4.2.	Right to Participate in Defense. Without limiting Section 9.4.1, any Indemnified Party will be entitled to participate in, but not control, the defense of such Third Party Claim and to employ counsel of its choice for such purpose; provided, however, that such employment will be at the Indemnified Party’s own cost and expense unless (a) the employment thereof has been specifically authorized by the indemnifying Party in writing, (b) the indemnifying Party has failed to assume the defense and employ counsel in accordance with Section 9.4.1 (in which case the Indemnified Party will control the defense), or (c) the interests of the Indemnified Party and the indemnifying Party with respect to such Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of both Parties under Applicable Law, ethical rules or equitable principles in which case the indemnifying Party will be responsible for any such costs and expenses of counsel for the Indemnified Party.

9.4.3.
Settlement. With respect to any Third Party Claims relating solely to the payment of money damages in connection with a Third Party Claim and that will not admit liability or violation of Law on the part of the Indemnified Party or result in the Indemnified Party’s becoming subject to injunctive or other relief or otherwise adversely affecting the business of the Indemnified Party in any manner (such as granting a license or admitting the invalidity of a Patent Right Controlled by an Indemnified Party), and as to which the indemnifying Party will have acknowledged in writing the obligation to indemnify the Indemnified Party hereunder, the indemnifying Party will have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the indemnifying Party, in its sole discretion, will deem appropriate. With respect to all other Losses in connection with Third Party Claims, where the indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 9.4.1, the indemnifying Party will have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss provided it obtains the prior written consent of the Indemnified Party (which consent will not be unreasonably withheld). The indemnifying Party will not be liable for any settlement, consent to entry of judgment, or other disposition of a Loss by an Indemnified Party that is reached without the written consent of the indemnifying Party. Regardless of whether the indemnifying Party chooses to defend or prosecute any Third Party Claim, no Indemnified Party will admit any liability with respect to or settle, compromise or discharge, any Third Party Claim without the prior written consent of the indemnifying Party, such consent not to be unreasonably withheld.

Confidential
9.4.4.	Cooperation. Regardless of whether the indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party will, and will cause each other Indemnified Party to, cooperate in the defense or prosecution thereof and will furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation will include access during normal business hours afforded to indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making Indemnified Parties and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the indemnifying Party will reimburse the Indemnified Party for all its reasonable out-of-pocket costs and expenses in connection therewith.

9.4.5.	Costs and Expenses. Except as provided above in this Section 9.4, the costs and expenses, including attorneys’ fees and expenses, incurred by the Indemnified Party in connection with any claim will be reimbursed on a Calendar Quarter basis by the indemnifying Party, without prejudice to the indemnifying Party’s right to contest the Indemnified Party’s right to indemnification and subject to refund in the event the indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.

9.5.	Insurance.

9.5.1.	Isis’ Insurance Obligations. Isis will maintain, at its cost, reasonable insurance against liability and other risks associated with its activities contemplated by this Agreement, including but not limited to its indemnification obligations herein, in such amounts and on such terms as are customary for prudent practices for biotech companies of similar size and with similar resources in the pharmaceutical industry for the activities to be conducted by it under this Agreement taking into account the scope of development of products. Isis will furnish to AstraZeneca evidence of any insurance required under this Section 9.5.1, upon request.

9.5.2.	AstraZeneca’s Insurance Obligations. AstraZeneca hereby represents and warrants to Isis that it will maintain, at its cost, reasonable insurance against liability and other risks associated with its activities contemplated by this Agreement (including product liability), including but not limited to its indemnification obligations herein, in such amounts and on such terms as are customary for prudent practices for large companies in the pharmaceutical industry for the activities to be conducted by AstraZeneca under this Agreement. AstraZeneca will maintain such insurance or self-insurance throughout the Agreement Term and for five years thereafter, and will furnish to Isis evidence of such insurance, upon request.

Confidential
9.6.	LIMITATION OF CONSEQUENTIAL DAMAGES. EXCEPT FOR (a) CLAIMS OF A THIRD PARTY THAT ARE SUBJECT TO INDEMNIFICATION UNDER THIS ARTICLE 9 OR SECTION 10.3.2(a), (b) CLAIMS ARISING OUT OF A PARTY’S WILLFUL MISCONDUCT, (c) A PARTY’S BREACH OF ARTICLE 3, OR A BREACH OF SECTION 10.3.1(a) BY ASTRAZENECA OR ITS AFFILIATES OR (d) CLAIMS ARISING OUT OF A PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS UNDER THIS AGREEMENT, NEITHER PARTY NOR ANY OF ITS AFFILIATES WILL BE LIABLE TO THE OTHER PARTY TO THIS AGREEMENT OR ITS AFFILIATES FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR OTHER INDIRECT DAMAGES OR LOST OR IMPUTED PROFITS OR ROYALTIES, LOST DATA OR COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY), INDEMNITY OR CONTRIBUTION, AND IRRESPECTIVE OF WHETHER THAT PARTY OR ANY REPRESENTATIVE OF THAT PARTY HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, ANY SUCH LOSS OR DAMAGE.

9.7.	Anti-Bribery and Corruption Compliance.

9.7.1.	Each Party agrees, on behalf of itself, its officers, directors and employees and on behalf of its Affiliates that it will, and will use its diligent efforts to procure that its agents, representatives, consultants and subcontractors hired for activities undertaken for or in connection with the performance of this Agreement, (together with such Party, the “Party Representatives”) for the performance of its obligations hereunder:

Party Representatives will not directly or indirectly pay, offer or promise to pay, or authorize the payment of any money, or give, offer or promise to give, or authorize the giving of anything else of value, to:

(1)	any Government Official in order to influence official action;

(2)	any Person (whether or not a Government Official) (i) to influence such Person to act in breach of a duty of good faith, impartiality or trust (“acting improperly”), (ii) to reward such Person for acting improperly, or (iii) where such Person would be acting improperly by receiving the money or other thing of value;

(3)	any other Person while knowing or having reason to know that all or any portion of the money or other thing of value will be paid, offered, promised or given to, or will otherwise benefit, a Government Official in order to influence official action for or against either Party in connection with the matters that are the subject of this Agreement; or

Confidential
(4)	any Person to reward that Person for acting improperly or to induce that Person to act improperly.

9.7.2.	Each Party will not and will use diligent efforts to procure that its Party Representatives will not, directly or indirectly, solicit, receive or agree to accept any payment of money or anything else of value in violation of the Anti-Corruption Laws.

9.7.3.	Each Party acknowledges that its undertakings given in Sections 9.7.1 and 9.7.2 are material to the other Party in entering into a relationship with such Party.

9.7.4.	Each Party, on behalf of itself and its Party Representatives, represents and warrants to the other Party that for the term of this Agreement and six years thereafter, it will and will use diligent efforts to procure that its Party Representatives keep and maintain accurate books and reasonably detailed records in connection with the performance of its obligation under this Agreement including all records required to establish compliance with Sections 9.7.1 and 9.7.2 above.

9.7.5.	Each Party will promptly provide the other Party with written notice of the following events: (A) upon becoming aware of any material breach or violation by it or its Party Representatives of any representation, warranty or undertaking set forth in Sections 9.7.1 and 9.7.2; and (B) upon receiving a formal notification that it is the target of a formal investigation by a Relevant Authority for a Material Anti-Corruption Law Violation or upon receipt of information from any of its Party Representatives connected with this Agreement that any of them is the target of a formal investigation by a Relevant Authority for a Material Anti-Corruption Law Violation.

9.7.6.	For the term of this Agreement and six years thereafter, each Party will for the purpose of auditing and monitoring the performance of its compliance with the Agreement and particularly this Section 9.7 permit the other Party, its Affiliates, any auditors of any of them and any Regulatory Authority to have access to any premises of such Party and to the extent that such Party is able to secure such access, its Party Representatives in each case used in connection with this Agreement, together with a right to access personnel and records that relate to this Agreement (“Audit”).

9.7.7.	Each Party will be responsible for any breach of any representation, warranty or undertaking in this Section 9.7 or of the Anti-Corruption Laws by any of its Party Representatives.

9.7.8.	Each Party may disclose the terms of this Agreement or any action taken under this Section 9.7 to prevent a potential violation or continuing violation of applicable Anti-Corruption Laws, including the identity of the other Party and the payment terms, to any governmental authority if such Party determines, upon advice of counsel, that such disclosure is necessary.

Confidential
ARTICLE 10.
TERM; TERMINATION

10.1.	Agreement Term; Expiration. This Section 10.1, ARTICLE 11 and ARTICLE 12 of this Agreement will become effective on the Execution Date and the remainder of this Agreement will become effective as of the Effective Date and, unless earlier terminated pursuant to the other provisions of this ARTICLE 10, will continue in full force and effect until this Agreement expires as follows:

10.1.1.	where there are no Collaboration Targets designated under Section 1.10 by the later of (i) the expiration of the Disease Research Term or (ii) the last date on which any former High Interest Target could become a Collaboration Target pursuant to Section 1.10.3(c);

10.1.2.	where there are no Development Candidates designated under Section 1.14 by the later of (i) the expiration of the Collaboration Program Term, and (ii) the last date on which the exercise of a Carryover Option could occur;

10.1.3.	where all Collaboration Program License Rights (including those that could arise pursuant to Section 1.10.3(c) and Section 1.14.3(e)) have expired unexercised;

10.1.4.	on a country-by-country and Product-by-Product basis, on the date of expiration of all payment obligations by AstraZeneca under this Agreement with respect to such Product in such country; or

10.1.5.	in its entirety upon the expiration of all payment obligations by AstraZeneca under this Agreement with respect to the last Product in all countries pursuant to Section 10.1.4.

The period from the Effective Date until the date of expiration of this Agreement pursuant to this Section 10.1 or earlier termination of this Agreement pursuant to Section 10.2, is the “Agreement Term.” If any antitrust clearance required in accordance with Section 12.5 is not obtained by December 31, 2015, this Agreement, including this Section 10.1, ARTICLE 11 and ARTICLE 12 will automatically expire.

10.2.	Termination of the Agreement.

10.2.1.	AstraZeneca’s Termination for Convenience or Change of Control.

(a)	Termination for Convenience or with respect to [***]. At any time following payment by AstraZeneca of the upfront fee under Section 6.1, subject to Section 10.3.1 below, AstraZeneca will be entitled to terminate this Agreement:

Confidential
(i)	in its entirety or in part on a Collaboration Target-by-Collaboration Target basis for convenience by providing 90 days written notice to Isis of such termination; or

(ii)	with respect to the [***] Program as set forth in Section 6.6.2 on written notice to Isis of such termination.

(b)	Change of Control Event.

(i)	Prior to the Collaboration Program License Right Deadline for a Collaboration Target, AstraZeneca will have the right to terminate this Agreement in whole or in part with respect to one or more Collaboration Targets for which AstraZeneca has not exercised its Collaboration Program License Right, immediately upon written notice to Isis provided at any time within 30 Business Days following notification by Isis to AstraZeneca of the closing of a Change of Control Event (and Isis will be obliged to give notice on such closing, and in the event it fails to do so, AstraZeneca’s right to terminate may be exercised within 90 Business Days of such closing coming to AstraZeneca’s Knowledge), if such closing occurs during the Collaboration Program Term.

(ii)	If at AstraZeneca’s discretion, AstraZeneca decides not to terminate this Agreement with respect to a particular Collaboration Target pursuant to this Section 10.2.1(b) following the closing of a Change of Control Event during the Collaboration Program Term, then, subject to the below provisions in this Section 10.2.1, Isis’ and AstraZeneca’s obligations under ARTICLE 1 to perform the relevant program on such Collaboration Target will remain and Isis (or its successor) will use Commercially Reasonable Efforts to perform the relevant program on such Collaboration Target in accordance with this Agreement while, to the extent reasonably practicable, maintaining confidentiality of AstraZeneca’s Confidential Information from any entity acquiring Isis as a result of the Change of Control Event. As soon as reasonably possible after the public announcement of such a Change of Control Event, Isis (or its successor) and AstraZeneca will meet to discuss in good faith how Isis (or its successor) will continue to perform its obligations under this Agreement with respect to any Collaboration Targets for which AstraZeneca has not exercised its Collaboration Program License Right so that AstraZeneca can consider whether to exercise its rights of termination under this Section 10.2.1(b).

Confidential
(iii)	If AstraZeneca does not exercise its right of termination, AstraZeneca will have the right, by providing Isis with written notice within 30 Business Days following notification by Isis to AstraZeneca of the closing of a Change of Control Event, to require that Isis ceases performing any or certain activities and co-operate and take such measures as may be requested to ensure a prompt and smooth transition of such activities to AstraZeneca or its designee. AstraZeneca will be entitled to deduct an amount equal to the [***] from its next applicable milestone or license fee payment as applicable. Without prejudice to the foregoing, if requested by AstraZeneca such measures will include a technology transfer pursuant to the provisions of Section 4.8 and/or Section 4.1.2(c), in either case without charge to AstraZeneca.

(iv)	Furthermore, if the surviving entity following such Change of Control Event is clinically developing or commercializing a product that is directly competing with a Product under this Agreement, then subject to Section 3.3, (i) the development or commercialization of such directly competing product by such surviving entity will not be a violation of Isis’ exclusivity covenants under Section 3.1 if such product was being developed or commercialized by the Acquiring Party prior to the Change of Control Event, and (ii) solely with respect to the Product that is subjected to such competition, Section 5.2 shall apply.

10.2.2.	Termination for Material Breach.

(a)	AstraZeneca’s Right to Terminate. If AstraZeneca has reason to believe that Isis is in material breach of this Agreement (other than with respect to a failure to use Commercially Reasonable Efforts under ARTICLE 1, which is governed by Section 10.2.3 below), then AstraZeneca may deliver notice of such material breach to Isis. If the breach is curable, Isis will have 60 days to cure such breach. If Isis fails to cure such breach within the 60 day period, or if the breach is not subject to cure, AstraZeneca may terminate this Agreement in its entirety if such breach relates to this Agreement in its entirety, or in relevant part on a Product-by-Product, Collaboration Target-by-Collaboration Target basis if such breach does not relate to this Agreement in its entirety, by providing written notice to Isis.

Confidential
(b)	Isis’ Right to Terminate. If Isis has reason to believe that AstraZeneca is in material breach of this Agreement (other than with respect to a failure to use Commercially Reasonable Efforts under ARTICLE 1 or Section 5.1, which is governed by Section 10.2.3 below), then Isis may deliver notice of such material breach to AstraZeneca. If the breach is curable, AstraZeneca will have 60 days to cure such breach (except to the extent such breach involves the failure to make a payment when due, which breach must be cured within 30 days following such notice). If AstraZeneca fails to cure such breach within the 60 day or 30 day period, as applicable, or if the breach is not subject to cure, Isis may terminate this Agreement in its entirety if such breach relates to this Agreement in its entirety, or in relevant part on a Product-by-Product, Collaboration Target-by-Collaboration Target basis if such breach does not relate to this Agreement in its entirety, by providing written notice to AstraZeneca.

10.2.3.	Remedies for Failure to Use Commercially Reasonable Efforts.

(a)	If Isis fails to use Commercially Reasonable Efforts as contemplated in ARTICLE 1 (as determined in accordance with Section 12.1), AstraZeneca will notify Isis and, within 30 days thereafter, Isis and AstraZeneca will meet and confer to discuss and resolve the matter in good faith, and attempt to devise a mutually agreeable plan to address any outstanding issues related to Isis’ use of Commercially Reasonable Efforts in ARTICLE 1. Following such a meeting, if Isis fails to use Commercially Reasonable Efforts as contemplated in ARTICLE 1 and such failure constitutes a material breach of this Agreement, then subject to Section 10.2.4 below, AstraZeneca will have the right, at its sole discretion, to terminate this Agreement in whole or in part on a Collaboration Target-by-Collaboration Target basis.

(b)	If AstraZeneca fails to use Commercially Reasonable Efforts as contemplated in ARTICLE 1 or Section 5.1 (as determined in accordance with Section 12.1), Isis will notify AstraZeneca and, within 30 days thereafter, Isis and AstraZeneca will meet and confer to discuss and resolve the matter in good faith, and attempt to devise a mutually agreeable plan to address any outstanding issues related to AstraZeneca’s use of Commercially Reasonable Efforts in ARTICLE 1 or Section 5.1. Following such a meeting, if AstraZeneca fails to use Commercially Reasonable Efforts as contemplated in ARTICLE 1 or Section 5.1, and such failure constitutes a material breach of this Agreement then subject to Section 10.2.4 below, Isis will have the right, at its sole discretion, to terminate this Agreement in part on a Collaboration Target-by-Collaboration Target basis.

10.2.4.	Disputes Regarding Material Breach. Notwithstanding the foregoing, if the Breaching Party in Section 10.2.2 or Section 10.2.3 disputes in good faith the existence, materiality, or failure to cure of any such breach which is not a payment breach, and provides notice to the Non-Breaching Party of such dispute within respectively such 60 day cure period or 30 day notice period, the Non-Breaching Party will not have the right to terminate this Agreement in accordance with Section 10.2.2 or Section 10.2.3, unless and until it has been determined in accordance with Section 12.1 that this Agreement was materially breached by the Breaching Party and the Breaching Party fails to cure such breach within 30 days following such determination. It is understood and acknowledged that during the pendency of such dispute, all the terms and conditions of this Agreement will remain in effect and the Parties will continue to perform all of their respective obligations hereunder, including satisfying any payment obligations.

Confidential
10.2.5.	Termination of a Licensed Program. Once AstraZeneca has exercised its Collaboration Program License Rights with respect to a Collaboration Target, neither Party shall be entitled to terminate that Licensed Program pursuant to Sections 10.2.2 or 10.2.3 unless the material breach or failure to use Commercially Reasonable Efforts is with respect to such Licensed Program and any such breach or failure shall be determined on a Licensed Program-by-Licensed Program basis.

10.2.6.	Termination for Insolvency.

(a)	Either Party may terminate this Agreement if, at any time, the other Party files in any court or agency pursuant to any statute or regulation of any state or country a petition in bankruptcy or insolvency or for the appointment of a receiver or trustee of the Party or of substantially all of its assets; or if the other Party proposes a written agreement of composition or extension of substantially all of its debts; or if the other Party will be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition will not be dismissed within 90 days after the filing thereof; or if the other Party will propose or be a party to any dissolution or liquidation; or if the other Party will make an assignment of substantially all of its assets for the benefit of creditors.

(b)	All rights and licenses granted under or pursuant to any section of this Agreement are and will otherwise be deemed to be for purposes of Section 365(n) of Title 11, United States Code (the “Bankruptcy Code”) or analogous provisions of Applicable Law outside the US licenses of rights to “intellectual property” as defined in Section 101(56) of the Bankruptcy Code or analogous provisions of Applicable Law outside the US. The Parties will retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code or analogous provisions of Applicable Law outside the US. Upon the commencement of a bankruptcy proceeding of any Party, the non-bankrupt Party will further be entitled to a complete duplicate of, or complete access to, any such intellectual property, and all embodiments which, if not already in its possession, will be promptly delivered to the non-bankrupt Party upon written request.

Confidential
10.2.7.	Termination for Patent Challenge. Isis may terminate this Agreement if AstraZeneca disputes, or assists any Third Party to dispute, the validity of any Licensed Patent, in a patent re-examination, inter-partes review, post grant or other patent-office proceeding, opposition, litigation, or other court proceeding and, within 30 days written notice from Isis, AstraZeneca fails to rescind any and all of such actions, provided however that, nothing in this clause prevents AstraZeneca from taking any of the actions referred to in this clause and provided further that Isis will not have the right to terminate if AstraZeneca:

(a)	asserts invalidity as a defense in any court proceeding brought by Isis asserting infringement of a Licensed Patent; or

(b)	Acquires a Third Party that has an existing challenge, whether in a court or administrative proceeding, against a Licensed Patent; or

(c)	licenses a product for which Isis has an existing challenge, whether in a court or administrative proceeding, against a Licensed Patent.

10.3.	Consequences of Expiration or Termination of this Agreement.

10.3.1.	Consequence of Termination of this Agreement. If this Agreement is terminated by a Party in accordance with Section 10.2, in its entirety or on a Collaboration Target-by-Collaboration Target basis at any time and for any reason, the following terms will apply to any such termination, but only to the extent of any such termination (i.e., with respect to the terminated Collaboration Program or Licensed Program (the “Terminated Program” and its Target, the “Terminated Target” and the Products under such Terminated Program at the termination Date, the “Discontinued Products”), or in its entirety):

(a)	Licenses. The licenses granted by Isis to AstraZeneca under this Agreement will terminate and, AstraZeneca and its Affiliates and, subject to Section 4.1.2(d), its Sublicensees will cease selling Discontinued Products under such licenses; provided, that (i) AstraZeneca and its Affiliates and Sublicensees will have the right to sell any remaining inventory of Discontinued Product over a period of no greater than six months after the effective date of such termination, and AstraZeneca will pay Isis royalties in accordance with Section 6.7 on the Net Sales of such inventory of such Products, to the extent not already paid; and (ii) if there are any Clinical Studies being conducted at the date of termination, AstraZeneca shall be entitled to continue Developing and Manufacturing Compounds and Products to the extent and for the period necessary to effect an orderly transfer or wind down of such Clinical Studies in a timely manner and in accordance with all Applicable Laws.

(b)	Collaboration Program License Rights. If not exercised prior to the date of termination, AstraZeneca’s Collaboration Program License Right will terminate with respect to any Terminated Target.

Confidential
(c)	Exclusivity. Neither Party will have any further obligations under Section 3.1 of this Agreement insofar as it relates to a Terminated Target.

(d)	Collaboration Plans. Except as expressly stated to survive under Section 10.3.1(h), neither Party will have any further obligations with respect to the Terminated Program under the Collaboration Plan(s).

(e)	Responsibility for Discontinued Products. If a Product becomes a Discontinued Product, except as expressly provided in this Section 10.3, AstraZeneca will have no further obligations or responsibilities with respect to such Product and except for any activities undertaken by AstraZeneca, its Affiliates, Sublicensees or Distributors pursuant to Section 10.3.1(a) or prior to the date of termination, Isis will be responsible for all liabilities relating to the Development, Manufacture and Commercialization of a Discontinued Product by or on behalf of Isis, its Affiliates, Sublicensees or distributors following the date of such termination.

(f)	Return of Information and Materials. The Parties will return (or destroy, as directed by the other Party) all data, files, records and other materials containing or comprising the other Party’s Confidential Information to which it does not retain rights under the surviving provisions of this Agreement. Notwithstanding the foregoing, the Parties will be permitted to retain one copy of such data, files, records, and other materials for archival and legal compliance purposes. Each Party will also be permitted to retain such additional copies of or any computer records or files containing the other Party’s Confidential Information that have been created solely by automatic archiving and back-up procedures, to the extent created and retained in a manner consistent with the retaining Party’s standard archiving and back-up procedures, but not for any other use or purpose. All Confidential Information shall continue to be subject to the terms of this Agreement for the period set forth in Section 11.1.

(g)	Accrued Rights. Termination of this Agreement for any reason will be without prejudice to any rights or financial compensation that will have accrued to the benefit of a Party prior to such termination. Such termination will not relieve a Party from obligations that are expressly indicated to survive the termination of this Agreement. For purposes of clarification, milestone payments under ARTICLE 6 accrue as of the date the applicable milestone event is achieved even if the payment is not due at that time.

Confidential
(h)	Survival. The following provisions of this Agreement will survive the expiration or earlier termination of this Agreement: Section 1.10 (Process for Designating High Interest Targets as Collaboration Targets) (but only with respect to the Parties’ rights and obligations related to restoring a Target to this Agreement as a Collaboration Target and the exclusivity covenants in effect as of the date of such expiration or earlier termination of this Agreement), Section 1.11 (End of Core Research Term) (but only with respect to the licenses and other rights granted therein), Section 1.12 (End of the Disease Research Term) (but only with respect to the provisions of Section 1.10 referenced therein), Section 1.14 (Process for Designating Development Candidates) (but only with respect to the Parties’ rights and obligations related to restoring a Target and Compounds to this Agreement, the licenses and other rights granted therein and the exclusivity covenants in effect as of the date of such expiration or earlier termination of this Agreement), Section 1.15 (Expiration of Collaboration Program Term) (but only with respect to the provisions of Section 1.14 referenced therein), Section 1.16 (Exclusive Right to Obtain or Maintain Exclusive Licenses to Development Candidates) (but only with respect to Development Candidates restored to this Agreement), Section 1.16.4 (No Exercise) (but only with respect to the licenses and other rights granted therein and AstraZeneca’s exclusivity covenants in effect as of the date of such expiration or earlier termination of this Agreement), Section 4.1.2(d) (Effect of Termination on Sublicenses), Section 4.1.3 (Consequence of Natural Expiration of this Agreement), Section 4.1.4 (No Implied Licenses), Section 4.2.2 (Grant-Back to Isis of Isis Product-Specific Patents), Section 4.3 (Non-Exclusive Technology License Grant to AstraZeneca), Section 4.4 (Cross Licenses Under Collaboration Intellectual Property), Section 4.5 (Interaction of Licenses), Section 6.7.2(d) (End of Royalty Obligation), Section 6.10.3 (Records Retention), Section 6.11 (Audits), Section 6.12 (Taxes), Section 6.13 (Interest), Section 7.1.1 (Isis Technology and AstraZeneca Technology), Section 7.1.2 (Collaboration Technology), Section 7.1.4 (Jointly Owned Collaboration Technology), Section 7.2.3 (Jointly-Owned Collaboration Patents) (but subject to Section 10.3.2(e), if applicable), Section 7.3.1 (Jointly-Owned Collaboration Patents) (but subject to Section 10.3.2(e), if applicable) ARTICLE 9 (Indemnification; Insurance) (but excluding Section 9.7), Section 10.3 (Consequences of Expiration or Termination of this Agreement), ARTICLE 11 (Confidentiality), ARTICLE 12 (Miscellaneous) and Appendix 1 (Definitions) (to the extent definitions are embodied in the foregoing listed Articles and Sections).

Confidential
10.3.2.	Isis: Special Consequences of Certain Terminations. If (A) AstraZeneca terminates the Agreement under Section 10.2.1 or (B) Isis terminates this Agreement under Section 10.2.2(b), Section 10.2.3(b), Section 10.2.6, or Section 10.2.7, then, in addition to the terms set forth in Section 10.3.1, the following additional terms will also apply but only with respect to the Terminated Program, Terminated Target and Discontinued Product:

(a)	Subject to Section 10.3.2(g) and Section 10.3.2(h), AstraZeneca will and hereby does grant to Isis:

(1)        a sublicensable, worldwide, exclusive license or sublicense, as the case may be, under all AstraZeneca Technology (excluding AstraZeneca Background Intellectual Property) Controlled by AstraZeneca as of the date of such reversion that Covers the Discontinued Product as Developed or Commercialized by AstraZeneca or its Affiliates as at such date; and

(2)        a sublicensable, worldwide, non-exclusive license or sublicense, as the case may be, under all AstraZeneca Background Intellectual Property Controlled by AstraZeneca as of the date of such reversion that Covers the Discontinued Product as Developed or Commercialized by AstraZeneca or its Affiliates as at such date;

in each case solely to Develop, make, have made, use, sell, offer for sale, have sold, import and otherwise Commercialize the Discontinued Product in the Field (such licenses will be sublicensable by Isis in accordance with Section 4.1.2, mutatis mutandis); and provided that Isis will, (y) in accordance with ARTICLE 9, indemnify and hold harmless AstraZeneca and its Affiliates and Sublicensees from any Losses arising out of Third Party Claims with respect to the Exploitation of such Discontinued Product; and (z) be responsible for (and to the extent paid by AstraZeneca, indemnify and hold harmless AstraZeneca and its Affiliates for) all licensing costs and payments payable to Third Parties for technology used in a Discontinued Product of which AstraZeneca has made Isis aware unless Isis notifies AstraZeneca that it does not wish a license under such technology and Isis ceases to use such technology on or prior to such notification, in each case (x) and (y) with respect to the Exploitation of such Discontinued Product under such licenses that accrue after the date of such termination.

(b)	AstraZeneca will assign back to Isis any Patent Rights that relate to the Discontinued Product previously assigned by Isis to AstraZeneca under this Agreement;

Confidential
(c)	AstraZeneca will transfer to Isis for use with respect to the Development and Commercialization of the Discontinued Product, any Know-How, data, results, regulatory information, pricing and market access strategy information, health economic study information, material communications with payors, filings, and files in the possession of AstraZeneca, or copies thereof, as of the date of such termination or reversion that relate solely to such Discontinued Product;

(d)	AstraZeneca will grant to Isis a non-exclusive, royalty-free, fully paid up license under any trademarks that are specific to a Discontinued Product solely for use with such Discontinued Product; provided, however, that in no event will AstraZeneca have any obligation to license to Isis any trademarks used by AstraZeneca both in connection with the Product and in connection with the sale of any other product or service, including any AstraZeneca- or AstraZeneca-formative marks;

(e)	Isis will control and be responsible for all aspects of the Prosecution and Maintenance of all Jointly-Owned Collaboration Patents and AstraZeneca will provide Isis with (and will instruct its counsel to provide Isis with) all of the information and records in AstraZeneca’s and its counsel’s possession related to the Prosecution and Maintenance of such Jointly-Owned Collaboration Patents, in each case only in respect of the Discontinued Product;

(f)	upon Isis’ written request pursuant to a mutually agreed supply agreement, AstraZeneca will sell to Isis any bulk API and finished Product in AstraZeneca’s possession related to the Compounds that are the subject of the termination at the time of such termination, at a price equal to AstraZeneca’s cost at the time such material was produced;

(g)	If Isis or any of its Affiliates or Sublicensees Commercializes a Discontinued Product for which AstraZeneca has paid Isis the license fee under Section 6.2 (or, with respect to [***], the [***] CD Milestone) for a Product, then in each such case, following the First Commercial Sale of such Discontinued Product by Isis or its Affiliates or Sublicensees, Isis will pay AstraZeneca a royalty of [***]% of Annual worldwide Net Sales of such Discontinued Product until [***];

(h)	If there are any licensed rights granted by AstraZeneca to Isis under Section 10.3.2(a)(2), the Parties will negotiate in good faith regarding a reasonable royalty for such Discontinued Product (not to exceed [***]%) of Annual worldwide Net Sales of such Discontinued Product) to be paid by Isis to AstraZeneca for Discontinued Products covered by such licensed rights, with such royalty payments beginning on the date [***] and ending on the earlier of (y) [***], or (z) [***];

Confidential
(i)	for the purposes of clauses (g) and (h), Net Sales shall mean Net Sales by Isis, its Affiliates and Sublicensees, provided, that any definition of “net sales” agreed to by Isis and a Sublicensee in an arms-length sublicense agreement for the Commercialization of a Discontinued Product will be used to calculate net sales of such Discontinued Product sold by Isis’ Sublicensees on which royalties are payable by Isis to AstraZeneca hereunder; and

(j)	for clarity, the licenses granted by AstraZeneca pursuant to this Section 10.3.2 do not include any intellectual property rights relating to compounds that are not Compounds.

10.3.3.	AstraZeneca: Special Consequences of Certain Terminations.

(a)	If AstraZeneca terminates this Agreement under Section 10.2.2(a), Section 10.2.3(a) or Section 10.2.6, all of the provisions of Section 10.3.1 will apply, except that AstraZeneca, its Affiliates, Sublicensees and Distributors will have the right to sell any remaining inventory of Product, and AstraZeneca will pay Isis royalties in accordance with Section 6.7 on the Net Sales of such inventory of such Products to the extent not already paid.

(b)	If AstraZeneca has the right to terminate this Agreement under Section 10.2.2(a), Section 10.2.3(a) or Section 10.2.6, but elects to continue the Agreement, the following provisions which will be effective upon AstraZeneca’s notice of such election, will apply:

(i)	AstraZeneca may require that Isis ceases performing any activities and co-operate and take such measures as may be requested to ensure a prompt and smooth transition of such activities to AstraZeneca or its designee; and may require that Isis cease to participate in the JSC. Without prejudice to the foregoing, if requested by AstraZeneca such measures will include a technology transfer pursuant to the provisions of Section 4.8 or Section 4.1.2(c), in either case without charge to AstraZeneca; and

(ii)	any money damages that may be awarded to AstraZeneca arising from the circumstances which gave rise to the right to terminate, and any costs (the amount of such costs as mutually agreed in good faith by the Parties) incurred by AstraZeneca in connection with the transition of Isis’ responsibilities under this Agreement to AstraZeneca or its designee may be set off against any monies owed by AstraZeneca to Isis as provided in Section 12.2.2.

Confidential
10.3.4.	The provisions of this Section 10.3 will not preclude any Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement, nor prejudice any Party’s right to obtain performance of any obligation; provided that in assessing the remedies available to Isis, the rights transferred to Isis following a termination of this Agreement (in its entirety or with respect to a Termination Program and Discontinued Product) shall be taken into account. The Parties acknowledge and agree that the only rights that permit a Party to terminate this Agreement are set out in this ARTICLE 10.

ARTICLE 11.
CONFIDENTIALITY

11.1.	Confidentiality; Exceptions. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that, during the Agreement Term and for five years thereafter, the receiving Party (the “Receiving Party”) and its Affiliates will keep confidential and will not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any Confidential Information disclosed by the other Party or its Affiliates (the “Disclosing Party”).

11.2.	Prior Confidentiality Agreement. The Mutual Confidential Disclosure Agreement executed by Isis and AstraZeneca on April 11, 2011 (including any and all amendments thereto) (the “CDA”) will govern disclosures of Confidential Information (as defined in the CDA) between the Parties prior to the Execution Date in connection with the subject matter of this Agreement. All Confidential Information exchanged between the Parties on or after the Execution Date under this Agreement will be subject to the terms of this ARTICLE 11.

11.3.	Authorized Disclosure. Except as expressly provided otherwise in this Agreement, a Receiving Party or its Affiliates may use and disclose to Third Parties Confidential Information of the Disclosing Party as follows: (i) solely in connection with the performance of its obligations or exercise of rights granted or reserved in this Agreement under confidentiality provisions no less restrictive than those in this Agreement, provided, that Confidential Information may be disclosed by a Receiving Party to a governmental entity or agency without requiring such entity or agency to enter into a confidentiality agreement; (ii) to the extent reasonably necessary to file or prosecute patent, copyright and trademark applications (subject to Section 11.4 below), complying with applicable governmental regulations, obtaining Approvals, conducting Pre-Clinical Studies or Clinical Studies, marketing the Product, or as otherwise required by applicable law, regulation, rule or legal process (including the rules of the SEC and any stock exchange); provided, however, that if a Receiving Party or any of its Affiliates is required by law or regulation to make any such disclosure of a Disclosing Party’s Confidential Information it will, except where impracticable for necessary disclosures, give reasonable advance notice to the Disclosing Party of such disclosure requirement and will use its reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed; (iii) in communication with actual or potential lenders, investors, merger partners, acquirers, Sublicensees, consultants, or professional advisors on a need-to-know basis, in each case under confidentiality provisions no less restrictive than those of this Agreement; (iv) to the extent such disclosure is required to comply with existing expressly stated contractual obligations owed to such Party’s or its Affiliates’ licensor with respect to any intellectual property licensed to the other Party under this Agreement; (v) subject to the terms of any protective order the Disclosing Party is using to protect its own Confidential Information, to prosecute or defend litigation as permitted by this Agreement, or (vi) as mutually agreed to in writing by the Parties.

Confidential
11.4.	Licensed Know-How. Isis acknowledges AstraZeneca’s interest in maintaining the confidentiality of Confidential Information that is Isis Know-How and specific to an Exclusive Target, Product and will take reasonable steps to protect such Confidential Information from unauthorized use or disclosure.

11.5.	Press Release; Publications; Disclosure of Agreement.

11.5.1.	Public Announcements – Generally. On or promptly after each of the Execution Date and the Effective Date, the Parties will issue a joint press release announcing the existence of this Agreement in a form and substance agreed to in writing by the Parties. Except to the extent required to comply with Applicable Law, regulation, rule or legal process or as otherwise permitted in accordance with this Section 11.5, each Party agrees not to issue any other press release or other public statement disclosing other information relating to this Agreement or the terms of this Agreement or the transactions contemplated hereby without the prior written consent of the other Party, which consent will not be unreasonably withheld or delayed.

11.5.2.	Use of Name. Except as set forth in Section 11.5.8, neither Party will use the other Party’s name in a press release or other publication without first obtaining the prior consent of the Party to be named.

11.5.3.	Notice of Significant Events. Each Party will promptly notify (and where it has advance warning provide advance notice to) the other of any significant event related to a Product in a Major Market (including any data or regulatory advice or approval or reimbursement decision) so that the Parties may analyze the need to or desirability of publicly disclosing or reporting such event. Notwithstanding Section 11.5.1 above, any press release or other similar public communication (i) by Isis related to a Product will be submitted to AstraZeneca for review and approval at least three Business Days in advance of such proposed public disclosure, which approval will not be unreasonably withheld or delayed; and (ii) by AstraZeneca related to a Product’s efficacy or safety data and/or results, regulatory advice or an approval or reimbursement decision in a Major Market, will be submitted to Isis for review (but shall not be subject to approval by Isis) at least three Business Days in advance of such proposed public disclosure.

Confidential
11.5.4.	Disclosure of Information Related to Products. The Party that has primary control of a Product (i.e., as of the Effective Date, Isis, with respect to all Products for which AstraZeneca has not exercised its Collaboration Program License Right, and with respect to any Licensed Program, AstraZeneca) has the sole right, consistent with its practice with its other products, to issue press releases or other similar public communications to disclose the progress and results regarding such Product to the public in order to satisfy its disclosure obligations under Applicable Law or to remain consistent with its normal public disclosure practices (but for clarity, in connection with the Collaboration Programs, such disclosure would not involve disclosing a Collaboration Target or a Development Candidate until such Development Candidate is in a Phase 1 Study); provided, that any proposed press release or other similar public communication by such controlling Party disclosing regulatory discussions, the efficacy or safety data or results related to the Product, (i) such controlling Party will submit such proposed communication to the non-controlling Party for review at least two Business Days in advance of such proposed public disclosure, (ii) the non-controlling Party will have the right to review and recommend changes to such communication, and (iii) the controlling Party will in good faith consider any changes that are timely recommended by the non-controlling Party. In addition, if at any time during such two Business Day review period, the other Party informs such Party that its proposed public disclosure discloses inventions made by either Party in the course of the Research or Development under this Agreement that have not yet been protected through the filing of a patent application, or the public disclosure could be expected to have a material adverse effect on any Patent Rights or Know-How solely owned or Controlled by such other Party, then such Party will either (x) delay such proposed publication for a period of time reasonably necessary to permit the timely preparation and first filing of patent application(s) on the information involved, or (y) to the extent permitted by Applicable Law, remove the identified information prior to disclosure. While the Parties acknowledge that it may be interpreted that there is overlap between this Section 11.5.4 and Section 11.5.5, for clarity, the Parties intend for this Section 11.5.4 to address public disclosures that are not primarily of a scientific or scholarly nature (which are meant to be disclosed in accordance with Section 11.5.5 below) but rather this Section 11.5.4 is designed to address more urgent disclosures required under Applicable Law or to provide investors with material information regarding Products or this Agreement in a timely manner so that they may make informed investment decisions in Isis’ or AstraZeneca’s stock.

Confidential
11.5.5.	Scientific or Clinical Presentations. Regarding any proposed scientific publications or public presentations related to summaries of results from the Collaboration Plans or any Clinical Studies generated by Isis or AstraZeneca for a Product, the Parties acknowledge that scientific lead time is a key element of the value of a Product under this Agreement and further agree to use Commercially Reasonable Efforts to control public scientific disclosures of the results of the Research or Development activities under this Agreement to prevent any potential adverse effect of any premature public disclosure of such results, for example, without limitation, intellectual property protection, competitive intelligence, prejudicing the optimal presentation at major meetings. For clarity, in connection with the Collaboration Programs, such disclosure would not involve disclosing a Collaboration Target or a Development Candidate until such Development Candidate is in a Phase 1 Study, unless agreed otherwise by the Parties. The IP Managers will establish a procedure for publication review and each Party will first submit to the other Party’s IP Manger an early draft of all such publications or presentations, whether they are to be presented orally or in written form, at least 30 days prior to submission for publication including to facilitate the publication of any summaries of Clinical Studies data and results as required on the clinical trial registry of each respective Party. Each Party will review such proposed publication in order to avoid the unauthorized disclosure of a Party’s Confidential Information and to preserve the patentability of inventions arising from the Collaboration Plans. If, during such 30 day period, the other Party informs such Party that its proposed publication contains Confidential Information of the other Party, then such Party will delete such Confidential Information from its proposed publication. In addition, if at any time during such 30 day period, the other Party informs such Party that its proposed publication discloses inventions made by either Party in the course of the Research or Development under this Agreement that have not yet been protected through the filing of a patent application, or the public disclosure of such proposed publication could be expected to have a material adverse effect on any Patent Rights or Know-How solely owned or Controlled by such other Party, then such Party will either (i) delay such proposed publication for up to 60 days from the date the other Party informed such Party of its objection to the proposed publication, to permit the timely preparation and first filing of patent application(s) on the information involved or (ii) remove the identified disclosures prior to publication.

11.5.6.	SEC Filings. Each Party will give the other Party a reasonable opportunity to review all material filings with the SEC describing the terms of this Agreement prior to submission of such filings, and will give due consideration to any reasonable comments by the non-filing Party relating to such filing.

11.5.7.	Subsequent Disclosure. Notwithstanding the foregoing, to the extent information regarding this Agreement or the Product has already been publicly disclosed, either Party (or its Affiliates) may subsequently disclose the same information to the public without the consent of the other Party.

11.5.8.	Acknowledgment. Each Party will acknowledge in any press release, public presentation or publication regarding the collaboration or the Product, the other Party’s role in discovering and developing the Product or Discontinued Product, as applicable, that the Product is under license from Isis and otherwise acknowledge the contributions from the other Party, and each Party’s stock ticker symbol (e.g., Nasdaq: ISIS; NYSE: AZN). Isis may include the Product (and identify AstraZeneca as its partner for the Product) in Isis’ drug pipeline.

Confidential
ARTICLE 12.
MISCELLANEOUS

12.1.	Dispute Resolution.

12.1.1.	Resolution by Senior Representatives. The Parties will seek to settle amicably any and all disputes, controversies or claims arising out of or in connection with this Agreement. Any dispute between the Parties, including any a failure to reach consensus on a matter within the JSC’s decision-making authority will be promptly presented to the Executive Vice President of AstraZeneca's Innovative Medicines and Early Development (IMED) Biotech Unit and the Chief Operating Officer of Isis (the “Senior Representatives”), or their respective designees, for resolution. Such Senior Representatives, or their respective designees, will meet in-person or by teleconference as soon as reasonably possible thereafter, and use their good faith efforts to mutually agree upon the resolution of the dispute, controversy or claim.

12.1.2.	Request for Arbitration. If after negotiating in good faith pursuant to Section 12.1.1, the Parties fail after good faith discussions undertaken within reasonable promptness, to reach an amicable agreement within 90 days, then either Party may upon written notice to the other submit to binding arbitration pursuant to Section 12.1.4(a) below; provided that any dispute within the JSC’s decision-making authority whether or not resolved by the Senior Representatives will not be subject to arbitration. No statements made by either Party during such discussions will be used by the other Party or admissible in arbitration or any other subsequent proceeding for resolving the dispute.

12.1.3.	Expert Determination for [***] Development Candidate.

(a)	If the JSC fails to designate a [***] Development Candidate but Isis believes that a Lead Compound from the [***] Program satisfies the [***] Success Criteria such that AstraZeneca is not entitled to the benefit of the [***] described in Section 6.6.1 and such dispute (the “[***] Dispute”) is not resolved by the Senior Representatives in accordance with Section 12.1.1, either Party may initiate an expedited dispute resolution by Expert (as defined below) to resolve the matter by serving written notice thereof on the other Party (a “Referral Notice”).

(b)	Within [***] following any Referral Notice, the Parties will engage the services of an independent scientist with no less than 10 years’ experience in drug discovery (the “Expert”), provided that if the Parties are unable to agree on who will be appointed as expert within such period, either Party may request the International Chamber of Commerce (“ICC”) to appoint the Expert.

Confidential
(c)	The Expert will be directed to review the Lead Candidate Data Package provided to the JSC and to determine, within [***] of being provided such package, whether any Lead Compound from the [***] Program satisfies the [***] Success Criteria.

(d)	The Expert will act as an expert and not as an arbitrator and the decision of the Expert shall be final and binding on both Parties. Any legal dispute regarding the scope, legal effect or validity of the determination shall be subject to the arbitration procedures set out in Section 12.1.4.

(e)	Each Party shall bear its own counsel fees, costs, and disbursements arising out of the [***] Dispute. The costs of any Third Party expert engaged under this Section 12.1.3 will be paid by the Party against whose position the Expert’s determination is made.

12.1.4.	Arbitration.

(a)	Subject to Section 12.2 and Section 12.1.3, any dispute, claim or controversy arising from or related in any way to this Agreement or the interpretation, application, breach, termination or validity thereof, including any claim of inducement of this Agreement by fraud or otherwise, not resolved under the provisions of Section 12.1.1, will be resolved by final and binding arbitration conducted in accordance with the terms of this Section 12.1.4(a). The arbitration will be held in New York, New York, USA according to Rules of Arbitration of the ICC. The arbitration will be conducted by a panel of three arbitrators with significant experience in the pharmaceutical industry, unless otherwise agreed by the Parties, appointed in accordance with applicable ICC rules. Any arbitration herewith will be conducted in the English language to the maximum extent possible. The arbitrators will render a written decision no later than six months following the selection of the arbitrators, including a basis for any damages awarded and a statement of how the damages were calculated. Any award will be promptly paid in U.S. dollars free of any tax, deduction or offset. Each Party agrees to abide by the award rendered in any arbitration conducted pursuant to this Section 12.1.4. With respect to money damages, nothing contained herein will be construed to permit the arbitrator or any court or any other forum to award punitive or exemplary damages, except in the case of breach of ARTICLE 11. By entering into this agreement to arbitrate, the Parties expressly waive any claim for punitive or exemplary damages, except in the case of breach of ARTICLE 11. Each Party will pay its legal fees and costs related to the arbitration (including witness and expert fees). Judgment on the award so rendered will be final and may be entered in any court having jurisdiction thereof.

Confidential
(b)	EACH PARTY HERETO WAIVES ITS RIGHT TO TRIAL OF ANY ISSUE BY JURY. EACH PARTY HERETO WAIVES ANY CLAIM FOR ATTORNEYS' FEES AND COSTS AND PREJUDGMENT INTEREST FROM THE OTHER.

12.1.5.	Court Actions. Nothing contained in this Agreement will deny either Party the right to seek injunctive or other equitable relief from a court of competent jurisdiction in the context of a bona fide emergency or prospective irreparable harm, and such an action may be filed and maintained notwithstanding any ongoing dispute resolution discussions or arbitration proceeding. In addition, either Party may bring an action in any court of competent jurisdiction to resolve disputes pertaining to the validity, construction, scope, enforceability, infringement or other violations of patents or other proprietary or intellectual property rights, and no such claim will be subject to arbitration pursuant to Section 12.1.4.

12.2.	Governing Law; Jurisdiction; Equitable Relief; Losses; Remedies.

12.2.1.	This Agreement will be governed by and construed and enforced in accordance with the laws of the State of New York, USA, without reference to any rules of conflicts of laws. For clarification, any dispute relating to the scope, validity, enforceability or infringement of any Patents will be governed by and construed and enforced in accordance with the patent laws of the applicable jurisdiction.

12.2.2.	Each Party acknowledges and agrees that the restrictions set forth in Section 3.1 of this Agreement are reasonable and necessary to protect the legitimate interests of the other Party and that the other Party would not have entered into this Agreement in the absence of such restrictions, and that any breach or threatened breach of any of these provisions will probably result in irreparable injury to the other Party for which there will be no adequate remedy at law. In the event of a breach or threatened breach of any such provision, each Party will be authorized and entitled to obtain from any court of competent jurisdiction equitable relief, whether preliminary or permanent, specific performance and an equitable accounting of all earnings, profits and other benefits arising from such breach, which rights will be cumulative and in addition to any other rights or remedies to which such Party may be entitled in law or equity. Each Party agrees to waive any requirement that the other Party (a) post a bond or other security as a condition for obtaining any such relief, and (b) show irreparable harm, balancing of harms, consideration of the public interest or inadequacy of monetary damages as a remedy. Nothing in this Section 12.2.2 is intended, or should be construed, to limit a Party's rights to equitable relief or any other remedy for a breach of any other provision of this Agreement. Except for (i) the offsets and credits explicitly set forth in Section 6.6, Section 6.8.3(b), Section 6.8.4(b), Section 6.11 and Section 10.3.3(b)(ii), (ii) any amount awarded to be paid by one Party to the other by the panel of arbitrators in a final and binding arbitration proceeding adjudicated under Section 12.1.4(a), and (iii) any offset of undisputed but unpaid amounts under this Agreement, neither Party will have the right to set off any amount it is owed or believes it is owed against payments due or payable to the other Party under this Agreement.

Confidential
12.2.3.	Neither Party will be entitled to recover any Losses relating to any matter arising under one provision of this Agreement to the extent that such Party has already recovered Losses with respect to such matter pursuant to other provisions of this Agreement (including recoveries under Section 9.1 or Section 9.2, and the offsets under Section 6.8.4(b)).

12.2.4.	Any provisions of this Agreement that describe a payment as non-refundable shall be without prejudice to either Party’s right to bring a claim for breach of this Agreement, misrepresentation or any other claim permissible under Applicable Laws, including seeking recovery of payments made and damages for loss.

12.3.	Assignment and Successors. Neither this Agreement nor any obligation of a Party hereunder may be assigned by either Party without the consent of the other, which will not be unreasonably withheld, delayed or conditioned, except that each Party may assign this Agreement and the rights, obligations and interests of such Party, in whole or in part (including with respect to a Licensed Program), without the other Party’s consent, to any of its Affiliates, to any purchaser of all or substantially all of its assets to which this Agreement or relevant part relates or to any successor corporation resulting from any merger, consolidation, share exchange or other similar transaction; provided, if a Party transfers or assigns this Agreement (or any part hereof) to [***] described in this Agreement, then such transferring Party (or such Affiliate) (“Transferring Party”), will [***] due that the Transferring Party is obligated to pay to the non-transferring Party (“Non-Transferring Party”) under ARTICLE 6 for the [***] such that the Non-Transferring Party receives [***]. In addition, Isis may assign or transfer its rights to receive payments under this Agreement (but no liabilities), without AstraZeneca’s consent, to an Affiliate or to a Third Party in connection with a payment factoring transaction; provided, however, that Isis will provide AstraZeneca advance notice of any such proposed payment factoring transaction giving AstraZeneca a reasonable opportunity to provides comments (which Isis will consider in good faith); [***]. Any purported assignment or transfer made in contravention of this Section 12.3 will be null and void.

To the extent the Non-Transferring Party utilizes a [***] in any year, the Non-Transferring Party will [***] the Transferring Party [***] or [***]. To assist the Transferring Party  in determining when [***]  pursuant to the foregoing sentence, beginning with the first Annual tax return for the year in which the Transferring Party  [***] payment under this Section 12.3, and each year thereafter (including, for clarity, all years in which the Non-Transferring Party [***] or [***]), the Non-Transferring Party  will provide the Transferring Party  with  the Non-Transferring Party s’ Annual tax returns (federal and state) and, in years in which the Non-Transferring Party utilizes the [***], supporting documentation for such [***].

Confidential
12.4.	Change of Control Event Involving AstraZeneca.

12.4.1.	Change of Control Event – Initial Meeting. AstraZeneca will provide written notice to Isis within [***] following the closing of a Change of Control Event involving AstraZeneca, and such notice will identify the Third Party acquiring company (the “AstraZeneca-Acquirer”) and the contact information of the person at the AstraZeneca-Acquirer with whom Isis will work to schedule meetings between the AstraZeneca-Acquirer and Isis. Within [***] following the closing of such Change of Control Event, the AstraZeneca-Acquirer will meet with Isis at a mutually agreed date and time at Isis’ facilities. Within [***] before the date of such meeting, the AstraZeneca-Acquirer will provide Isis a detailed written plan showing how the AstraZeneca-Acquirer will meet AstraZeneca’s obligations under this Agreement.

12.4.2.	Change of Control Event – Right of First Negotiation. In the case of a Change of Control Event involving AstraZeneca, if within [***] of such Change of Control Event the AstraZeneca-Acquirer is approached by a Third Party regarding, or elects to offer a Third Party, the opportunity to acquire (by license or otherwise) rights to Develop and Commercialize a Product in [***], then the AstraZeneca-Acquirer will provide written notice to Isis together with any [***] after the date AstraZeneca exercised the applicable Collaboration Program License Right (to the extent not previously provided). Isis will then have [***] to notify the AstraZeneca-Acquirer in writing whether Isis is interested in negotiating with the AstraZeneca-Acquirer to obtain such rights to Develop and Commercialize such Product and, upon such written notice, the AstraZeneca-Acquirer and Isis will negotiate in good faith (including at least [***]) to determine mutually acceptable terms and conditions for conveying such rights to Isis. If Isis does not notify the AstraZeneca-Acquirer within such [***] period that Isis is interested in negotiating with the AstraZeneca-Acquirer to obtain the rights to Develop and Commercialize such Product, or if Isis and the AstraZeneca-Acquirer are unable to reach agreement within [***] after the AstraZeneca-Acquirer’s receipt of such notice from Isis, then the AstraZeneca-Acquirer will be free to grant rights to Develop and Commercialize such Product alone or with Third Parties, provided that any such grant of rights made by AstraZeneca to a Third Party within [***] of the last offer to Isis shall be on terms [***].

12.4.3.	Change of Control Event – Effect on Carryover Provisions. In the case of a Change of Control Event involving AstraZeneca, if, within [***] after the closing of such Change of Control Event, Isis delivers written notice to AstraZeneca that Isis would like to activate the provisions of this Section 12.4.3 (an “Activation Notice”), then the following will apply: (i) AstraZeneca’s right under Section 1.10.3(c) to restore and designate a former High Interest Target to this Agreement as a Collaboration Target and AstraZeneca’s Carryover Option under Section 1.14.3 will terminate, (ii) any limitations, restrictions or obligations Isis had under Section 1.10.3(c) or related to AstraZeneca’s Carryover Option under Section 1.14.3 will terminate, and (iii) any [***] or [***] (as applicable) restriction on AstraZeneca’s and its Affiliate’s right to Exploit ASOs under Section 1.10.3(b) and Section 1.14.3(c) will terminate.

Confidential
12.5.	Antitrust Filing.

12.5.1.	Each Party agrees to prepare and make or cause to be prepared and made appropriate filings under the HSR Act and any other antitrust requirements relating to this Agreement and the transactions contemplated under this Agreement within 10 Business Days after the Execution Date. Each of the Parties agrees to cooperate in the antitrust clearance process, including by furnishing to the other Party such necessary information and reasonable assistance as the other Party may request in connection with its preparation of any filing or submission that is necessary under the HSR Act and other antitrust requirements, and to furnish promptly with the United States Federal Trade Commission (“FTC”), the Antitrust Division of the United States Department of Justice (“DOJ”) and any other antitrust authority, any information reasonably requested by them in connection with such filings. Each Party shall furnish copies (subject to reasonable redactions for privilege or confidentiality concerns) of, and shall otherwise keep the other Party apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC, DOJ and any other antitrust authority, and shall comply promptly with any such inquiry or request. Each Party shall give the other Party the opportunity to review in advance, and shall consider in good faith the other Party’s reasonable comments in connection with any proposed filing or communication with the FTC, DOJ or any other antitrust authority. Each Party shall consult with the other Party, to the extent practicable, in advance of participating in any substantive meeting or discussion with the FTC, the DOJ or any other antitrust authority with respect to any filings, investigation or inquiry and, to the extent permitted by such antitrust authority, give the other Party to the opportunity to attend and participate thereat. Neither Party shall withdraw its filing under the HSR Act or agree to delay the Effective Date without the prior written consent of the other Party. The Parties’ rights and obligations hereunder apply only in so far as they relate to the Agreement and to the transactions contemplated under the Agreement.

Confidential
12.5.2.	Each Party shall use commercially reasonable efforts to obtain the expiration or early termination of the HSR Act and any other clearance required under other antitrust requirements relating to the Agreement and the transactions contemplated under the Agreement. Commercially reasonable efforts as used in this Section 12.5.2 will not include proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, (a) the sale, divestiture, disposition, licensing or sublicensing of any of a Party’s or its Affiliates’ assets, properties or businesses, (b) behavioral limitations, conduct restrictions or commitments with respect to such assets, properties or business, or of any of the rights or obligations of a Party under this Agreement, or (c) defending through litigation any claim asserted in court by any party that would restrain, prevent or delay the Effective Date.

(a)	Other than the provisions of Section 10.1, ARTICLE 11 and ARTICLE 12 which shall apply as of the Execution Date, the rights and obligations of the Parties under this Agreement will not become effective until the waiting period under the HSR Act has been terminated or expired, or any other timeline required by another antitrust authority and there is no proceeding, order, injunction or judgment relating thereto, pending before any governmental authority in which it is sought to restrain or prohibit the transaction(s) contemplated hereby. Upon the occurrence of the Effective Date, all other provisions of this Agreement shall become effective automatically without the need for further action by the Parties.

12.5.3.	Each Party shall be responsible for its fees and costs associated with the preparation and submission of any required notification and report form under the HSR Act (or to any other antitrust authority), and the provision of any supplemental information to the FTC, DOJ or other antitrust authority, including any legal fees incurred by such Party in connection with such Party’s obligations pursuant to this Section 12.5.

12.6.	Force Majeure. No Party will be held responsible to the other Party nor be deemed to be in default under, or in breach of any provision of, this Agreement for failure or delay in performing any obligation of this Agreement when such failure or delay is due to force majeure, and without the fault or negligence of the Party so failing or delaying. For purposes of this Agreement, force majeure means a cause beyond the reasonable control of a Party, which may include acts of God; acts, regulations, or laws of any government; war; terrorism; civil commotion; fire, flood, earthquake, tornado, tsunami, explosion or storm; pandemic; epidemic and failure of public utilities or common carriers. In such event the Party so failing or delaying will immediately notify the other Party of such inability and of the period for which such inability is expected to continue. The Party giving such notice will be excused from such of its obligations under this Agreement as it is thereby disabled from performing for so long as it is so disabled for up to a maximum of 90 days, after which time the Parties will negotiate in good faith any modifications of the terms of this Agreement that may be necessary to arrive at an equitable solution, unless the Party giving such notice has set out a reasonable timeframe and plan to resolve the effects of such force majeure and executes such plan within such timeframe. To the extent possible, each Party will use reasonable efforts to minimize the duration of any force majeure.

Confidential
12.7.	Notices. Any notice or request required or permitted to be given under or in connection with this Agreement will be deemed to have been sufficiently given if in writing and personally delivered or sent by facsimile transmission (receipt verified) or internationally recognized overnight express courier service (signature required), prepaid, to the Party for which such notice is intended, at the address set forth for such Party below:

If to Isis, addressed to:	Isis Pharmaceuticals, Inc.
2855 Gazelle Court
Carlsbad, CA 92010
Attention: Chief Operating Officer
Fax: 760-918-3592

with a copy to:	Isis Pharmaceuticals, Inc.
2855 Gazelle Court
Carlsbad, CA 92010
Attention: General Counsel
Fax: 760-268-4922

If to AstraZeneca, addressed to:	AstraZeneca AB
SE-431 83 Molndal
Sweden
Attention: Legal Department
Fax: +46 31 7763871

with a copy to:	AstraZeneca AB
Scientific Partnering and Alliances
SE-431 83 Molndal
Sweden
Attention: Business Development Director, CVMD
Fax: +46 31 7763701

or to such other address for such Party as it will have specified by like notice to the other Party; provided that notices of a change of address will be effective only upon receipt thereof.  If delivered personally or by facsimile transmission, the date of delivery will be deemed to be the date on which such notice or request was given. If sent by internationally recognized overnight express courier service, the date of delivery will be deemed to be the second Business Day after such notice or request was deposited with such service. It is understood and agreed that this Section is not intended to govern the day to day business communications necessary between the parties in performing their duties, in due course, under the terms of this Agreement.

12.8.	Export Clause. Each Party acknowledges that the laws and regulations of the United States restrict the export and re-export of commodities and technical data of United States origin. Each Party agrees that it will not export or re-export restricted commodities or the technical data of the other Party in any form without the appropriate United States and foreign government licenses.

Confidential
12.9.	Waiver. Neither Party may waive or release any of its rights or interests in this Agreement except in writing. The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement will not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition. No waiver by either Party of any condition or term in any one or more instances will be construed as a continuing waiver or subsequent waiver of such condition or term or of another condition or term.

12.10.	Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable by a court of competent jurisdiction, such adjudication will not affect or impair, in whole or in part, the validity, enforceability, or legality of any remaining portions of this Agreement. All remaining portions will remain in full force and effect as if the original Agreement had been executed without the invalidated, unenforceable or illegal part.

12.11.	Entire Agreement; Modifications. This Agreement (including the attached Appendices, Exhibit and Schedules) sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof, and all prior agreements, understanding, promises and representations, whether written or oral, with respect thereto are superseded hereby. Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth herein. No amendment, modification, release or discharge will be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties.

12.12.	Relationship of the Parties. It is expressly agreed that the Parties will be independent contractors of one another and that the relationship between the Parties will not constitute a partnership, joint venture or agency.

12.13.	Interpretation. Except as otherwise explicitly specified to the contrary, (a) references to a section, appendix, exhibit or schedule means a section of, or appendix, schedule or exhibit to this Agreement, unless another agreement is specified, (b) the word “including” (in its various forms) means “including without limitation,” (c) the words “will” and “shall” have the same meaning, (d) references to a particular statute or regulation include all rules and regulations thereunder and any predecessor or successor statute, rules or regulation, in each case as amended or otherwise modified from time to time, (e) references to a particular Person include such Person’s successors and assigns to the extent not prohibited by this Agreement, (f) unless otherwise specified, “$” is in reference to United States dollars, (g) the headings contained in this Agreement, in any exhibit or schedule to this Agreement and in the table of contents to this Agreement are for convenience only and will not in any way affect the construction of or be taken into consideration in interpreting this Agreement; and (h) or the context otherwise requires, the word “or” is used in the inclusive sense (and/or).

Confidential
12.14.	Books and Records. Any books and records to be maintained under this Agreement by a Party or its Affiliates or Sublicensees will be maintained in accordance with generally accepted accounting principles, or in the case of non-United States sales, other applicable accounting standards, consistently applied.

12.15.	Further Actions. Each Party will execute, acknowledge and deliver such further instruments, and do all such other acts, as may be necessary or appropriate in order to carry out the expressly stated purposes and the clear intent of this Agreement.

12.16.	Construction of Agreement. The terms and provisions of this Agreement represent the results of negotiations between the Parties and their representatives, each of which has been represented by counsel of its own choosing, and neither of which has acted under duress or compulsion, whether legal, economic or otherwise. Accordingly, the terms and provisions of this Agreement will be interpreted and construed in accordance with their usual and customary meanings, and each of the Parties hereto hereby waives the application in connection with the interpretation and construction of this Agreement of any rule of law to the effect that ambiguous or conflicting terms or provisions contained in this Agreement will be interpreted or construed against the Party whose attorney prepared the executed draft or any earlier draft of this Agreement.

12.17.	Supremacy. In the event of any express conflict or inconsistency between this Agreement and any Schedule, Exhibit or Appendix hereto, the terms of this Agreement will apply. The Parties understand and agree that the Schedules and Appendices hereto are not intended to be the final and complete embodiment of any terms or provisions of this Agreement, and are to be updated from time to time during the Agreement Term, as appropriate and in accordance with the provisions of this Agreement.

12.18.	Counterparts. This Agreement may be signed in counterparts, each of which will be deemed an original, notwithstanding variations in format or file designation which may result from the electronic transmission, storage and printing of copies of this Agreement from separate computers or printers. Facsimile signatures and signatures transmitted via electronic mail in PDF format will be treated as original signatures.

12.19.	Compliance with Laws. Each Party will, and will ensure that its Affiliates and Sublicensees will, comply with all relevant laws and regulations in exercising its rights and fulfilling its obligations under this Agreement.

[SIGNATURE PAGE FOLLOWS]
* - * - * - *

Confidential
IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their representatives thereunto duly authorized as of the Execution Date.

ASTRAZENECA AB (publ.)

By:	/s/ Marcus Schindler

Name: Marcus Schindler

Title: Vice President, Head of CVMD IMED

Signature Page to Strategic Collaboration Agreement

Confidential
IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their representatives thereunto duly authorized as of the Execution Date.

ISIS PHARMACEUTICALS, INC.

By:	/s/ B. Lynne Parshall
Name: B. Lynne Parshall
Title: Chief Operating Officer

Signature Page to Strategic Collaboration Agreement

Confidential
List of Appendices, Schedules and Exhibit

Appendix 1 – Definitions

Appendix 2 – Isis’ Lead Candidate Checklist

Appendix 3 – Isis In-License Agreements

Appendix 4 – Isis Core Technology Patents

Appendix 5 – Isis Manufacturing and Analytical Patents

Appendix 6 – Isis Product-Specific Patents

Appendix 7 – Prior Agreements

Schedule 1.2.1 – Preliminary Core Research Plan

Schedule 1.2.2 – Preliminary Disease Research Plan

Schedule 1.8 – Criteria and Activities to Achieve Target Sanction

Schedule 1.13.1(a) - Draft [***] Drug Discovery Plan

Schedule 1.13.1(b) – Criteria and Activities for Development Candidate Designation

Schedule 1.13.2 – Isis’ Development Pipeline as of the Execution Date

Schedule 2.1.1 – JSC Governance

Schedule 2.2 – Alliance Management Activities

Schedule 2.7 – Work Plan Report

Schedule 2.8 – Bioethics Policy

Schedule 5.1.1 – Specific Performance Milestone Events

Schedule 5.5.1 – Isis’ Fully Absorbed Cost of Goods Methodology

Exhibit 1 – AstraZeneca 5R Framework

Confidential
Appendix 1

DEFINITIONS

For purposes of this Agreement, the following capitalized terms will have the following meanings:

“$” means the lawful currency of the United States.

“Acceptance of Filing” means, with respect to an NDA, MAA, JNDA, CNDA or BDRP filed for a Product, (a) in the United States, the receipt of written notice from the FDA in accordance with 21 C.F.R. §314.101(a)(2) that such NDA is officially “filed,” (b) in the European Union, receipt by AstraZeneca, its Affiliate or Sublicensee of written notice of validation by the EMA of such MAA under the centralized European procedure in accordance with any feedback received from European Regulatory Authorities; provided that if the centralized filing procedure is not used, then Acceptance of Filing will be determined upon the validation of such MAA by the applicable Regulatory Authority in a Major Market in the EU, (c) in Japan, receipt by AstraZeneca, its Affiliate or Sublicensee of written notice of acceptance of filing of such JNDA from the Koseisho (i.e., the Japanese Ministry of Health and Welfare, or any successor agency thereto), (c) in China, receipt by AstraZeneca, its Affiliate, or Sublicensee, of written notice of acceptance of filing of such CNDA from the relevant regulatory authority in China (i.e., the China Food and Drug Administration or the provincial-level food and drug regulatory authority, as law and regulation may require, or any successor agencies thereto), and (d) in Brazil, the receipt by AstraZeneca, its Affiliate or Sublicensee of written notice from the Brazilian National Health Surveillance Agency (ANVISA) (or any successor agencies thereto) confirming that the BDRP has been received.

“Acquiring Party” has the meaning set forth in Section 3.3.1.

“Activation Notice” has the meaning set forth in Section 12.4.3.

“Additional Core IP” has the meaning set forth in Section 6.8.3(a).

“Additional Product-Specific Patents” has the meaning set forth in Section 6.8.2(b)(1).

“Affiliate” of an entity means any corporation, firm, partnership or other entity which directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with a Party to this Agreement at the applicable time during the Term. An entity will be deemed to control another entity if it (i) owns, directly or indirectly, at least 50% of the outstanding voting securities or capital stock (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of such other entity, or has other comparable ownership interest with respect to any entity other than a corporation; or (ii) has the power, whether pursuant to contract, ownership of securities or otherwise, to direct the management and policies of the entity.

“Agreement” has the meaning set forth in the Preamble of this Agreement.

“Agreement Term” has the meaning set forth in Section 10.1.

“Alliance Manager” has the meaning set forth in Section 2.2.

Confidential
“Annual” or “Annually” means the period covering a Calendar Year or occurring once per Calendar Year, as the context requires.

“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act, as amended, the UK Bribery Act 2010, as amended, and any other applicable anti-corruption laws and laws for the prevention of fraud, racketeering, money laundering or terrorism.

“API” means the bulk active pharmaceutical ingredient manufactured in accordance with cGMP (unless expressly stated otherwise) for a Product. The quantity of API will be the as-is gross mass of the API after lyophilization (i.e., including such amounts of water, impurities, salt, heavy, metals, etc. within the limits set forth in the API specifications) and before release, retention, stability or characterization samples are removed (if needed).

“Applicable Law” or “Law” means all applicable laws, statutes, rules, regulations and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, agency or other body, domestic or foreign, including any applicable rules, regulations, guidelines, or other requirements of the Regulatory Authorities that may be in effect from time to time.

“Approval” means (i) with respect to a Product in the EU, approval from the applicable Regulatory Authority in at least one member state in the EU sufficient for the manufacture, distribution, use, marketing and sale of such Product and either (x) pricing approval in such jurisdiction in accordance with Applicable Laws has been obtained, or (y) the first commercial sale of a Product in the EU has occurred; and (ii) with respect to a Product in any regulatory jurisdiction other than the EU, approval sufficient for the manufacture, distribution, use, marketing and sale of such Product in such jurisdiction in accordance with Applicable Laws.

“Approval by AstraZeneca’s Internal Decision Body to Initiate a Phase 3 Study” means, with respect to a Product, that the internal governing body within AstraZeneca responsible for authorizing the commencement of a Phase 3 Study, has granted such authorization to commence such a Phase 3 Study.

“ASO” means a single-stranded or double-stranded oligonucleotide compound, or analog, variant, mimic, or mimetic thereof, having a sequence that is between six and one hundred nucleotides long and is designed to hybridize to a nucleic acid transcript via the binding, partially or wholly, of such compound to the nucleic acid transcript.

“AstraZeneca” has the meaning set forth in the Preamble of this Agreement.

“AstraZeneca-Acquirer” has the meaning set forth in Section 12.4.

“AstraZeneca Background Intellectual Property” means any Know-How and Patent Rights that: (i) were Controlled by AstraZeneca prior to the Effective Date; and/or (ii) are Controlled by AstraZeneca on or after the Effective Date that were not created or acquired in connection with performance of any Collaboration Plan and/or in connection with the Exploitation of a Product, which Patents and Know-How are necessary to Develop, Manufacture or Commercialize a Product in the Field.

“AstraZeneca Collaboration Intellectual Property” means any Know-How and Patent Rights that were discovered, developed, invented or created in connection with the performance of any Collaboration Plan by or on behalf of AstraZeneca, including AstraZeneca’s interest in any Jointly-Owned Collaboration Technology.

Confidential
“AstraZeneca Conducted Activities” means, under a Collaboration Plan, any and all Research, pre-clinical and/or clinical activities that are not Isis Conducted Activities.

“AstraZeneca Field” means [***].

“AstraZeneca Full Royalty” has the meaning set forth in Section 6.7.1.

“AstraZeneca Indemnitees” has the meaning set forth in Section 9.2.

“AstraZeneca Know-How” means any Know-How owned, used, developed by, or licensed to AstraZeneca or its Affiliates (other than from Isis pursuant to this Agreement), in connection with AstraZeneca’s performance of its obligations under this Agreement, in each case to the extent Controlled by AstraZeneca or its Affiliates at any time during the Agreement Term that is necessary to Develop, Manufacture or Commercialize a Product in the Field and such Know-How does not constitute AstraZeneca Background Intellectual Property.

“AstraZeneca Patents” means any Patent Rights owned, used, developed by, or licensed to AstraZeneca or its Affiliates (other than from Isis pursuant to this Agreement) that are invented by AstraZeneca or its Affiliates or licensors in connection with AstraZeneca’s performance of its obligations under this Agreement, in each case to the extent Controlled by AstraZeneca or its Affiliates at any time during the Agreement Term that is necessary to Develop, Manufacture or Commercialize a Product in the Field and such patents do not constitute AstraZeneca Background Intellectual Property.

“AstraZeneca Product-Specific Patents” means all Product-Specific Patents owned, used, created, developed by, or licensed to AstraZeneca or its Affiliates (other than from Isis pursuant to this Agreement) (i) as of the Effective Date, or (ii) arising at any time during the Agreement Term, in each case to the extent (x) Controlled by AstraZeneca or its Affiliates in connection with performance of obligations under this Agreement, and (y) such Product-Specific Patents do not constitute AstraZeneca Background Intellectual Property.

“AstraZeneca-Prosecuted Patents” has the meaning set forth in Section 7.2.4(b).

“AstraZeneca Supported Pass-Through Costs” means [***].

“AstraZeneca Technology” means AstraZeneca’s interest in AstraZeneca Collaboration Intellectual Property, AstraZeneca Product-Specific Patents, AstraZeneca Know-How, AstraZeneca Patents, including AstraZeneca Background Intellectual Property, and any trademarks described in Section 4.1.6, owned, used, developed by, or licensed to AstraZeneca or its Affiliates (other than from Isis pursuant to this Agreement) that are necessary or used by AstraZeneca to Develop, Manufacture or Commercialize a Product.

“Audit” has the meaning set forth in Section 9.7.6.

“Audit Report” has the meaning set forth in Section 6.11.

“Bankruptcy Code” has the meaning set forth in Section 10.2.6(b).

“BDRP” means a drug registration petition filed with the Brazilian National Health Surveillance Agency (ANVISA) after completion of any necessary Clinical Studies to obtain Approval to market a Product in Brazil.

“Breaching Party” means the Party that is believed by the Non-Breaching Party to be in material breach of this Agreement.

Confidential
“Business Day” means any day other than a Saturday or Sunday on which banking institutions in New York, US and London, England are open for business.

“Calendar Quarter” means a period of three consecutive calendar months ending on the last day of March, June, September, or December, respectively, and will also include the period beginning on the Effective Date and ending on the last day of the Calendar Quarter in which the Effective Date falls.

“Calendar Year” means a year beginning on January 1 (or, with respect to 2015, the Effective Date) and ending on December 31.

“Candidate Drug” means a Compound nominated for further development by AstraZeneca in accordance with AstraZeneca’s internal processes.

“Candidate Failure Date” has the meaning set forth in Section 1.14.3.

“Cardiovascular Disease” means [***].

“Carryover Option” has the meaning set forth in Section 1.14.3(e)(ii).

“Carryover Period” has the meaning set forth in Section 1.14.3(d).

“CDA” has the meaning set forth in Section 11.2.

“cGMP” means current Good Manufacturing Practices as specified in the United States Code of Federal Regulations, ICH Guideline Q7A, or equivalent laws, rules, or regulations of an applicable Regulatory Authority at the time of manufacture.

“Change of Control Event” means any (a) direct or indirect acquisition of all or substantially all of the assets of a Party, (b) direct or indirect acquisition by a Person, or group of Persons acting in concert, of [***]% or more of the voting equity interests of a Party, (c) tender offer or exchange offer that results in any Person, or group of Persons acting in concert, beneficially owning [***]% or more of the voting equity interests of a Party, or (d) merger, consolidation, other business combination or similar transaction involving a Party, pursuant to which any Person owns all or substantially all of the consolidated assets, net revenues or net income of a Party, taken as a whole, or which results in the holders of the voting equity interests of a Party immediately prior to such merger, consolidation, business combination or similar transaction ceasing to hold [***]% or more of the combined voting power of the surviving, purchasing or continuing entity immediately after such merger, consolidation, other business combination or similar transaction, in all cases where such transaction is to be entered into with any Person other than the other Party to this Agreement or its Affiliates.

“Claims” has the meaning set forth in Section 9.1.

“Clinical Study” or “Clinical Studies” means a Phase 1 Study, Phase 2 Study, Phase 2b Study, Phase 3 Study, or such other study in humans that is conducted in accordance with good clinical practices and is designed to generate data in support or maintenance of an NDA, MAA, JNDA or other similar marketing application.

“CNDA” means the Chinese equivalent of an NDA filed with the China Food and Drug Administration or provincial-level food and drug regulatory authority, as law and regulation may require, or any successor agency thereto.

Confidential
“CMO” means a Third Party primarily engaged in providing contract manufacturing or services and is not primarily engaged in drug discovery, development or commercialization of ASOs as pharmaceutical products.

“Collaboration Plan” means (i) the Core Research Plan, (ii) the Disease Research Plan, or (iii) any Drug Discovery Plan including the [***] Drug Discovery Plan.

“Collaboration Program” means a discovery research program focused on discovering and optimizing at least one ASO designed to bind to the Collaboration Target that is suitable for selection as Development Candidate in accordance with the applicable Drug Discovery Plan.

“Collaboration Program Exercise Date” has the meaning set forth in Section 1.16.3.

“Collaboration Program License Right” has the meaning set forth in Section 1.16.

“Collaboration Program License Right Deadline” has the meaning set forth in Section 1.16.

“Collaboration Program Term” has the meaning set forth in Section 1.13.3.

“Collaboration Target” means (i) [***], or (ii) any High Interest Targets that are designated under Section 1.10 to be the subject of a Collaboration Program (and thereafter if AstraZeneca exercises its Collaboration Program License Right with respect to such High Interest Target).

“Commercialize,” “Commercialization” or “Commercializing” means any and all activities directed to marketing, promoting, detailing, distributing, importing, having imported, exporting, having exported, holding, transporting, selling or offering to sell a Product following receipt of Approval for the Product in the applicable country, including conducting pre-and post-Approval activities, including studies reasonably required to increase the market potential of the Product and studies to provide improved formulation and Product delivery, and launching and promoting the Product in each country.
“Commercializing Party” means (a) AstraZeneca, with respect to a Product that is being Developed and Commercialized by or on behalf of AstraZeneca, its Affiliates or Sublicensees hereunder, and (b) Isis, with respect to a Discontinued Product that is being Developed and Commercialized by or on behalf of Isis, its Affiliates or Sublicensees hereunder.

“Commercially Reasonable Efforts” with respect to:

(a) AstraZeneca means that level of efforts and resources, at the relevant point in time, commonly used in the pharmaceutical industry for a product of similar commercial potential and in a similar commercial space at a similar stage in its lifecycle, taking into consideration relative safety and efficacy, product profile, the competitiveness of the marketplace, market potential, the relative profitability of the product (including pricing and reimbursement status) and other relevant factors, including technical, legal, scientific and/or medical factors.

(b) Isis means the level of efforts and resources, at the relevant time, that, consistent with Isis’ normal practices, Isis would dedicate to an activity when it is seeking to achieve the particular result in a similar timeframe for its own benefit. Without limiting any of the foregoing, Commercially Reasonable Efforts as it applies to Isis’ Research or Development of a Product hereunder includes use of Commercially Reasonable Efforts to perform the Isis Conducted Activities under each Collaboration Plan in accordance with the timelines set forth therein.

Confidential
“Competitive Infringement” has the meaning set forth in Section 7.5.1.

“Competitive ASO” has the meaning set forth in Section 3.3.

“Complete,” “Completed,” or “Completion” means[***].

“Compound” means any ASO that is designed to bind to a Collaboration Target, where such ASO is discovered by Isis prior to the date on which such Target becomes a High Interest Target (or, with respect to [***], the Effective Date), or in the performance of a Collaboration Plan; and in each case any salt, hydrate, solvate or pro-drug thereof.  For clarity, ASOs will be different Compounds if they have different sequences of nucleotides, use different modified nucleotides (including a different backbone, sugar moiety or base modification), or if they employ different Conjugate Technology, such as GalNAc.

“Confidential Information” means any confidential or proprietary information or materials, patentable or otherwise, in any form (written, oral, photographic, electronic, magnetic, or otherwise) which is disclosed by the Disclosing Party or otherwise received or accessed by the Receiving Party in the course of performing its obligations or exercising its rights under this Agreement, including trade secrets, Know-How, inventions or discoveries, proprietary information, formulae, processes, techniques and information relating to the past, present and future marketing, financial, and research and development activities of any product or potential product or useful technology of the Disclosing Party or its Affiliates and the pricing thereof. “Confidential Information” does not include information that:

(a)	was in the lawful knowledge and possession of the Receiving Party or its Affiliates prior to the time it was disclosed to, or learned by, the Receiving Party or its Affiliates, or was otherwise developed independently by the Receiving Party or its Affiliates, as evidenced by written records kept in the ordinary course of business, or other documentary proof of actual use by the Receiving Party or its Affiliates;

(b)	was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party or its Affiliates;

(c)	became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party or its Affiliates in breach of this Agreement; or

(d)	was disclosed to the Receiving Party or its Affiliates, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party or its Affiliates not to disclose such information to others.

“Conjugate Technology” means chemistry designed to enhance targeting and/or uptake of antisense drugs to specific tissues and cells. Conjugate Technology includes N-acetylgalactosamine (GalNAc) ligand conjugates capable of binding to the asialoglycoprotein receptor (ASGP-R) and enhancing the targeting and/or uptake of antisense drugs to the liver.

Confidential
“Control” or “Controlled” means possession of the ability to grant a license or sublicense hereunder without violating the terms of any agreement with any Third Party; provided, however, that if a Party has a right to grant a license or sublicense, with respect to an item of intellectual property to the other Party only upon payment of compensation (including milestones or royalties) to a Third Party (“Third Party Compensation”) (other than in the case of a license to AstraZeneca, Isis Supported Pass-Through Costs or AstraZeneca Supported Pass-Through Costs), then the first Party will be deemed to have “Control” of the relevant item of intellectual property only if the other Party agrees to bear the cost of such Third Party Compensation. Notwithstanding anything to the contrary under this Agreement, with respect to any Third Party that becomes an Affiliate of a Party after the Effective Date (including a Third Party acquirer), no intellectual property of such Third Party will be included in the licenses granted hereunder by virtue of such Third Party becoming an Affiliate of such Party.

“Core Research Plan” has the meaning set forth in Section 1.2.

“Core Research Program” has the meaning set forth in Section 1.2.

“Core Research Term” has the meaning set forth in Section 1.3.1.

“Cover,” “Covered” or “Covering” means, with respect to a patent, that, but for rights granted to a Person under such patent, the act of making, using or selling by such Person would infringe a Valid Claim included in such patent, or in the case of a patent that is a patent application, would infringe a Valid Claim in such patent application if it were to issue as a patent.

“Develop,” “Developing” or “Development” means with respect to a Product, any and all discovery, characterization, or preclinical (including IND-Enabling Toxicology Studies), clinical, or regulatory activity with respect to the Product to seek Approval (including the submission of all necessary filings with applicable Regulatory Authorities to support such preclinical and clinical activities and Approval), including human clinical trials conducted after Approval of a Product to seek Approval for additional indications for such Product, including importing, having imported, exporting, having exported, holding and transporting in connection with any activities prior to Approval.

“Development Candidate” means, with respect to a Collaboration Program, a Compound that meets the Development Candidate Success Criteria or is otherwise designated by AstraZeneca under Section 1.14.1 (or, with respect to [***], designated by the Expert in accordance with Section 12.1.3).

“Development Candidate Success Criteria” means the success criteria for a development candidate for such program as set out in the applicable Drug Discovery Plan.  Unless otherwise agreed by the JSC such success criteria will include the items set out in the checklist Isis uses as of the Effective Date when reviewing potential development candidates for approval as attached hereto as Appendix 2.

“Disclosing Party” has the meaning set forth in Section 11.1.

“Discontinued Product” has the meaning set forth in Section 10.3.1.

“Disease Research Plan” has the meaning set forth in Section 1.2.

“Disease Research Program” has the meaning set forth in Section 1.2.

“Disease Research Term” has the meaning set forth in Section 1.3.2.

Confidential
[***]

“DOJ” means the Antitrust Division of the United States Department of Justice.

“Drug Discovery Plan” means any drug discovery plan for a Collaboration Program focused on a particular Collaboration Target as amended from time to time in accordance with this Agreement.

“Effective Date” means the date that all necessary authorizations, consents, orders or approval of, or declarations or filings with, or expirations of waiting periods under the HSR Act, as applicable to the consummation of the transactions contemplated by this Agreement, have been received, authorized, permitted or expired.

“Eligible Target” has the meaning set forth in Section 1.5.

“EMA” means the European Medicines Agency and any successor entity thereto.

“European Union” or “EU” means each and every country or territory that is officially part of the European Union from time to time.

“Evaluation Period” has the meaning set forth in Section 1.16.1.

“Exclusion Criteria” has the meaning set forth in Section 1.6.

“Exclusive Target” means (i) any Reserved Target, (ii) High Interest Target, or (iii) any Collaboration Target. The term “Exclusive Targets” means collectively the Reserved Targets, the High Interest Targets and the Collaboration Targets.

“Execution Date” has the meaning set forth in the Preamble of this Agreement.

“Exploit” means to Research, Develop, Manufacture and Commercialize and “Exploiting” and “Exploitation” have corresponding meanings. For purposes of this Agreement, references to the term “Exploit” in the context of non-Compounds and non-Products will be read to include the list of activities in the definition of “Exploit” (and the relevant supporting defined terms) mutatis mutandis.

“Failed Candidate” has the meaning set forth in Section 1.14.3(a).

“FDA” means the United States Food and Drug Administration and any successor entity thereto.

“Field” means (i) with respect to the practice of the Isis Core Technology Patents and the Isis Manufacturing and Analytical Patents, the prophylactic or therapeutic use or form of administration in humans or animals of Product for any indication, (ii) with respect to the practice of the Isis Product-Specific Patents, the prophylactic, therapeutic or diagnostic use or form of administration in humans or animals of a Product for any indication; and (iii) in all other cases, the prophylactic, therapeutic or diagnostic use or form of administration in humans or animals of a product for any indication.

“First Commercial Sale” means the first sale of a Product by AstraZeneca, its Affiliate or its Sublicensee to a Third Party in a particular country after Approval of such Product has been obtained in such country.

“FTC” means the Antitrust Division of the United States Department of Justice.

Confidential
“FTE” means the efforts of one or more employees of Isis equivalent to the efforts of one full-time Isis employee for one year, or in the case of less than a full-time dedicated person, a full-time equivalent person-year based upon a total of one thousand seven hundred and ten (1710) hours per year of work on the development program.
“FTE Rate” means [***].

“Fully Absorbed Cost of Goods” means the costs incurred by Isis as determined using the methodology set forth in Schedule 5.5.1 fairly applied and as employed on a consistent basis throughout Isis’ operations.

“Government Official” means any Person employed by or acting on behalf of a government, government-controlled entity or public international organization; any political party, party official or candidate; any Person who holds or performs the duties of an appointment, office or position created by custom or convention; and any Person who hold himself out to be the authorized intermediary of any of the foregoing.

“High Interest Target” has the meaning set forth in Section 1.7.1(a).

“High Interest Target List” has the meaning set forth in Section 1.7.1(a).

“HSR Act” means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time.

“ICC” has the meaning set forth in Section 12.1.3(b).

“IND” means an Investigational New Drug Application (as defined in the Food, Drug and Cosmetic Act, as amended) filed with the FDA or its foreign counterparts.

“IND-Enabling Toxicology Studies” means the pharmacokinetic and toxicology studies required to meet the requirements for filing an IND, including API manufacturing to support such activities.

“Indemnification Claim Notice” has the meaning set forth in Section 9.3.

“Indemnified Party” has the meaning set forth in Section 9.3.

“Indication” means [***].

“Indirect Taxes” means value added taxes, sales taxes, consumption taxes and other similar taxes required by law to be disclosed on the invoice.

“Initiation” or “Initiate” means, with respect to any Clinical Study, dosing of the first human subject in such Clinical Study.

“Integrated Product Plan” or “IPP” has the meaning set forth in Section 5.1.2.

“IP Managers” has the meaning set forth in Section 7.1.5(a).

“Isis” has the meaning set forth in the Preamble of this Agreement.

“Isis Background Intellectual Property” means any Know-How and Patent Rights that: (i) were Controlled by Isis prior to the Effective Date; and/or (ii) are Controlled by Isis on or after the Effective Date that were not created or acquired in connection with performance of any Collaboration Plan and/or in connection with the Exploitation of a Product, in each case which Patents and Know-How are necessary to practice Isis Collaboration Intellectual Property.

Confidential
“Isis Collaboration Intellectual Property” means any Know-How and Patent Rights that were discovered, developed, invented or created in connection with the performance of any Collaboration Plan by or on behalf of Isis, including Isis’ interest in any Jointly-Owned Collaboration Technology.

“Isis Conducted Activities” means the Research and Development activities for which Isis is designated as responsible under any Collaboration Plan.

“Isis Core Technology Patents” means all Patent Rights owned, used, developed by, or licensed to Isis or its Affiliates (other than from AstraZeneca pursuant to this Agreement), in each case to the extent Controlled by Isis or its Affiliates on the Effective Date or at any time during the Agreement Term, claiming subject matter generally applicable to ASOs, other than Isis Product-Specific Patents or Isis Manufacturing and Analytical Patents. A list of Isis Core Technology Patents as of the Effective Date is set forth on Appendix 4 attached hereto.

“Isis Field” means [***].

“Isis In-License Agreements” means any agreement listed in Appendix 3 as may be updated in accordance with Section 6.8.5 or otherwise with AstraZeneca’s written consent.

“Isis Indemnitees” has the meaning set forth in Section 9.1.

“Isis Internal ASO Safety Database” has the meaning set forth in Section 5.4.

“Isis Know-How” means any Know-How, including Isis’ interest in any Jointly-Owned Collaboration Know-How, owned, used, developed by, or licensed to Isis or its Affiliates (other than from AstraZeneca pursuant to this Agreement), in each case to the extent Controlled by Isis or its Affiliates on the Effective Date or at any time during the Agreement Term that is necessary or useful to Develop, Manufacture or Commercialize a Product in the Field. Isis Know-How does not include the Isis Manufacturing and Analytical Know-How.

“Isis Manufacturing and Analytical Know-How” means Know-How, including Isis’ interest in any Jointly-Owned Collaboration Know-How, that relates to the synthesis or analysis of a Product regardless of sequence or chemical modification, owned, used, developed by, or licensed to Isis or its Affiliates (other than from AstraZeneca pursuant to this Agreement), in each case to the extent Controlled by Isis or its Affiliates on the Effective Date or at any time during the Agreement Term. Isis Manufacturing and Analytical Know-How does not include the Isis Know-How.

“Isis Manufacturing and Analytical Patents” means Patent Rights, including Isis’ interest in any Jointly-Owned Collaboration Patents, that claim methods and materials used in the synthesis or analysis of a Product regardless of sequence or chemical modification, owned, used, developed by, or licensed to Isis or its Affiliates (other than from AstraZeneca pursuant to this Agreement), in each case to the extent Controlled by Isis or its Affiliates on the Effective Date or at any time during the Agreement Term. A list of Isis Manufacturing and Analytical Patents as of the Effective Date is set forth on Appendix 5 attached hereto. Isis Manufacturing and Analytical Patents do not include the Isis Product-Specific Patents or the Isis Core Technology Patents.

“Isis Product-Specific Patents” means all Product-Specific Patents, in each case to the extent Controlled by Isis or its Affiliates on the Effective Date or at any time during the Agreement Term. A list of Isis Product-Specific Patents as of the Effective Date is set forth on Appendix 6 attached hereto.

Confidential
“Isis Supported Pass-Through Costs” means [***].

“Japan NDA” or “JNDA” means the Japanese equivalent of an NDA filed with the Koseisho (i.e., the Japanese Ministry of Health and Welfare, or any successor agency thereto).

“Jointly-Owned Collaboration Know-How” means Know-How discovered, developed, invented or created jointly in the performance of a Collaboration Plan by or on behalf of both Parties or their respective Affiliates or Third Parties acting on their behalf that is necessary or useful to Develop, Manufacture or Commercialize a Product in the Field.

“Jointly-Owned Collaboration Patents” means any Patent Rights that claim or cover Jointly-Owned Collaboration Know-How.

“Jointly-Owned Collaboration Technology” means Jointly-Owned Collaboration Know-How and Jointly-Owned Collaboration Patents.

“Kidney Disease” means [***].

“Know-How” means inventions, technical information, know-how and materials, including technology, data, compositions, formulas, biological materials, assays, reagents, constructs, compounds, discoveries, procedures, processes, practices, protocols, methods, techniques, results of experimentation or testing, knowledge, trade secrets, skill and experience, in each case whether or not patentable or copyrightable, and in each case that are not Covered by an issued Patent Right.

“Knowledge” means the good faith, actual understanding of the facts and information by a Party’s or any of its Affiliate’s executive officers and their attorneys employed in their Legal Department and Patent Department as of the Effective Date or a Bring-Down Date (as applicable); provided that, with respect to information regarding the status of Patent Rights or other intellectual property rights, “Knowledge” means the good faith, actual understanding of the facts and information by a Party’s or any of its Affiliate’s executive officers and their attorneys employed in their Legal Department and Patent Department as of the Effective Date or a Bring-Down Date (as applicable) after performing a diligent investigation with respect to such facts and information as is customary in the conduct of its business with respect to such Patent Rights or other intellectual property rights (and not, for clarity, a diligent investigation solely in connection with this Agreement).

“Lead Candidate” means, in the case of a Collaboration Program, the Compound identified by Isis as being the lead candidate for such program.

“Lead Candidate Data Package” means, with respect to a Collaboration Program, [***].

“Lead Compounds” has the meaning set forth in Section 1.14.1.

“Licensed CMO” has the meaning set forth in Section 4.1.2(a)(ii).

“Licensed Know-How” means Isis Manufacturing and Analytical Know-How, and Isis Know-How. For clarity, at the Execution Date Licensed Know-How does not include any Know-How covering formulation technology or delivery devices unless such Know-How is included in the Jointly-Owned Collaboration Know-How.

Confidential
“Licensed Patents” means the Isis Product-Specific Patents, Isis Core Technology Patents, Isis Manufacturing and Analytical Patents and Isis’ interest in Jointly-Owned Collaboration Patents. For clarity, at the Execution Date Licensed Patents do not include any Patent Rights claiming formulation technology or delivery devices unless such Patent Rights are included in the Jointly-Owned Collaboration Patents.

“Licensed Program” means a Collaboration Program following exercise of the applicable Collaboration Program License Right for so long as the license under Section 4.1.1 for such program is effective.

“Licensed Technology” means any and all Licensed Patents, Licensed Know-How, and any trademarks described in Section 4.1.6, to the extent necessary or useful to Research, Develop, Manufacture or Commercialize a Product in the Field.

“Losses” has the meaning set forth in Section 9.1.

“MAA” means a marketing authorization application filed with the EMA after completion of Clinical Studies to obtain Approval for a Product under the centralized European filing procedure or, if the centralized EMA filing procedure is not used, filed using the applicable procedures with the applicable Regulatory Authority in any European Union country.

“MAA Approval” means the grant of a marketing authorization by the European Commission for a Product in the European Union.

“Major Market” means any of the following countries: [***].

“Manufacture” or “Manufactured” or “Manufacturing” means any activity involved in or relating to the manufacturing, quality control testing (including in-process, release and stability testing), releasing or packaging, importing and keeping, for pre-clinical and clinical purposes, of API or a Product in finished form.

“Material Anti-Corruption Law Violation” means a violation of an Anti-Corruption Law relating to the subject matter of this Agreement which would if it were publicly known, in the reasonable view of AstraZeneca, have a material adverse effect on Isis or on the reputation of AstraZeneca because of its relationship with Isis.

“Metabolic Disorder” means [***].

“Minimum Third Party Payments” means [***].

“MSA” has the meaning set forth in Section 5.5.2.

“NDA” means a New Drug Application filed with the FDA after completion of Clinical Studies to obtain Approval for a Product in the United States.

“Net Sales” means the gross invoiced amount on sales of Products by or on behalf of AstraZeneca, its Affiliates, and its Sublicensees to Third Parties (which Third Parties will include Distributors) after deduction of the following amounts, to the extent taken:

(a)	normal and customary trade, quantity or prompt settlement discounts (including initial launch stocking discounts, chargebacks and allowances) actually allowed;

(b)	amounts repaid or credited by reason of rejection, returns or recalls of goods, rebates or bona fide price reductions determined by AstraZeneca, its Affiliates or its Sublicensees in good faith;

Confidential
(c)	rebates and similar payments made with respect to sales paid for by any governmental or Regulatory Authority such as, by way of illustration and not in limitation of the Parties' rights hereunder, Federal or state Medicaid, Medicare or similar state program in the United States or equivalent governmental program in any other country;

(d)	any invoiced amounts which are not collected by AstraZeneca, its Affiliates or its Sublicensees, including bad debts;

(e)	excise taxes, value added taxes, sales taxes, consumption taxes and other similar taxes (excluding any income, franchise or withholding taxes), customs duties, customs levies and import fees imposed on the sale, importation, use or distribution of the Products, including fees paid pursuant to Section 9008 of the Patient Protection and Affordable Care Act that AstraZeneca, its Affiliates or its or their Sublicensees, as applicable, allocable to sales of such Products in accordance with AstraZeneca’s, its Affiliates’ or its or their Sublicensees’ standard policies and procedures consistently applied across its products, as applicable;

(f)	the portion of administrative fees paid during the relevant time period to group purchasing organizations or pharmaceutical benefit managers relating to such Products;

(g)	service fees payable under any wholesaler agreement, distribution services agreement, inventory management agreement or other similar agreement;

(h)	any other similar and customary deductions (including co-pay cards) that are consistent with the United States generally accepted accounting principles or, in the case of non-United States sales, other applicable accounting standards;

(i)	an allowance for transportation costs, distribution expenses, special packaging and related insurance charges equal to [***] ([***]) of the amount arrived at after application of the deductions under clauses (a) to (h) above; and

(j)	the actual cost paid by AstraZeneca, its Affiliates or Sublicensees for each unit of a Device.

Net Sales (including any deductions) will be calculated using AstraZeneca’s internal audited systems used to report such sales as adjusted for any of the items above not taken into account in such systems, and in each case which are in accordance with generally accepted accounting principles, fairly applied and as employed on a consistent basis throughout AstraZeneca’s operations. Deductions pursuant to subsection (d) above will be taken in the Calendar Quarter in which such sales are no longer recorded as a receivable. As used above, the term “Device” means any device approved by a Regulatory Authority for use with a Product that is necessary to administer the Product to a patient (i.e. without such device the Product cannot be delivered in accordance with the Approval).

Confidential
If a Product is sold as part of a Combination Product (as defined below), the Net Sales from such Product, for the purposes of determining royalty payments, will be determined by multiplying the Net Sales (as determined without reference to this paragraph) of the Combination Product by the fraction A/(A+B), where A is the standard sales price of the ready-for-sale form of the Product, containing the same amount of Compound as the sole active ingredient as the Combination Product in question, in the given country when sold separately in finished form; and B is the standard sales price of the ready-for-sale form of the product containing the same amount of the other therapeutically active ingredient(s) that is contained in the Combination Product in question, in the given country, each during the applicable royalty period or, if sales of all compounds did not occur in such period, then in the most recent royalty reporting period. In the event, however, that if, in a specific country either or both of the Compound and the other therapeutically active ingredient in such Combination Product are not sold separately in such country, a market price for such Product and such other active ingredient will be negotiated by the Parties in good faith for the purposes of performing the calculation above to determine royalty payments on the Net Sales from such Combination Product. As used above, the term “Combination Product” means a Product that includes at least one additional therapeutically active ingredient (whether coformulated or copackaged) and is not a Compound.

“New Third Party Compound Technology” has the meaning set forth in Section 1.13.2.

[***]

“Non-Breaching Party” means the Party that believes the Breaching Party is in material breach of this Agreement.

“Non-Transferring Party” has the meaning set forth in Section 12.3.

“Other Leads” has the meaning set forth in Section 1.14.1.

“Party” or “Parties” means AstraZeneca and Isis individually or collectively.

“Party Representatives” has the meaning set forth in Section 9.7.1.

“Patent Costs” means the reasonable fees and expenses paid to outside legal counsel, and filing, maintenance and other reasonable out-of-pocket expenses paid to Third Parties, incurred in connection with the Prosecution and Maintenance of Patent Rights.

“Patent Rights” means (a) patents, patent applications and similar government-issued rights protecting inventions in any country or jurisdiction however denominated, (b) all priority applications, divisionals, continuations, substitutions, continuations-in-part of and similar applications claiming priority to any of the foregoing, and (c) all patents and similar government-issued rights protecting inventions issuing on any of the foregoing applications, together with all registrations, reissues, renewals, re-examinations, confirmations, supplementary protection certificates, and extensions of any of (a), (b) or (c).

“[***]” means the gene, [***].

“[***] Carryover Option” means a Carryover Option exercised with respect to [***].

“[***] CD Milestone” has the meaning set forth in Section 6.3.

“[***] Compound” means any ASO that is designed to bind to [***], where such ASO is (i) discovered by Isis prior to the Effective Date, or (ii) discovered by Isis in the performance of the [***] Program.   For clarity, ASOs will be different Compounds if they have different sequences of nucleotides, use different modified nucleotides (including a different backbone, sugar moiety or base), or if they employ different Conjugate Technology, such as GalNAc.

“[***] Drug Discovery Plan” means the drug discovery plan for the [***] Program (a draft of which is attached hereto as Schedule 1.13.1(a)) to be adopted by the JSC and thereafter as updated by the JSC from time to time in accordance with this Agreement.

Confidential
“[***] Program” means the Research and/or Development program for [***] Products under this Agreement.

“[***] Product” means each [***] Compound and any product containing such [***] Compound as an active pharmaceutical ingredient (including any salt, hydrate, solvate or pro-drug thereof).

“[***] Program” means the drug discovery program for [***] Products under this Agreement.

“[***] Success Criteria” means the Development Candidate Success Criteria for the [***] Program as set out in the [***] Drug Discovery Plan.

“Permitted Licenses” means (1) licenses granted by Isis before or after the Effective Date to any Third Party under the Isis Core Technology Patents, the Isis Manufacturing and Analytical Patents, or the Isis Manufacturing and Analytical Know-How (but not under the Isis Product-Specific Patents) to (a) use oligonucleotides (or supply oligonucleotides to end users) solely to conduct pre-clinical research, or (b) enable such Third Party to manufacture or formulate oligonucleotides as a contract manufacturer, where (i) such Third Party is primarily engaged in providing contract manufacturing or services and is not primarily engaged in drug discovery, development or commercialization of therapeutics; and (ii) Isis does not assist such Third Party to identify, discover or make a Product; and (2) material transfer agreements with academic collaborators or non-profit institutions in connection with the Isis Conducted Activities approved by AstraZeneca, such approval not to be unreasonably withheld or delayed.

“Person” means any corporation, limited or general partnership, limited liability company, joint venture, trust, unincorporated association, governmental body, authority, bureau or agency, any other entity or body, or an individual.

“Phase 1 Study” means the first clinical study conducted in humans.  “Phase 1 Study” includes any clinical study designated under an IPP as a “Phase 1 Study”, “Phase 1(a) Study”, “Phase 1 Trial”, or “Phase 1a Trial”.

“Phase 2 Study” means the first clinical study where the protocol anticipates that a patient participating in the study will be administered Product for more than eight weeks.  For clarity, the continuation of treatment of patients for more than eight weeks in an open label arm of a Phase 1(b) Study will not result in that study being deemed to be a Phase 2 Study.  “Phase 2 Study” includes any clinical study designated under an IPP as a “Phase 2 Study,” “Phase 2a Study,” Phase 2b Study,” “Phase 2 Trial,” Phase 2a Trial” or “Phase 2b Trial”.

“Phase 2b Study” means a further Phase 2 Study for a Product for the same Indication that is intended to identify the definite dose range for efficacy at the primary endpoint for that Indication.

“Phase 3 Study” means a clinical study in humans performed to gain evidence of statistical significance of the efficacy of a Product in a target patient population, and to obtain expanded evidence of safety for such Product that is needed to evaluate the overall benefit-risk relationship of such Product and provide an adequate basis for obtaining Regulatory Approval, including physician labeling, as described in 21 C.F.R. 312.21(c), or its equivalent outside the United States. “Phase 3 Study” includes any clinical study designated under an IPP as a “Phase 3 Study,” “Phase 3 Trial,” “Pivotal Study” or “Registration Study.”

“Pre-Clinical Studies” means in vitro and in vivo studies of one or more Compounds, not in humans, including those studies conducted in whole animals and other test systems, designed to determine the toxicity, bioavailability, and pharmacokinetics of the Product and whether the Product has a desired effect.

Confidential
“Primary Diseases” has the meaning set forth in the Recitals. “Primary Diseases” does not include any neurology diseases or ocular diseases associated with a Primary Disease (e.g., diabetic retinopathy).

“Prior Agreements” means the agreements listed on Appendix 7 attached hereto.

“Proceeding” means an action, suit or proceeding.

“Product” means (i) each Compound and any product containing such Compound as an active pharmaceutical ingredient (including any salt, hydrate, solvate or pro-drug thereof), or (ii) a [***] Product.

“Product-Specific Patents” means Patent Rights Controlled by a Party or any of its Affiliates on or after the Effective Date claiming: (i) the specific composition of matter of a Product, or (ii) methods of using such a Product as a prophylactic, therapeutic or diagnostic.

“Prosecution and Maintenance” or “Prosecute and Maintain” means, with regard to a Patent Right, the preparing, filing, prosecuting and maintenance of such Patent Right, as well as handling re-examinations, reissues, and requests for patent term extensions with respect to such Patent Right, together with the conduct of interferences, the defense of oppositions and other similar proceedings with respect to the particular Patent Right. For clarification, “Prosecution and Maintenance” or “Prosecute and Maintain” will not include any other enforcement actions taken with respect to a Patent Right.

“Receiving Party” has the meaning set forth in Section 11.1.

“Regulatory Authority” means any governmental authority, including the FDA, EMA or Koseisho (i.e., the Japanese Ministry of Health and Welfare, or any successor agency thereto), that has responsibility for regulating or otherwise exercising authority with respect to the Development, Manufacture, marketing, sale or other Commercialization of a Product in any country.

“Regulatory Documentation” means any regulatory submissions, notifications, registrations, approvals and/or other filings and correspondence made to or with a Regulatory Authority in any country or jurisdiction, and any other records required by Applicable Law to be maintained that may be necessary or useful to Develop, manufacture, market, sell or otherwise Commercialize a Product in the Field.

“Release Notice” means a written notice delivered by AstraZeneca to Isis within [***] after the Target Failure Date or Candidate Failure Date (as applicable), pursuant to which AstraZeneca releases Isis from any obligation to restore a former High Interest Target or a former Collaboration Target (together with ASOs designed to bind to such former High Interest Target or former Collaboration Target) to the Collaboration pursuant to Sections 1.10.3(c) or 1.14.3(e).

“Relevant Authority” means any court or government body, whether national, supra-national, federal, state, local, foreign or provincial, including any political subdivision thereof, including any department, commission, board, bureau, agency, or other regulatory or administrative governmental authority or instrumentality, and further including any quasi-governmental Person or entity exercising the functions of any of these.

Confidential
“Research” means conducting research activities with Compounds, including pre-clinical research and lead optimization, but specifically excluding Development and Commercialization. When used as a verb, “Researching” means to engage in Research.

“Research Collaboration” means the conduct of the Disease Research Program, the Core Research Program and the Collaboration Programs in accordance with this Agreement.

“Reserved Target” has the meaning set forth in Section 1.7.

“Reserved Target List” has the meaning set forth in Section 1.7.

“RMC” means Isis’ Research Management Committee, or any successor committee.

“Royalty Period” has the meaning set forth in Section 6.7.2(a).

“Senior Representatives” has meaning set forth in Section 12.1.1.

“Service Provider” means the Third Party(ies) conducting the original and revised studies under a Collaboration Plan.

“Specific Performance Milestone Events” has the meaning set forth in Section 5.1.1.

“Sublicensee” means a Third Party to whom a Party or its Affiliates or Sublicensees has granted a sublicense or license under any Licensed Technology (in the case of AstraZeneca) or AstraZeneca Technology (in the case of Isis), as the case may be, licensed to such Party in accordance with the terms of this Agreement.

“Target” means any (i) pre-mRNA or mRNA of a gene target, and/or (ii) non-coding RNA.

“Target Failure Date” has the meaning set forth in Section 1.10.3.

“Target Sanction” means [***].

“Target Sanction Data Package” means, with respect to a High Interest Target, [***].

“Terminated Program” has the meaning set forth in Section 10.3.1.

“Terminated Target” has the meaning set forth in Section 10.3.1.

“Third Party” means a Person or entity other than the Parties or their respective Affiliates.

“Third Party Claims” has the meaning set forth in Section 9.1.

“Third Party Obligations” means any financial and non-financial encumbrances, obligations, restrictions, or limitations imposed by an agreement between a Party and a Third Party that relate to a Product or an Exclusive Target, including field or territory restrictions, covenants, milestone payments, diligence obligations, sublicense revenue, royalties, or other payments.

“Transferring Party” has the meaning set forth in Section 12.3.

[***]

“United States” or “U.S.” means the fifty states of the United States of America and all of its territories and possessions and the District of Columbia.

Confidential
“Valid Claim” means a claim (i) of any issued, unexpired United States or foreign Patent Right, which will not, in the country of issuance, have been donated to the public, disclaimed, nor held invalid or unenforceable by a court of competent jurisdiction in an unappealed or unappealable decision, or (ii) of any United States or foreign patent application within a Patent Right, which will not, in the country in question, have been cancelled, withdrawn, abandoned nor been pending for more than seven years, not including in calculating such seven-year period of time in which such application is in interference or opposition or similar proceedings or time in which a decision of an examiner is being appealed. Notwithstanding the foregoing, on a country-by-country basis, a patent application pending for more than seven years will not be considered to have any Valid Claim for purposes of this Agreement unless and until a patent meeting the criteria set forth in clause (i) above with respect to such application issues.

“Work Plan Reports” has the meaning set forth in Section 2.7.

Confidential
Appendix 2
Isis’ Lead Candidate Checklist

[***]

Confidential
Appendix 3

Isis In-License Agreements

[***]

Confidential
Appendix 4

Isis Core Technology Patents

[***]

Confidential
Appendix 5

Isis Manufacturing and Analytical Patents

[***]

Confidential
Appendix 6

Isis Product-Specific Patents

(Relevant to [***])

[***]

Confidential
Appendix 7

Prior Agreements

[***]

Confidential
Schedule 1.2.1

Preliminary Core Research Plan

[***]

Confidential
Schedule 1.2.2

Outline for Preliminary Disease Research Plan

[***]

Confidential
Schedule 1.8

Criteria and Activities to Achieve Target Sanction

[***]

Confidential
Schedule 1.13.1(a)

Draft [***] Drug Discovery Plan

[***]

Confidential
Schedule 1.13.1(b)

Criteria and Activities for Development Candidate Designation

[***]

Confidential

Schedule 1.13.2

Isis’ Development Pipeline as of the Execution Date

Confidential
Schedule 2.1.1

JSC Governance

(a)	The JSC will determine the JSC operating procedures, including frequency of meetings (at least quarterly), location of meetings, and responsibilities for agendas and minutes. The JSC will codify these operating procedures in the written minutes of the first meeting.

(a)	The JSC may hold meetings in person or by audio or video conference as determined by the JSC; but at least two meetings per year will be in person (one held at Isis’ facilities, and the other held at AstraZeneca’s facilities outside of the U.S.). Alliance Managers will attend JSC meetings as participating non-members. In addition, upon prior approval of the other Party, each Party may invite its employees or consultants to attend JSC meetings, including any subject matter expert(s) with valuable knowledge of the relevant Exclusive Target.

(b)	The co-chairs will be responsible for ensuring that activities occur as set forth in this Agreement, including ensuring that JSC meetings occur, JSC recommendations are properly reflected in the minutes, and any dispute is given prompt attention and resolved in accordance with Section 1.13.1, Section 2.1.3, Section 7.1.5 and Section 12.1, as applicable.

(c)	The JSC members from the same Party will collectively have one vote. The JSC will strive to make recommendations with approval of both Isis members and AstraZeneca members, and record such recommendations in the minutes of the applicable JSC meeting.

(d)	The JSC may form subcommittees and working groups as it determines in order to carry out its activities under this Agreement, all of which will dissolve when the JSC dissolves.

Confidential
Schedule 2.2

Alliance Management Activities

Each Alliance Manager will be the primary point of contact for the Parties regarding their collaboration under this Agreement and will be responsible for:

(a)	promoting the overall health of the relationship between the Parties;

(b)	developing a mutually agreed alliance launch plan covering any activities and systems that the Parties need to implement within the first [***] after the Effective Date to support the Collaboration Plans;

(c)	organizing each JSC meeting, including agendas, drafting minutes, and publishing final minutes;

(d)	supporting the co-chairs of the JSC with organization of meetings, information exchange, meeting minutes, and facilitating dispute resolution as necessary;

(e)	preparing status and progress reports on the above as determined necessary by the JSC and ensuring that reports are produced and maintained and are of sufficient quality;

(f)	assisting the JSC with completing Work Plan Reports under Section 2.7 and ensuring that such reports are provided to AstraZeneca;

(g)	ensuring compliance in maintaining the Isis Internal ASO Safety Database as outlined in Section 5.4;

(h)	ensuring proper approval of publications prior to submission as required in Section 11.5.5; and

(i)	review material transfer agreements and keeping records of the creation and supply of materials.

Confidential
Schedule 2.7

Work Plan Report

[***]

Confidential
Schedule 2.8

AstraZeneca Bioethics Policy

The AstraZeneca Bioethics Policy is applicable to everyone involved in R&D activities including any third party who acts on our behalf.

The AstraZeneca Bioethics Policy defines the principles, behaviours and ethical standards governing our research and development worldwide. While many topics are covered by existing national laws and regulations, this policy sets out the commitment beyond ordinary legal compliance of AstraZeneca and third parties acting on AstraZeneca’s behalf.

Further information on Using Animals in Research Studies at AstraZeneca is available on our web site (http://www.astrazeneca.com/Responsibility/Research-ethics/Animal-research)

AstraZeneca considers the responsible use of animals to be ethically appropriate in biomedical research and product safety testing, where suitable alternatives are not available. The following principles apply to all animal studies conducted by AstraZeneca and third parties who conduct animal studies on our behalf and to the breeding and supplying of animals for use in such studies:

•	A humane approach must be adopted in the care and treatment of all animals, and the greatest consideration is given to their health and welfare, consistent with meeting the necessary scientific objectives. AstraZeneca is committed to the principles of the 3R: Replacement, Reduction and Refinement.

•	All animal studies must be carefully considered and justified to ensure that the study is scientifically necessary; there is no practicable alternative to the use of animals (Replacement); only the minimum number of an appropriate species of animal will be used to achieve the scientific objectives (Reduction); and that the study is designed and undertaken to minimise pain and distress to the animals involved (Refinement).

•	AstraZeneca is committed to sharing of knowledge of good practices and 3Rs achievements both throughout the AstraZeneca group of companies and the wider scientific community.

•	We must ensure that our own facilities and animal welfare programmes, as well as those of third parties who conduct animal studies on our behalf, comply with our policies. All animal studies must be undertaken in compliance with all relevant local and national laws and regulations, and with the principles of the “Guide for the Care and Use of Laboratory Animals” 8th Edition, Institute for Laboratory Animal Research. Wherever possible, our preference is to work with third parties accredited by the Association for the Assessment and Accreditation of Laboratory Animal Care International (AAALAC International).

•	AstraZeneca does not conduct or resource work using wild-caught non-human primates or great ape species. In the rare case where there is no credible alternative model to develop a treatment for serious disease, exceptions may be considered. The decision to progress requires rigorous secondary ethical and scientific review to challenge the need for the study, followed by AstraZeneca Board-level approval.

Confidential
Schedule 5.1.1

Specific Performance Milestone Events

[To be added after Collaboration Program License Right Exercise]

Confidential
Schedule 5.5.1

Isis’ Fully Absorbed Cost of Goods Methodology
Cost Estimate of API Cost per Kilogram
(OOO’s)

[***]

Confidential
Exhibit 1

AstraZeneca 5R Framework

[***]